                                                                  EXHIBIT 99.2

          AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 25, 2002, among MORTON CUSTOM PLASTICS, LLC, a Delaware limited liability company ("BORROWER"), MORTON HOLDINGS, LLC, a Delaware limited liability company ("HOLDINGS"), the other Credit Parties signatory hereto, GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity, "GE CAPITAL"), for itself, as Lender, and as Agent for Lenders, and the other Lenders signatory hereto from time to time.

                                    RECITALS

          WHEREAS, Borrower, Holdings, the other credit parties signatory thereto, the lender parties thereto (the "ORIGINAL LENDERS"), and GE Capital, as agent for the Original Lenders, are parties to a Credit Agreement, dated as of April 15, 1999, as amended by the First Amendment and Waiver to Credit Agreement, dated as of October 20, 1999, the Second Amendment to Credit Agreement, dated as of November 15, 1999, the Third Amendment to Credit Agreement, dated as of March 24, 2000, the Fourth Amendment to Credit Agreement, dated as of November 14, 2000, the Fifth Amendment and Waiver to Credit Agreement, dated as of March 30, 2001, the Sixth Amendment and Waiver to Credit Agreement dated as of August 14, 2001, the Seventh Amendment to Credit Agreement dated as of September 29, 2001 and the Eighth Amendment to Credit Agreement, dated as of December 28, 2001 (as so amended, the "ORIGINAL CREDIT AGREEMENT");

          WHEREAS, pursuant to the Original Credit Agreement, the Original Lenders agreed to make certain loans and other extensions of credit to Borrower of up to $50,000,000 upon the terms and conditions set forth therein;

          WHEREAS, each of the parties hereto wishes to and agrees to amend and restate the Original Credit Agreement on the terms and conditions set forth herein (including in order to reduce the Commitments to $32,000,000);

          WHEREAS, each of Holdings and the other Credit Parties are willing to continue to guaranty all of the obligations of Borrower to Lenders under the Loan Documents;

          WHEREAS, the Credit Parties are willing to continue to secure all of their obligations under the Loan Documents by granting to Agent, for the benefit of Agent and Lenders, a security interest in and lien upon all of their existing and after-acquired personal and real property;

          WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities under the Original Credit Agreement or evidence payment of all or any of such obligations and liabilities, that this Agreement amend and restate in its entirety the Original Credit Agreement and that from and after the date hereof, the Original Credit Agreement be of no further force and effect except as to evidence the incurrence of the Obligations thereunder, the representations and warranties made thereunder and the obligations, covenants and liabilities of the parties thereto prior to the Closing Date; and

          WHEREAS, capitalized terms used in this Agreement shall have the meanings ascribed to them in ANNEX A. All Annexes, Disclosure Schedules, Exhibits and other attachments (collectively, "APPENDICES") hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together, shall constitute but a single agreement. These Recitals shall be construed as part of the Agreement.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the parties hereto agree that as of the Closing Date, the Original Credit Agreement shall be and hereby is amended and restated in its entirety to read as follows:

1.   AMOUNT AND TERMS OF CREDIT

     1.1.      CREDIT FACILITIES

          (a)  REVOLVING CREDIT FACILITY.

                    (i) Subject to the terms and conditions hereof, each Revolving Lender agrees to make available from time to time to the Borrower until the Commitment Termination Date its Pro Rata Share of revolving credit advances (each, a "REVOLVING CREDIT ADVANCE"). The Pro Rata Share of the Revolving Loan of any Revolving Lender shall not at any time exceed its separate Revolving Loan Commitment. The obligations of each Revolving Lender hereunder shall be several and not joint. The aggregate amount of Revolving Credit Advances outstanding shall not exceed at any time the lesser of (A) the Maximum Amount and (B) the Revolving Borrowing Base, in each case less (x) the amount of the Letter of Credit Obligations outstanding at such time and (y) the amount of any Reserves which may have been established at such time by the Agent in its reasonable credit judgment ("BORROWING AVAILABILITY"). Until the Commitment Termination Date, Borrower may from time to time borrow, repay and reborrow under this SECTION 1.1(a). Each Revolving Credit Advance shall be made on notice by Borrower to the representative of Agent identified on DISCLOSURE SCHEDULE (1.1) at the address specified thereon. Those notices must be given no later than (1) 11:00 a.m. (New York time) on the Business Day of the proposed Revolving Credit Advance, in the case of an Index Rate Loan, or (2) 11:00 a.m. (New York time) on the date which is three (3) Business Days prior to the proposed Revolving Credit Advance, in the case of a LIBOR Loan. Each such notice (a "NOTICE OF REVOLVING CREDIT ADVANCE") must be given in writing (by telecopy or overnight courier) substantially in the form of EXHIBIT 1.1(a)(i), and shall include the information required in such Exhibit and such other information as may be required by Agent. In connection with Borrower's desire to have the Revolving Credit Advances bear interest by reference to a LIBOR Rate, Borrower must comply with SECTION 1.5(e).

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                    (ii) Borrower shall execute and deliver to each Revolving
Lender a note to evidence the Revolving Loan Commitment of that Revolving Lender. Each note shall be in the principal amount of the Revolving Loan Commitment of the applicable Revolving Lender, dated the Closing Date and substantially in the form of EXHIBIT 1.1(a)(ii) (each a "REVOLVING NOTE" and, collectively, the "REVOLVING NOTES"). Each Revolving Note shall represent the obligation of Borrower to pay the amount of each Revolving Lender's Revolving Loan Commitment or, if less, the applicable Revolving Lender's Pro Rata Share of the aggregate unpaid principal amount of all Revolving Credit Advances to Borrower together with interest thereon as prescribed in SECTION 1.5. The entire unpaid balance of the Revolving Loan and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date.

                    (iii) Notwithstanding anything to the contrary contained in this Agreement, until such time as designated by Agent to Borrower in writing (such decision to be made by Agent in its sole and absolute discretion) (A) during any calendar week, the amount of the Revolving Credit Advances shall not exceed the amount scheduled under the Cash Flow Budget to be paid during such week; and (B) any of the provisions hereof requiring the Borrower to comply with the Revolving Borrowing Base shall be inapplicable.

          (b)  TERM LOAN A.

                    (i) Subject to the terms and conditions hereof, each Term Loan A Lender agrees to make a term loan (the collectively, the "TERM LOAN A") on the Closing Date to Borrower in the amount of the applicable Term Loan A Lender's Term Loan A Commitment. The obligations of each Term Loan A Lender hereunder shall be several and not joint. Each such Term Loan A shall be evidenced by a promissory note substantially in the form of EXHIBIT 1.1(b) (each a "TERM LOAN A NOTE" and collectively the "TERM LOAN A NOTES"), and, except as provided in SECTION 1.12, Borrower shall execute and deliver the Term Loan A Notes to the applicable Term Loan A Lenders. Each Term Loan A Note shall represent the obligation of Borrower to pay the amount of the applicable Term Loan A Lender's Term Loan Commitment, together with interest thereon as prescribed in SECTION 1.5.

                    (ii) On each date set forth below, Borrower shall repay the principal amount of the Term Loan A in the installment set forth opposite such date:

              PAYMENT DATES                      INSTALLMENT AMOUNT
            September, 30, 2002                       $250,000
            December 31, 2002                         $250,000
            March 31, 2003                            $250,000
            June 30, 2003                             $250,000
            September 30, 2003                        $250,000
            December 31, 2003                         $250,000

              PAYMENT DATES                      INSTALLMENT AMOUNT
            March 31, 2004                         $     575,000
            June 30, 2004                          $     575,000
            September 30, 2004                     $     575,000
            December 31, 2004                      $     575,000
            March 31, 2005                         $     675,000
            June 30, 2005                          $     675,000
            September 30, 2005                     $     675,000
            December 31, 2005                      $     675,000
            March 31, 2006                         $1,166,666.67
            June 30, 2006                          $1,166,666.67

          The final installment due on the Scheduled Maturity Date shall be in the amount of $1,166,666.65 or, if different, the remaining principal balance of the Term Loan A.

                    (iii) Notwithstanding SECTION 1.1(b)(ii), the aggregate outstanding principal balance of the Term Loan A shall be due and payable in full in immediately available funds on the Commitment Termination Date, if not sooner paid in full. No payment with respect to the Term Loan A may be reborrowed.

                    (iv) Each payment of principal with respect to the Term Loan A shall be paid to Agent for the ratable benefit of each Term Lender making a Term Loan A, ratably in proportion to each such Term Loan A Lender's respective Term Loan A Commitment.

          (c)  TERM LOAN B.

                    (i) Subject to the terms and conditions hereof, each Term Loan B Lender agrees to make a term loan (collectively, the "TERM LOAN B") on the Closing Date to Borrower in the amount of the applicable Term Loan B Lender's Term Loan B Commitment. The obligations of each Term Loan B Lender hereunder shall be several and not joint. Each such Term Loan B shall be evidenced by a promissory note substantially in the form of EXHIBIT 1.1(c) (each a "TERM LOAN B NOTE" and collectively the "TERM LOAN B NOTES"), and, except as provided in SECTION 1.12, Borrower shall execute and deliver the Term Loan B Notes to the applicable Term Loan B Lenders. Each Term Loan B Note shall represent the obligation of Borrower to pay the amount of applicable Term Loan B Lender's Term Loan Commitment, together with interest thereon as prescribed in
SECTION 1.5.

                    (ii) On each date set forth below, Borrower shall repay the principal amount of the Term Loan B in the installment set forth opposite such date:

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
                    PAYMENT DATES                       INSTALLMENT AMOUNT
                  June 30, 2002                              $  100,000
                  September 30, 2002                         $  100,000
                  December 31, 2002                          $  100,000
                  March 31, 2003                             $  100,000
                  June 30, 2003                              $  100,000
                  September 30, 2003                         $  100,000
                  December 31, 2003                          $  100,000
                  March 31, 2004                             $  250,000
                  June 30, 2004                              $  250,000
                  September 30, 2004                         $  250,000
                  December 31, 2004                          $  250,000
                  March 31, 2005                             $  250,000
                  June 30, 2005                              $  250,000
                  September 30, 2005                         $  250,000
                  December 31, 2005                          $  250,000
                  March 31, 2006                             $1,400,000
                  June 30, 2006                              $1,400,000

The final installment due on the Scheduled Maturity Date shall be in the amount of $1,500,000 or, if different, the remaining principal balance of the Term Loan B.

                    (iii) Notwithstanding SECTION 1.1(c)(ii), the aggregate outstanding principal balance of the Term Loan B shall be due and payable in full in immediately available funds on the Commitment Termination Date, if not sooner paid in full. No payment with respect to the Term Loan B may be reborrowed.

                    (iv) Each payment of principal with respect to the Term Loan B shall be paid to Agent for the ratable benefit of each Term Loan B Lender making a Term Loan B, ratably in proportion to each such Term Loan B Lender's respective Term Loan B Commitment.

          (d)  TERM LOAN C.

                    (i) Subject to the terms and conditions hereof, each Term Loan C Lender agrees to make a term loan (collectively, the "TERM LOAN C") on the Closing Date to Borrower in the amount of the applicable Term Loan C Lender's Term Loan C Commitment. The obligations of each Term Loan C Lender hereunder shall be several and not joint. Each such Term Loan C shall be evidenced by a promissory note substantially in the form of EXHIBIT 1.1(d) (each a "TERM LOAN C NOTE" and collectively the "TERM LOAN C NOTES"), and, except as provided in SECTION 1.12, Borrower shall execute and deliver the Term Loan C Notes to the applicable Term Loan C Lenders. Each Term Loan C Note shall represent the obligation of Borrower to pay the amount of the applicable Term Loan C Lender's Term Loan Commitment, together with interest thereon as prescribed in SECTION 1.5.

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                    (ii) Borrower shall pay the entire principal amount of the
Term Loan C, together with interest thereon as prescribed in SECTION 1.5, in a single installment on the Scheduled Maturity Date.

                    (iii) Notwithstanding SECTION 1.1(d)(ii), the aggregate outstanding principal balance of the Term Loan C, together with interest thereon as prescribed in Section 1.5, shall be due and payable in full in immediately available funds on the Commitment Termination Date, if not sooner paid in full. No payment with respect to the Term Loan C may be reborrowed.

                    (iv) Each payment of principal with respect to the Term Loan C shall be paid to Agent for the ratable benefit of each Term Loan C Lender making a Term Loan C, ratably in proportion to each such Term Loan C Lender's respective Term Loan C Commitment.

               (e) RELIANCE ON NOTICES. Agent shall be entitled to rely upon, and shall be fully protected in relying upon, any Notice of Revolving Credit Advance, Notice of Conversion/Continuation or similar notice believed by Agent to be genuine. Agent may assume that each Person executing and delivering such a notice was duly authorized, unless the responsible individual acting thereon for Agent has actual knowledge to the contrary.

               (f) LOANS UNDER ORIGINAL CREDIT AGREEMENT. The Credit Parties acknowledge and agree that as of March 20, 2002 (i) the outstanding principal amount of Revolving Credit Advances under the Original Credit Agreement equals $13,070,677.45 and that such Revolving Credit Advances are continued as Loans hereunder as follows: $7,693,069.95 as Revolving Credit Advances, $377,607.50 as principal of Term Loan B and $5,000,000 as principal of Term Loan C; (ii) the outstanding principal amount of the Term Loan under the Original Credit Agreement equals $16,622,392.50 and that such Term Loan is continued as Term Loans hereunder as follows: $10,000,000 as principal of Term Loan A and $6,622,392.50 as principal of Term Loan B; and (iii) Letters of Credit are outstanding under the Original Credit Agreement having a stated amount of $980,000 and such Letters of Credit are continued as Letters of Credit hereunder.

     1.2. LETTERS OF CREDIT. Subject to and in accordance with the terms and conditions contained herein and in ANNEX B, Borrower, on behalf of the Borrower, shall have the right to request, and Revolving Lenders agree to incur, or purchase participations in, Letter of Credit Obligations in respect of Borrower.

     1.3.           PREPAYMENTS

               (a) VOLUNTARY PREPAYMENTS. Borrower may at any time on at least five (5) days' prior written notice by Borrower to Agent voluntarily prepay all (but not less than all) of the Term Loans. In addition, Borrower may at any time on at least ten (10) days' prior written notice by Borrower to Agent terminate the Revolving Loan

Commitment; provided that upon such termination, all Loans and other Obligations shall be immediately due and payable in full. Any such voluntary prepayment and any such termination of the Revolving Loan Commitment must be accompanied the payment of any LIBOR funding breakage costs in accordance with SECTION 1.13(b). Upon any such prepayment and termination of the Revolving Loan Commitment, Borrower's right to request Revolving Credit Advances, or request that Letter of Credit Obligations be incurred on its behalf shall simultaneously be terminated.

               (b)  MANDATORY PREPAYMENTS.

                    (i) If at any time the outstanding balance of the aggregate Revolving Loan exceeds the lesser of (A) the Maximum Amount and (B) the Revolving Borrowing Base, Borrower shall immediately repay the aggregate outstanding Revolving Credit Advances to the extent required to eliminate such excess. If any such excess remains after repayment in full of the aggregate outstanding Revolving Credit Advances, Borrower shall provide cash collateral for the Letter of Credit Obligations in the manner set forth in ANNEX B to the extent required to eliminate such excess.

                    (ii) Immediately upon receipt by any Credit Party of proceeds of any asset disposition (including condemnation proceeds, but excluding proceeds of asset dispositions permitted by SECTION 6.8 (a)) or any sale of Stock of any Subsidiary of any Credit Party, Borrower shall prepay the Loans in an amount equal to all such proceeds, net of (A) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by Borrower in connection therewith (in each case, paid to non-Affiliates), (B) transfer taxes, (C) amounts payable to holders of senior Liens (to the extent such Liens constitute Permitted Encumbrances hereunder), if any, and (D) an appropriate reserve for income taxes in accordance with GAAP in connection therewith. Any such prepayment shall be applied in accordance with CLAUSE (c) below.

                    (iii) If Holdings or Borrower issues any Stock (other than Stock issued upon the exercise of the Borrower Warrant) or incurs any Indebtedness (other than Indebtedness permitted by SECTION 6.3), no later than the Business Day following the date of receipt of the proceeds thereof, Borrower shall prepay the Loans in an aggregate amount equal to all such proceeds, net of underwriting discounts and commissions and other reasonable costs paid to non-Affiliates in connection therewith. Any such prepayment shall be applied in accordance with CLAUSE (c) below.

                    (iv) Borrower shall prepay the Obligations on the earlier of the date which is ten (10) days after (A) the date on which Holdings' annual audited Financial Statements for the immediately preceding Fiscal Year are delivered pursuant to ANNEX E and (B) the date on which such annual audited Financial Statements were required to be delivered pursuant to ANNEX E, in an amount equal to 100% of Excess Cash Flow for the immediately preceding Fiscal Year. Any prepayments from Excess Cash Flow paid pursuant to this CLAUSE (iv) shall be allocated to Borrower's Obligations based upon Borrower's relative contribution to Excess Cash Flow and shall be applied in accordance with CLAUSE (c) below. Each such prepayment shall be accompanied by a certificate signed by Borrower's chief financial officer certifying the manner in which Excess Cash Flow, the resulting prepayment, and the method of allocation to Borrower's Obligations were calculated, which certificate shall be in form and substance satisfactory to Agent.

               (c) APPLICATION OF CERTAIN MANDATORY PREPAYMENTS. Any prepayments made by Borrower pursuant to CLAUSES (b)(ii), (b)(iii) or (b)(iv) above or prescribed by SECTION 5.4(c) shall be applied as follows: FIRST, to Fees and reimbursable expenses of Agent then due and payable pursuant to any of the Loan Documents; SECOND to prepay the principal balance of the Term Loan C, together with interest thereon as prescribed in SECTION 1.5; THIRD, to interest then due and payable on the Term Loan B; FOURTH, to prepay the scheduled installments of the Term Loan B in inverse order of maturity until the Term Loan B shall have been prepaid in full; FIFTH, to interest then due and payable on the Term Loan A; SIXTH, to prepay the scheduled installments of the Term Loan A in inverse order of maturity until the Term Loan A shall have been prepaid in full; SEVENTH, to interest then due and payable on Revolving Credit Advances made to Borrower; EIGHTH, to the principal balance of Revolving Credit Advances outstanding to Borrower until the same shall have been paid in full; and last, to any Letter of Credit Obligations of Borrower to provide cash collateral therefor in the manner set forth in ANNEX B, until all such Letter of Credit Obligations have been fully cash collateralized in the manner set forth in ANNEX
B. The Revolving Loan Commitment shall not be permanently reduced by the amount of any such prepayments.

               (d) APPLICATION OF PREPAYMENTS FROM INSURANCE PROCEEDS. Prepayments from insurance proceeds in accordance with SECTION 5.4(c) shall be applied in accordance with SECTION 1.3(c) above.

               (e) NO IMPLIED CONSENT. Nothing in this SECTION 1.3 shall be construed to constitute Agent's or any Lender's consent to any transaction referred to in CLAUSES (b)(i) and (b)(ii) above which is not permitted by other provisions of this Agreement or the other Loan Documents.

     1.4. USE OF PROCEEDS. Subject to Section 1.1 (a)(iii), Borrower shall utilize the proceeds of the Revolving Loan for the financing of Borrower's ordinary working capital and general corporate and limited liability company needs (but excluding in any event the making of any Restricted Payment not specifically permitted by SECTION 6.14). DISCLOSURE SCHEDULE (1.4) contains a description of Borrower's sources and uses of funds as of the Closing Date, including Loans and Letter of Credit Obligations to be made or incurred on that date, and a funds flow memorandum detailing how funds from each source are to be transferred to particular uses.

     1.5. INTEREST AND APPLICABLE MARGINS. (a) Borrower shall pay interest to Agent, for the ratable benefit of Lenders in accordance with the various Loans being made by each Lender, in arrears on each applicable Interest Payment Date, at the following rates: (i) with respect to the Revolving Credit Advances, the Index Rate plus the Applicable Revolver Index Margin per annum or, at the election of Borrower, the applicable LIBOR Rate plus the Applicable Revolver LIBOR Margin per annum, based on the aggregate Revolving Credit Advances outstanding from time to time; (ii) with respect to Term Loan A, the Index Rate plus the Applicable Term Loan A Index Margin per annum or, at the election of Borrower, the applicable LIBOR Rate plus the Applicable Term Loan A LIBOR Margin per annum; (iii) with respect to Term Loan B, the Index Rate plus the Applicable Term Loan B Index Margin per annum or, at the election of Borrower, the applicable LIBOR Rate plus the Applicable Term Loan B LIBOR Margin per annum; and (iv) with respect to Term Loan C, thirteen percent (13%) per annum. Notwithstanding the provisions of SECTION 1.10, interest on the Term Loan C (including interest on the Term Loan C at the Default Rate) may, at Borrower's option, be paid in kind by capitalizing such interest and adding it to the aggregate principal amount of the Term Loan C Note, effective of as of the applicable Interest Payment Date.

               (b) If any payment on any Loan becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day (except as set forth in the definition of LIBOR Period) and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

               (c) All computations of Fees calculated on a per annum basis and interest shall be made by Agent on the basis of a three hundred and sixty (360) day year, in each case for the actual number of days occurring in the period for which such interest and Fees are payable. The Index Rate shall be determined each day based upon the Index Rate as in effect each day. Each determination by Agent of an interest rate and Fees hereunder shall be conclusive, absent manifest error.

               (d) So long as an Event of Default shall have occurred and be continuing under Section 8.1(a), (h) or (i) or so long as any other Default or Event of Default shall have occurred and be continuing and at the election of Agent (or upon the written request of Requisite Lenders) confirmed by written notice from Agent to Borrower, the interest rates applicable to the Loans and the Letter of Credit Fees shall be increased by two percent (2%) per annum above the rates of interest or the rate of such Fees otherwise applicable hereunder ("DEFAULT RATE"), and all outstanding Obligations shall bear interest at the Default Rate applicable to such Obligations. Interest and Letter of Credit Fees at the Default Rate shall accrue from the initial date of such Default or Event of Default until that Default or Event of Default is cured or waived and shall be payable upon demand.

               (e) So long as no Default or Event of Default shall have occurred and be continuing, and subject to the additional conditions precedent set forth in SECTION 2.2, Borrower shall have the option to (i) request that any Revolving Credit Advances be made as a LIBOR Loan, (ii) convert at any time all or any part of outstanding Loans from Index Rate Loans to LIBOR Loans, (iii) convert any LIBOR Loan to an Index Rate Loan, subject to payment of LIBOR breakage costs in accordance with SECTION 1.13(b) if such conversion is made prior to the expiration of the LIBOR Period applicable thereto, or (iv) continue all or any portion of any Loan as a LIBOR Loan upon the expiration of the applicable LIBOR Period and the succeeding LIBOR Period of that continued Loan shall commence on the last day of the LIBOR Period of the Loan to be continued. Any Loan to be made or continued as, or converted into, a LIBOR Loan must be in a minimum amount of $2,000,000 and integral multiples of $500,000 in excess of such amount. Any such election must be made by 11:00 a.m. (New York time) on the third (3rd) Business Day prior to (1) the date of any proposed Advance which is to bear interest at the LIBOR Rate, (2) the end of each LIBOR Period with respect to any LIBOR Loans to be continued as such, or (3) the date on which Borrower wishes to convert any Index Rate Loan to a LIBOR Loan for a LIBOR Period designated by Borrower in such election. If no election is received with respect to a LIBOR Loan by 11:00 a.m. (New York time) on the third (3rd) Business Day prior to the end of the LIBOR Period with respect thereto (or if a Default or an Event of Default shall have occurred and be continuing or if the additional conditions precedent set forth in SECTION 2.2 shall not have been satisfied), that LIBOR Loan shall be converted to an Index Rate Loan at the end of its LIBOR Period. Borrower must make such election by notice to Agent in writing, by telecopy or overnight courier. In the case of any conversion or continuation, such election must be made pursuant to a written notice (a "NOTICE OF CONVERSION/CONTINUATION") in the form of EXHIBIT 1.5(e).

               (f)  Notwithstanding anything to the contrary set forth in this
SECTION 1.5, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the "MAXIMUM LAWFUL RATE"), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; PROVIDED, HOWEVER, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Agent, on behalf of Lenders, is equal to the total interest which would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement. Thereafter, interest hereunder shall be paid at the rate(s) of interest and in the manner provided in SECTIONS 1.5(a) through (e) above, unless and until the rate of interest again exceeds the Maximum Lawful Rate, and at that time this paragraph shall again apply. In no event shall the total interest received by any Lender pursuant to the terms hereof exceed the amount which such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. If the

Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. If, notwithstanding the provisions of this SECTION 1.5(f), a court of competent jurisdiction shall finally determine that a Lender has received interest hereunder in excess of the Maximum Lawful Rate, Agent shall, to the extent permitted by applicable law, promptly apply such excess in the order specified in SECTION 1.11 and thereafter shall refund any excess to Borrower or as a court of competent jurisdiction may otherwise order.

     1.6. ELIGIBLE ACCOUNTS. Based on the most recent Revolving Borrowing Base Certificate delivered by Borrower to Agent and on other information available to Agent, Agent shall in its reasonable credit judgment determine which Accounts of Borrower shall be "ELIGIBLE ACCOUNTS" for purposes of this Agreement. In determining whether a particular Account of Borrower constitutes an Eligible Account, Agent shall not include any such Account to which any of the exclusionary criteria set forth below applies. Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any such criteria or to establish new criteria, in each case in its reasonable credit judgment. Eligible Accounts shall not include any Account of Borrower:

          (a) which does not arise from the sale of goods or the performance of services by Borrower in the ordinary course of its business;

          (b) (i) upon which Borrower's right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever or
(ii) as to which Borrower is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process or (iii) if the Account represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor's obligation to pay that invoice is subject to Borrower's completion of further performance under such contract or is subject to the equitable lien of a surety bond issuer;

          (c) to the extent that any defense, counterclaim, setoff or dispute is asserted as to such Account;

          (d) that is not a true and correct statement of bona fide indebtedness incurred in the amount of the Account for merchandise sold to or services rendered and accepted by the applicable Account Debtor;

          (e) with respect to which an invoice, acceptable to Agent in form and substance, has not been sent to the applicable Account Debtor;

          (f) that (i) is not owned by Borrower or (ii) is subject to any right, claim, security interest or other interest of any other Person, other than Liens in favor of Agent, on behalf of itself and Lenders;

          (g) that arises from a sale to any director, officer, other employee or Affiliate of any Credit Party, or to any entity which has a majority of directors who are also directors of any Credit Party;

          (h) that is the obligation of an Account Debtor that is the United States government or a political subdivision thereof, or any state or municipality or department, agency or instrumentality thereof unless Agent, in its sole discretion, has agreed to the contrary in writing and Borrower, if necessary or desirable, has complied with the Federal Assignment of Claims Act of 1940, and any amendments thereto, or any applicable state statute or municipal ordinance of similar purpose and effect, with respect to such obligation;

          (i) that is the obligation of an Account Debtor located in a foreign country other than Canada (excluding the provinces of Quebec, Newfoundland, Nova Scotia and Prince Edward Island) unless payment thereof is assured by a letter of credit assigned and delivered to Agent, satisfactory to Agent as to form, amount and issue;

          (j) to the extent Borrower or any Subsidiary thereof is liable for goods sold or services rendered by the applicable Account Debtor (including, without limitation, with respect to any resin expenses owing to General Electric Company or any of its Affiliates) to Borrower or any Subsidiary thereof but only to the extent of the potential offset;

          (k) that arises with respect to goods which are delivered on a bill-and-hold, cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the Account Debtor is or may be conditional;

          (l) that is in default; PROVIDED, THAT, without limiting the generality of the foregoing, an Account shall be deemed in default upon the occurrence of any of the following:

               (i) it is not paid within the earlier of: sixty (60) days following its due date or ninety (90) days following its original invoice date;

               (ii) if any Account Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; or

               (iii) if any petition is filed by or against any Account Debtor obligated upon such Account under any bankruptcy law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors;

          (m) which is the obligation of an Account Debtor if fifty percent (50%) or more of the dollar amount of all Accounts owing by that Account Debtor are ineligible under the criteria set forth in clause (l) of this SECTION 1.6;

          (n) as to which Agent's Lien thereon, on behalf of itself and Lenders, is not a first priority perfected Lien;

          (o) as to which any of the representations or warranties pertaining to Accounts set forth in this Agreement or the Borrower Security Agreement is untrue;

          (p) to the extent such Account is evidenced by a judgment, Instrument or Chattel Paper;

          (q) to the extent such Account exceeds any credit limit established by Agent, in its reasonable discretion, following prior notice of such limit by Agent to Borrower;

          (r) to the extent that such Account, together with all other Accounts owing by such Account Debtor and its Affiliates as of any date of determination exceed ten percent (10%) (or, in the case of an Account Debtor consisting of any (i) Account Debtor (other than the ones referred to in clause (ii) below) whose senior unsecured long-term debt is rated at least BBB by Moody's Investors Service, Inc. or the equivalent thereof by Standard & Poor's Ratings Group or other nationally recognized rating agency acceptable to Agent, twenty percent (20%) or (ii) of General Electric Corporation, Deere & Company, Honda of America, Inc. or BE Aerospace, Inc., twenty-five percent (25%)) of all Eligible Accounts;

          (s)  which is payable in any currency other than Dollars; or

          (t) which is unacceptable to Agent in its reasonable credit judgment relating to such Account or the applicable Account Debtor.

     1.7. ELIGIBLE INVENTORY. Based on the most recent Revolving Borrowing Base Certificate delivered by Borrower to Agent and on other information available to Agent, Agent shall in its reasonable credit judgment determine which Inventory of Borrower shall be "ELIGIBLE INVENTORY" for purposes of this Agreement. In determining whether any particular Inventory of Borrower constitutes Eligible Inventory, Agent shall not include any such Inventory to which any of the exclusionary criteria set forth below applies. Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any such criteria and to establish new criteria, in its reasonable credit judgment. Eligible Inventory shall not include any Inventory of Borrower that:

          (a) is not owned by Borrower free and clear of all Liens and rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure Borrower's performance with respect to that Inventory), except the Liens in favor of Agent, on behalf of itself and Lenders, and Permitted Encumbrances in favor of landlords and bailees to the extent permitted in SECTION 5.9 hereof (subject to Reserves established by Agent in accordance with Section 5.9 hereof);

          (b)  (i) is not located on premises owned or leased by Borrower or
(ii) is stored with a bailee, warehouseman or similar Person, unless Agent has given its prior consent thereto and unless (x) a satisfactory bailee letter or landlord waiver has been delivered to Agent, or (y) Reserves satisfactory to Agent have been established with respect thereto, or (iii) is located at any site if the aggregate book value of Inventory at any such location is less than $100,000;

          (c)  is placed on consignment or is in transit;

          (d) is covered by a negotiable document of title, unless such document has been delivered to Agent with all necessary endorsements, free and clear of all Liens except those in favor of Agent and Lenders;

          (e) in Agent's reasonable determination, is excess, obsolete, unsalable, shopworn, seconds, damaged or unfit for sale;

          (f) consists of display items or packing or shipping materials, manufacturing supplies or replacement parts;

          (g)  consists of goods which have been returned by the buyer;

          (h) is not of a type held for sale in the ordinary course of Borrower's business;

          (i) as to which Agent's Lien, on behalf of itself and Lenders, therein is not a first priority perfected Lien;

          (j) as to which any of the representations or warranties pertaining to Inventory set forth in this Agreement or the Borrower Security Agreement is untrue;

          (k)  consists of any costs associated with "freight-in" charges;

          (l) consists of Hazardous Materials or goods that can be transported or sold only with licenses that are not readily available;

          (m) is not covered by casualty insurance meeting the requirements of this Agreement or the other Loan Documents; or

          (n) is otherwise unacceptable to Agent in its reasonable credit judgment relating to such Inventory.

     1.8. CASH MANAGEMENT SYSTEMS. On or prior to the Closing Date, Borrower will establish and will maintain until the Termination Date, the cash management systems described on ANNEX C (the "CASH MANAGEMENT SYSTEMS").

     1.9. FEES. (a) Borrower and Holdings, jointly and severally, agree to pay to Agent on April 15 of each year, commencing April 15, 2002, an agency fee in the amount of $50,000 payable annually in advance; provided that the agency fee due on April 15, 2002 shall be fully earned as of such date and shall be paid by Borrower and Holdings to Agent on or before December 15, 2002.

          (b) As compensation to the Lenders for entering into this Agreement the Borrower shall pay to Agent, for the ratable benefit of Lenders, a closing fee in the amount of $200,000, payable in four installments with the initial payment of $100,000 being due and payable on the Closing Date, the second payment of $33,333.34 being due on June 30, 2002, the third payment of $33,333.33 being due on September 30, 2002 and the final payment of $33,333.33 being due on December 31, 2002; provided that, notwithstanding the foregoing, any unpaid portion of such fee shall be due and payable in full on the Commitment Termination Date. Borrower acknowledges and agrees that such closing fee has been fully earned as of the Closing Date and once paid is non-refundable.

          (c)  Borrower shall pay to Agent in accordance with the terms of
Section 11.3 hereof the field audit charges, together with actual out-of-pocket expenses related thereto, incurred by Agent in performing up to four field examinations per calendar year (or more if a Default or Event of Default shall have occurred and be continuing) after the Closing Date.

          (d) As compensation for the Lenders having previously entered into the Sixth Amendment to the Original Credit Agreement, Borrower shall pay to Agent on or before July 31, 2002, for the ratable benefit of Lenders, a fee in the amount of $50,000; provided that, notwithstanding the foregoing, any unpaid portion of such fee shall be due and payable in full on the Commitment Termination Date. Borrower acknowledges and agrees that such fee has been fully earned and once paid is non-refundable.

          (e) As additional compensation for the Revolving Lenders, Borrower agrees to pay to Agent, for the ratable benefit of such Lenders, in arrears, on the first Business Day of each month prior to the Commitment Termination Date and on the Commitment Termination Date, a fee for Borrower's non-use of available funds in an amount equal to 0.50% percent per annum (calculated on the basis of a 360 day year for actual days elapsed) of the difference between (x) the Maximum Amount (as it may be reduced from time to time) and (y) the average for the period of the daily closing balances of the aggregate Revolving Loan outstanding during the period for which such fee is due.

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          (f)  If, on the date that is twenty four (24) months from the Closing
Date (the "TWO YEAR ANNIVERSARY DATE"), the Termination Date has not occurred, then as additional compensation for the Lenders, Borrower agrees to pay to Agent, for the ratable benefit of the Lenders, within fifteen (15) days of the Two Year Anniversary Date, a fee in an amount equal to one percent (1%) of the amount of the Obligations outstanding on the Two Year Anniversary Date, including any accrued and unpaid interest on the Loans.

          (g) The Fee Letter dated as of April 15, 1999 among Holdings, Borrower and Agent (the "Original Fee Letter') is hereby null and void and of no further force or effect as to the parties thereto; provided that any obligations of Borrower and Holdings under the Original Fee Letter which have accrued prior to the Closing Date and are still outstanding as of the Closing Date shall not be affected by this sentence.

     1.10. RECEIPT OF PAYMENTS. Borrower shall make each payment under this Agreement not later than 2:00 p.m. (New York time) on the day when due in immediately available funds in Dollars to the Collection Account. For purposes of computing interest and Fees and determining Borrowing Availability as of any date, all payments shall be deemed received on the day of receipt of immediately available funds therefor in the Collection Account prior to 2:00 p.m. New York time. Payments received after 2:00 p.m. New York time on any Business Day shall be deemed to have been received on the following Business Day.

     1.11. APPLICATION AND ALLOCATION OF PAYMENTS. (a) So long as no Default or Event of Default shall have occurred and be continuing, (i) payments consisting of proceeds of Accounts received in the ordinary course of business shall be applied to the Revolving Loan; (ii) payments matching specific scheduled payments then due shall be applied to those scheduled payments; (iii) voluntary prepayments shall be applied as determined by Borrower, subject to the provisions of SECTION 1.3(a); and (iv) mandatory prepayments shall be applied as set forth in SECTION 1.3(c). All payments and prepayments applied to a particular Loan shall be applied ratably to the portion thereof held by each Lender as determined by its Pro Rata Share. As to each other payment, and as to all payments made when a Default or Event of Default shall have occurred and be continuing or following the Commitment Termination Date, Borrower hereby irrevocably waives the right to direct the application of any and all payments received from or on behalf of Borrower, and Borrower hereby irrevocably agrees that Agent shall have the continuing exclusive right to apply any and all such payments against the Obligations of Borrower as Agent may deem advisable notwithstanding any previous entry by Agent in the Loan Account or any other books and records. In the absence of a specific determination by Agent with respect thereto, payments shall be applied to amounts then due and payable in the following order: (1) to Fees and Agent's expenses reimbursable hereunder;
(2) interest on the Loans, ratably in proportion to the interest accrued as to each Loan; (3) to principal payments on the Loans and to provide cash collateral for Letter of Credit Obligations in the manner described in ANNEX B, ratably to the aggregate, combined principal balance of the Loans and outstanding Letter of Credit Obligations;

and (4) to all other Obligations including expenses of Lenders to the extent reimbursable under SECTION 11.3.

          (b) Agent is authorized to, and at its sole election may, charge to the Revolving Loan balance on behalf of Borrower and cause to be paid all Fees, expenses, Charges, costs (including insurance premiums in accordance with SECTION 5.4(a)) and interest and principal, other than principal of the Revolving Loan, owing by Borrower under this Agreement or any of the other Loan Documents if and to the extent Borrower fails to promptly pay any such amounts as and when due, even if such charges would cause the balance of the aggregate Revolving Loan to exceed Borrowing Availability. At Agent's option and to the extent permitted by law, any charges so made shall constitute part of the Revolving Loan hereunder.

     1.12. LOAN ACCOUNT AND ACCOUNTING. Agent shall maintain a loan account (the "LOAN ACCOUNT") on its books to record: all Advances and each of the Term Loans; all payments made by Borrower, and all other debits and credits as provided in this Agreement with respect to the Loans or any other Obligations. All entries in the Loan Account shall be made in accordance with Agent's customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded on Agent's most recent printout or other written statement, shall, absent manifest error, be presumptive evidence of the amounts due and owing to Agent and Lenders by Borrower; PROVIDED that any failure to so record or any error in so recording shall not limit or otherwise affect Borrower's duty to pay the Obligations. Agent shall render to Borrower a monthly accounting of transactions with respect to the Loans setting forth the balance of the Loan Account as to Borrower. Unless Borrower notifies Agent in writing of any objection to any such accounting (specifically describing the basis for such objection), within forty-five (45) days after the date thereof, each and every such accounting shall (absent manifest error) be deemed final, binding and conclusive upon Borrower in all respects as to all matters reflected therein. Only those items expressly objected to in such notice shall be deemed to be disputed by Borrower. Notwithstanding any provision herein contained to the contrary, any Lender may elect (which election may be revoked) to dispense with the issuance of Notes to that Lender and may rely on the Loan Account as evidence of the amount of Obligations from time to time owing to it.

     1.13. INDEMNITY. (a) Each Credit Party that is a signatory hereto shall jointly and severally indemnify and hold harmless each of Agent, Lenders and their respective Affiliates, and each such Person's respective officers, directors, employees, attorneys, agents and representatives (each, an "INDEMNIFIED PERSON"), from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) which may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents and the administration of such credit, and in connection with or arising out of the transactions contemplated hereunder and thereunder and any actions or failures to act in connection therewith, including any and all Environmental Liabilities and legal costs and expenses arising out of or incurred in connection with disputes between or among ANY PARTIES to any of the Loan Documents (collectively, "INDEMNIFIED LIABILITIES"); PROVIDED, that no such Credit Party shall be liable for any indemnification to an Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results from that Indemnified Person's gross negligence or willful misconduct. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO ANY LOAN DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER ANY LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

          (b) To induce Lenders to provide the LIBOR Rate option on the terms provided herein, if (i) any LIBOR Loans are repaid in whole or in part prior to the last day of any applicable LIBOR Period (whether that repayment is made pursuant to any provision of this Agreement or any other Loan Document or is the result of acceleration, by operation of law or otherwise); (ii) Borrower shall default in payment when due of the principal amount of any LIBOR Loan; (iii) Borrower shall default in making any borrowing of, conversion into or continuation of LIBOR Loans after Borrower has given notice requesting the same in accordance herewith; or (iv) Borrower shall fail to make any prepayment of a LIBOR Loan after Borrower has given a notice thereof in accordance herewith, Borrower shall jointly and severally indemnify and hold harmless each Lender from and against all losses, costs and expenses resulting from or arising from any of the foregoing. Such indemnification shall include any loss or expense arising from the reemployment of funds obtained by it or from fees payable to terminate deposits from which such funds were obtained. For the purpose of calculating amounts payable to a Lender under this subsection, each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at the LIBOR Rate in an amount equal to the amount of that LIBOR Loan and having a maturity comparable to the relevant LIBOR Period; PROVIDED, HOWEVER, that each Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder. As promptly as practicable under the circumstances, each Lender shall provide Borrower with its written calculation of all amounts payable pursuant to this SECTION 1.13(b), and such calculation shall be binding on the parties hereto unless Borrower shall object in writing within ten (10) Business Days of receipt thereof, specifying the basis for such objection in detail.

     1.14. ACCESS. Each Credit Party which is a party hereto shall, during normal business hours, from time to time upon reasonable (but no less than one Business Days') prior notice as frequently as Agent determines to be appropriate: (a) provide Agent and any of its officers, employees and agents access to its properties, facilities, advisors and employees (including officers) of each Credit Party and to the Collateral, (b) permit Agent, and any of its officers, employees and agents, to inspect, audit and make extracts from any Credit Party's books and records, and (c) permit Agent, and its officers, employees and agents, to inspect, review, evaluate and make test verifications and counts of the Accounts, Inventory and other Collateral of any Credit Party. If a Default or Event of Default shall have occurred and be continuing or if access is necessary to preserve or protect the Collateral as determined by Agent, each such Credit Party shall provide such access to Agent and to each Lender at all times and without advance notice. Furthermore, so long as any Event of Default shall have occurred and be continuing, Borrower shall provide Agent and each Lender with reasonable access to their suppliers and customers. Each Credit Party shall make available to Agent and its counsel, as quickly as is possible under the circumstances, originals or copies of all books and records which Agent may request. Each Credit Party shall deliver any document or instrument necessary for Agent, as it may from time to time request, to obtain records from any service bureau or other Person which maintains records for such Credit Party, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by such Credit Party. Agent will give Lenders at least ten (10) days' prior written notice of regularly scheduled audits. Representatives of other Lenders may accompany Agent's representatives on regularly scheduled audits at no charge to Borrower.

     1.15. TAXES. (a) Any and all payments by Borrower hereunder or under the Notes shall be made, in accordance with this SECTION 1.15, free and clear of and without deduction for any and all present or future Taxes. If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder (including any sum payable pursuant to SECTION 12) or under the Notes,
(i) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 1.15) Agent or Lenders, as applicable, receive an amount equal to the sum they would have received had no such deductions been made, (ii) Borrower shall make such deductions, and (iii) Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Within thirty (30) days after the date of any payment of Taxes, Borrower shall furnish to Agent the original or a certified copy of a receipt evidencing payment thereof.

          (b) Each Credit Party that is a signatory hereto shall jointly and severally indemnify and, within ten (10) Business Days' of demand therefor, pay Agent and each Lender for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this SECTION 1.15) paid by Agent or such Lender, as appropriate, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted.

          (c) Each Lender organized under the laws of a jurisdiction outside the United States (a "FOREIGN LENDER") as to which payments to be made under this Agreement or under the Notes are exempt from United States withholding tax under an applicable statute or tax treaty shall provide to Borrower and Agent a properly completed and executed IRS Form W-8ECI or Form W-8BEN or other applicable form, certificate or document prescribed by the IRS or the United States certifying as to such Foreign Lender's entitlement to such exemption (a "CERTIFICATE OF EXEMPTION"). Any foreign Person that seeks to become a Lender under this Agreement shall provide a Certificate of Exemption to Borrower and Agent prior to becoming a Lender hereunder. No foreign Person may become a Lender hereunder if such Person is unable to deliver a Certificate of Exemption.

     1.16. CAPITAL ADEQUACY; INCREASED COSTS; ILLEGALITY; REPLACEMENT OF LENDER IN RESPECT TO INCREASED COSTS. (a) If any Lender shall have determined that any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law), in each case, adopted after the Closing Date, from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender and thereby reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder, then Borrower shall from time to time upon demand by such Lender (with a copy of such demand to Agent) pay to Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by such Lender to Borrower and to Agent shall, absent manifest error, be final, conclusive and binding for all purposes.

          (b) If, due to either (i) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case adopted after the Closing Date, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any Loan, then Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to Agent), pay to Agent for the account of such

Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower and to Agent by such Lender, shall be conclusive and binding on Borrower for all purposes, absent manifest error. Each Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above which would result in any such increased cost, the affected Lender shall, to the extent not inconsistent with such Lender's internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrower pursuant to this SECTION 1.16(b).

          (c) Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any law or regulation (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender to agree to make or to make or to continue to fund or maintain any LIBOR Loan, then, unless that Lender is able to make or to continue to fund or to maintain such LIBOR Loan at another branch or office of that Lender without, in that Lender's opinion, adversely affecting it or its Loans or the income obtained therefrom, on notice thereof and demand therefor by such Lender to Borrower through Agent,
(i) the obligation of such Lender to agree to make or to make or to continue to fund or maintain LIBOR Loans shall terminate and (ii) Borrower shall forthwith prepay in full all outstanding LIBOR Loans owing by Borrower to such Lender, together with interest accrued thereon, UNLESS Borrower on behalf of Borrower, within five (5) Business Days after the delivery of such notice and demand, converts all such Loans into a Loan bearing interest based on the Index Rate.

          (d) Within fifteen (15) days after receipt by Borrower of written notice and demand from any Lender (an "AFFECTED LENDER") for payment of additional amounts or increased costs as provided in SECTION 1.15(a), 1.16(a) or 1.16(b), Borrower may, at its option, notify Agent and such Affected Lender of its intention to replace the Affected Lender. So long as no Default or Event of Default shall have occurred and be continuing, Borrower, with the consent of Agent, may obtain, at Borrower's expense, a replacement Lender ("REPLACEMENT LENDER") for the Affected Lender, which Replacement Lender must be satisfactory to Agent. If Borrower obtains a Replacement Lender within ninety (90) days following notice of their intention to do so, the Affected Lender must sell and assign its Loans and Commitments to such Replacement Lender for an amount equal to the principal balance of all Loans held by the Affected Lender and all accrued interest and Fees with respect thereto through the date of such sale, PROVIDED that Borrower shall have reimbursed such Affected Lender for the additional amounts or increased costs that it is entitled to receive under this Agreement through the date of such sale and assignment.

          Notwithstanding the foregoing, Borrower shall not have the right to obtain a Replacement Lender if the Affected Lender rescinds its demand for increased costs or additional amounts within fifteen (15) days following its receipt of Borrower's notice of intention to replace such Affected Lender. Furthermore, if Borrower gives a notice of intention to replace and do not so replace such Affected Lender within ninety
(90) days thereafter, Borrower's rights under this SECTION 1.16(d) shall terminate and Borrower shall promptly pay all increased costs or additional amounts demanded by such Affected Lender pursuant to SECTIONS 1.15(a), 1.16(a) and 1.16(b).

          (e) If any Lender shall fail to notify Borrower of any event occurring after the date of this Agreement entitling such Lender to compensation under this Section within 180 days after the officer of such Lender responsible for the business relationship of such Lender with Borrower obtains actual knowledge thereof, such Lender shall, with respect to compensation payable pursuant to this Section in respect of any costs resulting from such event, only be entitled to payment under this Section for costs incurred from and after the date 180 days prior to the date that such Lender does give such notice.

     1.17. SINGLE LOAN. All Loans to Borrower and all of the other Obligations of Borrower arising under this Agreement and the other Loan Documents shall constitute one general obligation of Borrower secured, until the Termination Date, by all of its Collateral.

     1.18. COMMITMENT FEE. As compensation for Lenders entering into this Agreement, Borrower shall issue to Lenders the Borrower Warrant. Lenders and the Borrower agree that the fair value of the Borrower Warrant is $135,000. The parties to this Agreement agree to use this value for the Borrower Warrant for all tax purposes.

2.   CONDITIONS PRECEDENT

     2.1. CONDITIONS TO THE EFFECTIVE OF THIS AGREEMENT. This Agreement shall not be effective, and no Lender shall be obligated to make any Loan or incur any Letter of Credit Obligations on the Closing Date, or to take, fulfill, or perform any other action hereunder, until the following conditions have been satisfied or provided for in a manner satisfactory to Agent, or waived in writing by Agent and Lenders:

          (a) CREDIT AGREEMENT; LOAN DOCUMENTS. This Agreement or counterparts hereof shall have been duly executed by, and delivered to, Borrower, the other Credit Parties signatory hereto, Agent and Lenders; and Agent shall have received such documents, instruments, agreements and legal opinions as Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including all those listed in the Closing Checklist attached hereto as ANNEX D, each in form and substance satisfactory to Agent.

          (b) APPROVALS. Agent shall have received (i) satisfactory evidence that the Credit Parties have obtained all required consents and approvals of all Persons including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Loan Documents and the consummation of the Related Transactions or (ii) an officer's certificate in form and substance satisfactory to Agent affirming that no such consents or approvals are required.

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          (c)  BORROWER WARRANT; BORROWER WARRANT AGREEMENT. Agent shall have received the Borrower Warrant and the Borrower Warrant Agreement duly executed and delivered by Borrower and the other Credit Parties signatory thereto.

          (d) PAYMENT OF FEES. Borrower shall have paid the Fees required to be paid on the Closing Date in the respective amounts specified in SECTION 1.9, and shall have reimbursed Agent for all fees, costs and expenses of closing presented as of the Closing Date.

          (e) CAPITAL STRUCTURE; OTHER INDEBTEDNESS. The capital structure of each Credit Party and the terms and conditions of all Indebtedness (including, without limitation, in respect of the Lebanon IRBs, the IRB Lease Agreement and the IRB Indenture) of each Credit Party shall be acceptable to Agent in its sole discretion.

          (f) VENDOR PAYMENT TERMS. Agent shall be satisfied with the vendor payment terms in effect on the Closing Date as set forth on DISCLOSURE SCHEDULE 3.21(b).

          (g) OPERATING BUDGET. Agent shall have received from Borrower the Operating Budget.

          (h) WORTHINGTON ACQUISITION. Agent shall have received such information and documentation as it may require relating to any liabilities or obligations of the Credit Parties under or relating to the Worthington Acquisition and the Worthington Acquisition Agreement, and all of which shall be acceptable to Agent in its discretion.

     2.2. FURTHER CONDITIONS TO EACH LOAN. Except as otherwise expressly provided herein, no Lender shall be obligated to fund any Loan, convert or continue any Loan as a LIBOR Loan or incur any Letter of Credit Obligation, if, as of the date thereof:

          (a) Any representation or warranty by any Credit Party contained herein or in any of the other Loan Documents shall be untrue or incorrect as of such date, except to the extent that such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by this Agreement; or

          (b) Any event or circumstance having a Material Adverse Effect with respect to the Credit Parties shall have occurred since December 31, 2000, as reasonably determined by the Requisite Revolving Lenders; or

          (c) (i) Any Event of Default shall have occurred and be continuing or would result after giving effect to any Loan (or the incurrence of any Letter of Credit Obligations), or (ii) a Default shall have occurred and be continuing or would result after giving effect to any Loan, and Agent or Requisite Revolving Lenders shall have

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determined not to make any Loan or incur any Letter of Credit Obligation so long as that Default is continuing; or

          (d) After giving effect to any Advance (or the incurrence of any Letter of Credit Obligations), (i) the outstanding principal amount of the aggregate Revolving Loan would exceed the Borrowing Availability, or (ii) Excess Borrowing Availability shall not be less than $1,000,000; or

          (e) Such Advance (or the incurrence of any Letter of Credit Obligations) is not contemplated and permitted by the Cash Flow Budget.

The request and acceptance by Borrower of the proceeds of any Loan, the incurrence of any Letter of Credit Obligations or the conversion or continuation of any Loan into, or as, a LIBOR Loan, as the case may be, shall be deemed to constitute, as of the date of such request or acceptance, (i) a representation and warranty by Borrower that the conditions in this SECTION 2.2 have been satisfied and (ii) a reaffirmation by Borrower of the granting and continuance of Agent's Liens, on behalf of itself and Lenders, pursuant to the Collateral Documents.

3.   REPRESENTATIONS AND WARRANTIES

          To induce Lenders to make the Loans and to incur Letter of Credit Obligations, the Credit Parties executing this Agreement, jointly and severally, make the following representations and warranties to Agent and each Lender with respect to all Credit Parties, each and all of which shall survive the execution and delivery of this Agreement.

     3.1. CORPORATE OR LIMITED LIABILITY COMPANY EXISTENCE; COMPLIANCE WITH LAW. Each Credit Party (a) is a corporation or limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (b) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not result in exposure to losses, damages or liabilities in excess of $100,000; (c) has the requisite organizational power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now, heretofore and proposed to be conducted; (d) subject to specific representations regarding Environmental Laws, has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct, except when the failure to have or do so, individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect;
(e) is in compliance with its charter and by-laws or equivalent organizational or charter or constituent documents; and (f) subject to specific representations set forth herein regarding ERISA, Environmental Laws, tax and other

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laws, is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     3.2. EXECUTIVE OFFICES; FEIN. As of the Closing Date, the current location of each Credit Party's chief executive office and principal place of business is set forth in Disclosure Schedule (3.2), and none of such locations have changed within the twelve (12) months preceding the Closing Date. In addition, DISCLOSURE SCHEDULE (3.2) lists the federal employer identification number of each Credit Party.

     3.3. CORPORATE OR LIMITED LIABILITY COMPANY POWER, AUTHORIZATION, ENFORCEABLE OBLIGATIONS. The execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party and the creation of all Liens provided for therein: (a) are within such Person's organizational power; (b) have been duly authorized by all necessary or proper organizational and shareholder or membership action; (c) do not contravene any provision of such Person's charter or bylaws or equivalent organizational or charter or other constituent documents; (d) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture (including, without limitation, the IRB Indenture), mortgage, deed of trust, lease (including, without limitation, the IRB Lease Agreement), agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound; (f) do not result in the creation or imposition of any Lien upon any of the property of such Person other than those in favor of Agent, on behalf of itself and Lenders, pursuant to the Loan Documents; and (g) do not require the consent or approval of any Governmental Authority or any other Person, except those referred to in SECTION 2.1(b), all of which will have been duly obtained, made or complied with prior to the Closing Date. On or prior to the Closing Date, each of the Loan Documents shall have been duly executed and delivered by each Credit Party thereto and each such Loan Document shall then constitute a legal, valid and binding obligation of such Credit Party enforceable against it in accordance with its terms.

     3.4. FINANCIAL STATEMENTS AND PROJECTIONS. Except for the Projections, all Financial Statements concerning Holdings and its Subsidiaries which are referenced below have been prepared in accordance with GAAP consistently applied throughout the periods covered (except as disclosed therein and except, with respect to unaudited Financial Statements, for the absence of footnotes and normal year-end audit adjustments) and present fairly in all material respects the financial position of the Persons covered thereby as at the dates thereof and the results of their operations and cash flows for the periods then ended.

          (a) The following Financial Statements attached hereto as DISCLOSURE SCHEDULE (3.4(A)) have been delivered on the date hereof:

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               (i) The audited consolidated and consolidating balance sheets at
December 31, 1999 and 2000 and the related statements of income and cash flows of Borrower for the Fiscal Years then ended, certified by KMPG LLC.

               (ii) The unaudited balance sheet(s) prepared on a monthly basis for each of (x) the twelve Fiscal Months ending December 31, 2001 and (y) the Fiscal Month ending January 31, 2002, in each case together with the related statement(s) of income and cash flows of Borrower for each such Fiscal Month.

          (b) PROJECTIONS. The Projections delivered on the date hereof and attached hereto as DISCLOSURE SCHEDULE (3.4(B)) have been prepared by Holdings and Borrower in light of the past operations of their respective businesses, and reflect projections for the five year period beginning on January 1, 2002 on a month by month basis for the first year and on a year by year basis thereafter. The Projections are based upon estimates and assumptions stated therein, all of which Holdings and Borrower believe as of the Closing Date to be reasonable and fair in light of current conditions and current facts known to Holdings and Borrower and, as of the Closing Date, reflect Holdings' and Borrower's good faith and reasonable estimates of the future financial performance of Holdings and its Subsidiaries and of the other information projected therein for the period set forth therein.

     3.5. MATERIAL ADVERSE EFFECT. Between December 31, 2000 and the Closing Date, (a) no Credit Party has incurred any obligations, contingent or non-contingent liabilities, liabilities for Charges, long-term leases or unusual forward or long-term commitments which, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (b) no contract, lease or other agreement or instrument has been entered into by any Credit Party or has become binding upon any Credit Party's assets and no law or regulation applicable to any Credit Party has been adopted which has had or could reasonably be expected to have a Material Adverse Effect, and (c) no Credit Party is in default and to the best of Borrower's knowledge no third party is in default under any material contract, lease or other agreement or instrument, which alone or in the aggregate could reasonably be expected to have a Material Adverse Effect. Except as set forth on DISCLOSURE SCHEDULE (3.5), between December 31, 2000 and the Closing Date no event has occurred, which alone or together with other events, could reasonably be expected to have a Material Adverse Effect.

     3.6. OWNERSHIP OF PROPERTY; LIENS. As of the Closing Date, the real estate ("REAL ESTATE") listed on DISCLOSURE SCHEDULE (3.6) constitutes all of the real property owned, leased, subleased, or used by any Credit Party. Each Credit Party owns good and marketable fee simple title to all of its owned real estate, and valid and marketable leasehold interests in all of its leased Real Estate, all as described on DISCLOSURE SCHEDULE (3.6), and copies of all such leases or a summary of terms thereof satisfactory to Agent have been delivered to Agent. DISCLOSURE SCHEDULE (3.6) further describes any Real Estate with respect to which any Credit Party is a lessor, sublessor or assignor as of the Closing Date. Each Credit Party also has good and marketable title to, or valid leasehold interests in, all of its personal properties and assets. As of the Closing Date, none of the properties and assets of any Credit Party are subject to any Liens other than Permitted Encumbrances, and there are no facts, circumstances or conditions known to any Credit Party that may result in any Liens (including Liens arising under Environmental Laws) other than Permitted Encumbrances. Each Credit Party has received all deeds, assignments, waivers, consents, non-disturbance and recognition or similar agreements, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect and perfect such Credit Party's right, title and interest in and to all such Real Estate and other properties and assets. DISCLOSURE SCHEDULE (3.6) also describes any purchase options, rights of first refusal or other similar contractual rights pertaining to any Real Estate. As of the Closing Date, no portion of any Credit Party's Real Estate has suffered any material damage by fire or other casualty loss which has not heretofore been repaired and restored in all material respects to its original condition or otherwise remedied. As of the Closing Date, all material permits required to have been issued or appropriate to enable the Real Estate to be lawfully occupied and used for all of the purposes for which they are currently occupied and used have been lawfully issued and are in full force and effect.

     3.7. LABOR MATTERS. As of the Closing Date (a) no strikes or other material labor disputes against any Credit Party are pending or, to any Credit Party's knowledge, threatened; (b) hours worked by and payment made to employees of each Credit Party comply with the Fair Labor Standards Act and each other federal, state, local or foreign law applicable to such matter; (c) all payments due from any Credit Party for employee health and welfare insurance have been paid or accrued as a liability on the books of such Credit Party; (d) except as set forth in DISCLOSURE SCHEDULE (3.7), no Credit Party is a party to or bound by any collective bargaining agreement, management agreement, consulting agreement or any employment agreement (and true and complete copies of any agreements described on DISCLOSURE SCHEDULE (3.7) have been delivered to Agent);
(e) there is no organizing activity involving any Credit Party pending or, to any Credit Party's knowledge, threatened by any labor union or group of employees; (f) there are no representation proceedings pending or, to any Credit Party's knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of any Credit Party has made a pending demand for recognition; and (g) except as set forth in DISCLOSURE SCHEDULE (3.7), there are no complaints or charges against any Credit Party pending or, to the knowledge of any Credit Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by any Credit Party of any individual.

     3.8. VENTURES, SUBSIDIARIES AND AFFILIATES; OUTSTANDING STOCK AND INDEBTEDNESS. Except as set forth in DISCLOSURE SCHEDULE (3.8), no Credit Party has any Subsidiaries or is engaged in any joint venture or partnership with any other Person. Except as set forth in DISCLOSURE SCHEDULE (3.8), as of the Closing Date no Credit Party is an Affiliate of any other Person. All of the issued and outstanding Stock of each Credit Party is owned by each of the stockholders and/or members and in the amounts set forth on DISCLOSURE SCHEDULE (3.8). There are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Credit Party may be required to issue, sell, repurchase or redeem any of its Stock or other equity securities or any Stock or other equity securities of its Subsidiaries. All outstanding Indebtedness of each Credit Party as of the Closing Date is described in SECTION 6.3 (including DISCLOSURE SCHEDULE (6.3)). None of the Credit Parties other than Borrower has any assets (except nominal cash, Stock of their Subsidiaries, in the case of the IRB Subsidiary, the Lebanon IRBs and the rights related thereto and, in the case of Holdings, (i) $5,000,000 of cash received by Holdings from Borrower and evidenced by the Holdings Note, (ii) capital contributions made to Holdings so long as immediately thereafter an equal amount is contributed to the capital of Borrower and (iii) payments that Holdings receives to the extent permitted by SECTION 6.4 or SECTION 6.14) or any Indebtedness or Guaranteed Indebtedness (except the Obligations and the Holdings Note).

     3.9. GOVERNMENT REGULATION. No Credit Party is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940 as amended. No Credit Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other federal or state statute that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder. The making of the Loans by Lenders to Borrower, the incurrence of the Letter of Credit Obligations on behalf of Borrower, the application of the proceeds thereof and repayment thereof and the consummation of the Related Transactions will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

     3.10. MARGIN REGULATIONS. No Credit Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin security" as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as "MARGIN STOCK"). No Credit Party owns any Margin Stock, and none of the proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose which might cause any of the Loans or other extensions of credit under this Agreement to be considered a "purpose credit" within the meaning of Regulation T, U or X of the Federal Reserve Board. No Credit Party will take or permit to be taken any action which might cause any Loan Document to violate any regulation of the Federal Reserve Board.

     3.11. TAXES. All tax returns, reports and statements, including information returns, required by any Governmental Authority ("TAX RETURNS") to be filed by any Credit Party have been filed with the appropriate Governmental Authority; all such Tax Returns are true, correct and complete in all material respects; and all Charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (or any such fine, penalty, interest, late charge or loss has been paid), excluding Charges or other amounts being contested in accordance with SECTION 5.2(b). No adjustment relating to any Tax Return has been proposed formally or informally by any Government Authority and, to the knowledge of each Credit Party, no basis exists for such adjustment. Proper and accurate amounts have been withheld by each Credit Party from its respective employees, independent contractors, creditors, members, partners and other third parties for all periods in full and complete compliance with all applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective Governmental Authorities. DISCLOSURE SCHEDULE (3.11) sets forth as of the Closing Date those taxable years for which any Credit Party's tax returns are currently being audited by the IRS or any other applicable Governmental Authority and any assessments or threatened assessments in connection with such audit, or otherwise currently outstanding. Except as described on DISCLOSURE SCHEDULE (3.11), no Credit Party has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. None of the Credit Parties are liable for any Charges: (a) under any agreement (including any tax sharing agreements other than the Tax Sharing Agreement) or
(b) to each Credit Party's knowledge, as a transferee. As of the Closing Date, no Credit Party has agreed or been requested to make any adjustment under IRC
Section 481(a), by reason of a change in accounting method or otherwise, which would have a Material Adverse Effect. DISCLOSURE SCHEDULE 3.11 sets forth the federal and state net taxable income or loss, as the case may be, of the Borrower for the taxable years ending December 31, 1999, and 2000 (determined as if Borrower were a separate taxable entity); provided that Borrower represents that it has filed an extension for the filing of its tax return for the tax year ended December 31, 2002. During such years, (i) no distributions or payments were made by Borrower to Holdings or any member of the Morton Group with respect to the Tax Sharing Agreement and (ii) other than distributions permitted by
Section 6.4 of the Original Credit Agreement, no other distributions or payments have been made by Borrower to Holdings or any member of the Morton Group.

     3.12. ERISA. (a) DISCLOSURE SCHEDULE (3.12) lists and separately identifies all Title IV Plans, Multiemployer Plans, ESOPs and Retiree Welfare Plans. Copies of all such listed Plans, together with a copy of the latest form 5500 for each such Plan, have been delivered to Agent. Except with respect to Multiemployer Plans, each Qualified Plan has been determined by the IRS to qualify under Section 401 of the IRC, and the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and nothing has occurred which would cause the loss of such qualification or tax-exempt status. Each Plan is in compliance with the applicable provisions of ERISA and the IRC, including the filing of reports required under the IRC or ERISA. No Credit Party or ERISA Affiliate has failed to make any contribution or pay any amount due as required by either Section 412 of the IRC or Section 302 of ERISA or the terms of any such Plan. No Credit Party or ERISA Affiliate has engaged in a prohibited transaction, as defined in
Section 4975 of the IRC, in connection with any Plan, which would subject any Credit Party to a material tax on prohibited transactions imposed by Section 4975 of the IRC.

          (b) Except as set forth in DISCLOSURE SCHEDULE (3.12): (i) no Title IV Plan has any Unfunded Pension Liability; (ii) no ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of any Credit Party, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan; (iv) no Credit Party or ERISA Affiliate has incurred or reasonably expects to incur any liability as a result of a complete or partial withdrawal from a Multiemployer Plan; (v) within the last five years no Title IV Plan with Unfunded Pension Liabilities has been transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of any Credit Party or ERISA Affiliate; and (vi) no liability under any Title IV Plan has been satisfied with the purchase of a contract from an insurance company that is not rated AAA by the Standard & Poor's Corporation or the equivalent by another nationally recognized rating agency.

     3.13. NO LITIGATION. No action, claim, lawsuit, demand, investigation or proceeding is now pending or, to the knowledge of any Credit Party, threatened against any Credit Party, before any Governmental Authority or before any arbitrator or panel of arbitrators (collectively, "LITIGATION") which challenges any Credit Party's right or power to enter into or perform any of its obligations under the Loan Documents to which it is a party, or the validity or enforceability of any Loan Document or any action taken thereunder, or (b) which has a reasonable risk of being determined adversely to any Credit Party and which, if so determined, could have a Material Adverse Effect. Except as set forth on DISCLOSURE SCHEDULE (3.13), as of the Closing Date there is no Litigation pending or, to the knowledge of any Credit Party, threatened which seeks damages in excess of $100,000 or injunctive relief or alleges criminal misconduct of any Credit Party.

     3.14. BROKERS. No broker or finder acting on behalf of any Credit Party brought about the obtaining, making or closing of the Loans or the Related Transactions, and no Credit Party has any obligation to any Person in respect of any finder's or brokerage fees in connection therewith.

     3.15. INTELLECTUAL PROPERTY. As of the Closing Date, each Credit Party owns or has rights to use all Intellectual Property necessary to continue to conduct its business as now conducted by it or proposed to be conducted by it, and each Patent,

Trademark, Copyright and License is listed, together with application or registration numbers, as applicable, in DISCLOSURE SCHEDULE (3.15) hereto. Each Credit Party conducts its business and affairs without any known infringement of or interference with any Intellectual Property of any other Person.

     3.16. FULL DISCLOSURE. No information contained in this Agreement, any of the other Loan Documents, any Projections, Financial Statements or Collateral Reports or other reports from time to time delivered hereunder or any written statement furnished by or on behalf of any Credit Party to Agent or any Lender pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Liens granted to Agent, on behalf of itself and Lenders, pursuant to the Collateral Documents will at all times be fully perfected first priority Liens in and to the Collateral described therein, subject, as to priority, only to Permitted Encumbrances with respect to the Collateral other than Accounts.

     3.17. ENVIRONMENTAL MATTERS. (a) Except as described in the environmental reports listed on DISCLOSURE SCHEDULE (3.17) or as otherwise described on such Disclosure Schedule, as of the Closing Date: (i) the Real Estate is free of contamination from any Hazardous Material except for such contamination that would not materially adversely impact the value or marketability of such Real Estate and which would not result in Environmental Liabilities which could reasonably be expected to exceed $100,000; (ii) no Credit Party has caused or suffered to occur any Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate; (iii) the Credit Parties are and have been in compliance with all Environmental Laws, except for such noncompliance which would not result in Environmental Liabilities which could reasonably be expected to exceed $100,000; (iv) the Credit Parties have obtained, and are in compliance with, all Environmental Permits required by Environmental Laws for the operations of their respective businesses as presently conducted or as proposed to be conducted, except where the failure to so obtain or comply with such Environmental Permits would not result in Environmental Liabilities which could reasonably be expected to exceed $100,000, and all such Environmental Permits are valid, uncontested and in good standing; (v) no Credit Party is involved in operations or knows of any facts, circumstances or conditions, including any Releases of Hazardous Materials, that are likely to result in any Environmental Liabilities of such Credit Party which could reasonably be expected to exceed $100,000, and no Credit Party has permitted any current or former tenant or occupant of the Real Estate to engage in any such operations; (vi) there is no Litigation arising under or related to any Environmental Laws, Environmental Permits or Hazardous Material which seeks damages, penalties, fines, costs or expenses in excess of $100,000 or injunctive relief, or which alleges criminal misconduct by any Credit Party; (vii) no notice has been received by any Credit Party identifying it as a "potentially responsible party" or requesting information under CERCLA or analogous state statutes, and to the knowledge of the Credit Parties, there are

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no facts, circumstances or conditions that may result in any Credit Party being identified as a "potentially responsible party" under CERCLA or analogous state statutes; and (viii) the Credit Parties have provided to Agent copies of all existing environmental reports, reviews and audits and all written information pertaining to actual or potential Environmental Liabilities, in each case relating to any Credit Party.

          (b) Each Credit Party hereby acknowledges and agrees that Agent (i) is not now, and has not ever been, in control of any of the Real Estate or any Credit Party's affairs, and (ii) does not have the capacity through the provisions of the Loan Documents or otherwise to influence any Credit Party's conduct with respect to the ownership, operation or management of any of its Real Estate or compliance with Environmental Laws or Environmental Permits.

     3.18. INSURANCE. DISCLOSURE SCHEDULE (3.18) lists all insurance policies of any nature maintained, as of the Closing Date, for current occurrences by each Credit Party, as well as a summary of the terms of each such policy.

     3.19. DEPOSIT AND DISBURSEMENT ACCOUNTS. DISCLOSURE SCHEDULE (3.19) lists all banks and other financial institutions at which any Credit Party maintains deposits and/or other accounts as of the Closing Date, including any Disbursement Accounts, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number.

     3.20. GOVERNMENT CONTRACTS. Except as set forth in DISCLOSURE SCHEDULE (3.20), as of the Closing Date, no Credit Party is a party to any contract or agreement with any Governmental Authority and no Credit Party's Accounts are subject to the Federal Assignment of Claims Act, as amended (31 U.S.C. Section
3727) or any similar state or local law.

     3.21. CUSTOMER AND TRADE RELATIONS; TRADE PAYABLES. (a) As of the Closing Date, there exists no actual or, to the knowledge of any Credit Party, threatened termination or cancellation of, or any material adverse modification or change in: the business relationship of any Credit Party with any customer or group of customers whose purchases during the preceding twelve (12) months caused them to be ranked among the ten largest customers of such Credit Party; or the business relationship of any Credit Party with any supplier or group of suppliers whose supplies during the preceding twelve (12) months caused them to be ranked among the ten largest suppliers of such Credit Party.

          (b) DISCLOSURE SCHEDULE 3.21(b) sets forth a true, accurate and complete aging report (aged from invoice date as follows: 1-30 days, 31-60 days, 61-90 days and 91 days or more) as of the Closing Date with respect to the trade payables or other amounts or obligations (a "TRADE PAYABLE") payable by the Credit Parties to each vendor which in the aggregate for any vendor exceeds $5,000, and a summary of the

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payment terms applicable to each of the Trade Payables for each such vendor, together with copies of all documentation evidencing such trade terms, including copies of any correspondence with such vendors and promissory notes evidencing any such Trade Payables.

     3.22. AGREEMENTS AND OTHER DOCUMENTS. As of the Closing Date, each Credit Party has provided to Agent or its counsel, on behalf of Lenders, accurate and complete copies (or summaries) of all of the following agreements or documents to which it is subject and each of which are listed on DISCLOSURE SCHEDULE (3.22): supply agreements and purchase agreements not terminable by such Credit Party within sixty (60) days following written notice issued by such Credit Party and involving transactions in excess of $1,000,000 per annum; any lease of Equipment having a remaining term of one year or longer and requiring aggregate rental and other payments in excess of $500,000 per annum; licenses and permits held by the Credit Parties, the absence of which could be reasonably likely to have a Material Adverse Effect; instruments or documents evidencing Indebtedness of such Credit Party and any security interest granted by such Credit Party with respect thereto; and instruments and agreements evidencing the issuance of any equity securities, warrants, rights or options to purchase equity securities of such Credit Party.

     3.23. SOLVENCY. Both before and after giving effect to (a) the amendment and restatement of the Original Credit Agreement pursuant to this Agreement and the Loans and Letter of Credit Obligations to be made or extended on the Closing Date or such other date as Loans and Letter of Credit Obligations requested hereunder are made or extended, (b) the disbursement of the proceeds of such Loans pursuant to the instructions of Borrower, and (c) the payment and accrual of all transaction costs in connection with the foregoing, each Credit Party is Solvent.

     3.24. WORTHINGTON LITIGATION; WORTHINGTON ACQUISITION AGREEMENT. The Credit Parties have delivered to Agent as of the Closing Date true, correct and complete copies of (i) the Worthington Acquisition Agreement (together with all modifications, amendments and supplements thereto) and (ii) all pleadings, filings, and non-privileged case summaries, memorandum and related material relating to the Worthington Litigation; provided that the Credit Parties shall not be obligated to deliver to Agent any items relating to the Worthington Litigation which would compromise the attorney-client privilege between the Credit Parties and their counsel.

     3.25. STATUS OF HOLDINGS; IRB SUBSIDIARY. Holdings and the IRB Subsidiary have not engaged in any business or incurred any Indebtedness or any other liabilities (except in connection with its corporate or limited liability company formation, the Related Transactions Documents and this Agreement or except as permitted under SECTION 6.19).

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     3.26.     SECURITY AGREEMENTS; INTELLECTUAL PROPERTY SECURITY AGREEMENTS
AND PLEDGE AGREEMENTS. Attached hereto as DISCLOSURE SCHEDULE (3.26) are true, correct and complete copies of each of the schedules to each of the Security Agreements, the Intellectual Property Security Agreements and the Pledge Agreements updated to, and true, correct and complete as of the Closing Date.

4.   FINANCIAL STATEMENTS AND INFORMATION

     4.1. REPORTS AND NOTICES. (a) Each Credit Party executing this Agreement hereby agrees that from and after the Closing Date and until the Termination Date, it shall deliver to Agent and/or Lenders, as required, the Financial Statements, notices, Projections and other information at the times, to the Persons and in the manner set forth in ANNEX E.

          (b) Each Credit Party executing this Agreement hereby agrees that from and after the Closing Date and until the Termination Date, it shall deliver to Agent and/or Lenders, as required, the various Collateral Reports (including Revolving Borrowing Base Certificates in the form of EXHIBIT 4.1(b)(i)) at the times, to the Persons and in the manner set forth in ANNEX F.

     4.2. COMMUNICATION WITH ACCOUNTANTS. Each Credit Party executing this Agreement authorizes Agent and, so long as a Default or Event of Default shall have occurred and be continuing, each Lender, to communicate directly with its independent certified public accountants including KPMG LLP, and authorizes and shall instruct those accountants and advisors to disclose and make available to Agent and each Lender any and all Financial Statements and other supporting financial documents, schedules and information relating to any Credit Party (including copies of any issued management letters) with respect to the business, financial condition and other affairs of any Credit Party.

5.   AFFIRMATIVE COVENANTS

          Each Credit Party executing this Credit Agreement jointly and severally agrees as to all Credit Parties that from and after the date hereof and until the Termination Date:

     5.1. MAINTENANCE OF EXISTENCE AND CONDUCT OF BUSINESS. Each Credit Party shall: do or cause to be done all things necessary to preserve and keep in full force and effect its corporate or limited liability existence and its material rights and franchises; continue to conduct its business substantially as now conducted or as otherwise permitted hereunder; at all times maintain, preserve and protect all of its material assets and properties used or useful in the conduct of its business, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry

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practices; and transact business only in such limited liability company and trade names as are set forth in DISCLOSURE SCHEDULE (5.1).

     5.2. PAYMENT OF OBLIGATIONS. (a) Subject to SECTION 5.2(b), each Credit Party shall pay and discharge or cause to be paid and discharged promptly all Charges payable by it, including (A) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all Charges with respect to tax, social security and unemployment withholding with respect to its employees, and (B) lawful claims for labor, materials, supplies and services or otherwise, provided that claims for any of the items set forth in this subsection (B) may be paid or discharged after the date due so long as (i) such claim is paid in the ordinary course of business consistent with past practices,
(ii) no Lien shall be imposed to secure payment of such claim that is superior to any of the Liens securing the Obligations, (iii) none of the Collateral becomes subject to forfeiture or loss as a result thereof and (iii) Agent has not advised Borrower in writing that Agent reasonably believes that nonpayment or nondischarge thereof could have or result in a Material Adverse Effect.

          (b) Each Credit Party may in good faith contest, by appropriate proceedings, the validity or amount of any Charges described in SECTION 5.2(a); PROVIDED, that (i) adequate reserves with respect to such contest are maintained on the books of such Credit Party, in accordance with GAAP, (ii) no Lien shall be imposed to secure payment of such Charges that is superior to any of the Liens securing the Obligations and such contest is maintained and prosecuted continuously and with diligence and operates to suspend collection or enforcement of such Charges, (iii) none of the Collateral becomes subject to forfeiture or loss as a result of such contest, (iv) such Credit Party shall promptly pay or discharge such contested Charges or claims and all additional charges, interest, penalties and expenses, if any, and shall deliver to Agent evidence acceptable to Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to such Credit Party or the conditions set forth in this SECTION 5.2(b) are no longer met, and (v) Agent has not advised Borrower in writing that Agent reasonably believes that nonpayment or nondischarge thereof could have or result in a Material Adverse Effect.

     5.3. BOOKS AND RECORDS. Each Credit Party shall keep adequate books and records with respect to its business activities in which proper entries, reflecting all financial transactions, are made in accordance with GAAP and on a basis consistent with the Financial Statements attached as DISCLOSURE SCHEDULE (3.4(A)).

     5.4. INSURANCE; DAMAGE TO OR DESTRUCTION OF COLLATERAL. (a) The Credit Parties shall, at their sole cost and expense, maintain the policies of insurance described on DISCLOSURE SCHEDULE (3.18) as in effect on the date hereof or otherwise in form and amounts and with insurers acceptable to Agent. If any Credit Party at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay all premiums relating thereto, Agent may at any time or times thereafter obtain and

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maintain such policies of insurance and pay such premiums and take any other action with respect thereto which Agent deems advisable. Agent shall have no obligation to obtain insurance for any Credit Party or pay any premiums therefor. By doing so, Agent shall not be deemed to have waived any Default or Event of Default arising from any Credit Party's failure to maintain such insurance or pay any premiums therefor. All sums so disbursed, including attorneys' fees, court costs and other charges related thereto, shall be payable on demand by Borrower to Agent and shall be additional Obligations hereunder secured by the Collateral.

          (b) Agent reserves the right at any time upon any change in any Credit Party's risk profile (including any change in the product mix maintained by any Credit Party or any laws affecting the potential liability of such Credit Party) to require additional forms and limits of insurance to, in Agent's opinion, adequately protect both Agent's and Lender's interests in all or any portion of the Collateral and to ensure that each Credit Party is protected by insurance in amounts and with coverage customary for its industry. If Agent requires any such additional forms or limits of insurance, the applicable Credit Party shall have thirty (30) days to provide to Agent satisfactory evidence that it has obtained such additional forms and/or limits. If requested by Agent, each Credit Party shall deliver to Agent from time to time a report of a reputable insurance broker, reasonably satisfactory to Agent, with respect to its insurance policies.

          (c) Borrower shall deliver to Agent, in form and substance satisfactory to Agent, endorsements to (i) all "All Risk" and business interruption insurance naming Agent, on behalf of itself and Lenders, as loss payee, and (ii) all general liability and other liability policies naming Agent, on behalf of itself and Lenders, as additional insured. Borrower irrevocably makes, constitutes and appoints Agent (and all officers, employees or agents designated by Agent), so long as any Default or Event of Default shall have occurred and be continuing or the anticipated insurance proceeds exceed $250,000, as Borrower's true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under such "All Risk" policies of insurance, endorsing the name of Borrower on any check or other item of payment for the proceeds of such "All Risk" policies of insurance and for making all determinations and decisions with respect to such "All Risk" policies of insurance. Agent shall have no duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney. Borrower shall promptly notify Agent of any loss, damage, or destruction to the Collateral in the amount of $250,000 or more, whether or not covered by insurance. After deducting from such proceeds the expenses, if any, incurred by Agent in the collection or handling thereof, Agent may, at its option, apply such proceeds to the reduction of the Obligations in accordance with SECTION 1.3(d); provided that in the case of insurance proceeds pertaining to any Credit Party that is not Borrower, such insurance proceeds shall be applied ratably to all of the Loans owing by Borrower, or permit or require Borrower to use such money, or any part thereof, to replace, repair, restore or rebuild the Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or

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destruction. Notwithstanding the foregoing, if the casualty giving rise to such insurance proceeds would not reasonably be expected to have a Material Adverse Effect and such insurance proceeds do not exceed $250,000 in the aggregate, Agent shall permit Borrower to replace, restore, repair or rebuild the property; PROVIDED that if Borrower shall not have completed or entered into binding agreements to complete such replacement, restoration, repair or rebuilding within 270 days of such casualty, Agent may apply such insurance proceeds to the Obligations in accordance with SECTION 1.3(d); provided further that in the case of insurance proceeds pertaining to any Credit Party that is not Borrower, such insurance proceeds shall be applied ratably to all of the Loans owing by Borrower. All insurance proceeds which are to be made available to Borrower to replace, repair, restore or rebuild the Collateral shall be applied by Agent to reduce the outstanding principal balance of the Revolving Loan of Borrower (which application shall not result in a permanent reduction of the Revolving Loan Commitment) and upon such application, Agent shall establish a Reserve against the Revolving Borrowing Base in an amount equal to the amount of such proceeds so applied. All insurance proceeds made available to any Credit Party that is not a Borrower to replace, repair, restore or rebuild Collateral shall be deposited in a cash collateral account. Thereafter, such funds shall be made available to Borrower to provide funds to replace, repair, restore or rebuild the Collateral as follows: (i) Borrower shall request a Revolving Credit Advance or a release from the cash collateral account be made to Borrower in the amount requested to be released; (ii) so long as the conditions set forth in SECTION
2.2 have been met, Revolving Lenders shall make such Revolving Credit Advance or Agent shall release funds from the cash collateral account; and (iii) in the case of insurance proceeds applied against the Revolving Loan, the Reserve established with respect to such insurance proceeds shall be reduced by the amount of such Revolving Credit Advance. To the extent not used to replace, repair, restore or rebuild the Collateral, such insurance proceeds shall be applied in accordance with SECTION 1.3(d); provided that in the case of insurance proceeds pertaining to any Credit Party that is not Borrower, such insurance proceeds shall be applied ratably to all of the Loans owing by Borrower.

     5.5. COMPLIANCE WITH LAWS. Each Credit Party shall comply with all federal, state, local and foreign laws (including, without limitation, the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976) and regulations applicable to it, including those relating to ERISA and labor matters, and Environmental Laws and Environmental Permits, except to the extent that the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     5.6. SUPPLEMENTAL DISCLOSURE. From time to time as may be requested by Agent (which request will not be made more frequently than once each year absent the occurrence and continuance of a Default or an Event of Default), the Credit Parties shall supplement each Disclosure Schedule hereto, or any representation herein or in any other Loan Document, with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or as an exception to such representation or which is necessary to correct any information in such Disclosure Schedule or representation which has been rendered inaccurate thereby (and, in the case of any supplements to any Disclosure Schedule, such Disclosure Schedule shall be appropriately marked to show the changes made therein); provided that (a) no such supplement to any such Disclosure Schedule or representation shall be or be deemed a waiver of any Default or Event of Default resulting from the matters disclosed therein, except as consented to by Agent and Requisite Lenders in writing; and (b) no supplement shall be required as to representations and warranties that relate solely to the Closing Date.

     5.7. INTELLECTUAL PROPERTY. Each Credit Party will conduct its business and affairs without any known infringement of or interference with any Intellectual Property of any other Person in any material respect.

     5.8. ENVIRONMENTAL MATTERS. (a) Each Credit Party shall and shall cause each Person within its control to: (i) conduct its operations and keep and maintain its Real Estate in compliance with all Environmental Laws and Environmental Permits other than noncompliance which could not reasonably be expected to have a Material Adverse Effect; (ii) implement any and all investigation, remediation, removal and response actions which are appropriate or necessary to maintain the value and marketability of the Real Estate or to otherwise comply with Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material on, at, in, under, above, to, from or about any of its Real Estate; (iii) notify Agent promptly after such Credit Party becomes aware of any violation of Environmental Laws or Environmental Permits or any Release on, at, in, under, above, to, from or about any Real Estate which is reasonably likely to result in Environmental Liabilities in excess of $50,000; and (iv) promptly forward to Agent a copy of any order, notice, request for information or any communication or report received by such Credit Party in connection with any such violation or Release or any other matter relating to any Environmental Laws or Environmental Permits that could reasonably be expected to result in Environmental Liabilities in excess of $50,000, in each case whether or not the Environmental Protection Agency or any Governmental Authority has taken or threatened any action in connection with any such violation, Release or other matter. If Agent at any time has a reasonable basis to believe that there may be a violation of any Environmental Laws or Environmental Permits by any Credit Party or any Environmental Liability arising thereunder, or a Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate, which, in each case, could reasonably be expected to have a Material Adverse Effect, then each Credit Party shall, upon Agent's written request (i) cause the performance of such environmental audits including subsurface sampling of soil and groundwater, and preparation of such environmental reports, at Borrower's expense, as Agent may from time to time reasonably request, which shall be conducted by reputable environmental consulting firms reasonably acceptable to Agent and shall be in form and substance acceptable to Agent, and (ii) permit Agent or its representatives to have access to all Real Estate for the purpose of conducting such environmental audits and testing as Agent

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deems appropriate, including subsurface sampling of soil and groundwater.
Borrower shall reimburse Agent for the costs of such audits and tests and the same will constitute a part of the Obligations secured hereunder.

          (b) In addition to, and not in limitation of, the foregoing, Borrower and Holdings shall take all actions necessary to cause all of the remedial actions, reporting obligations and related items listed in the "Recommended Actions" sections of the Environmental Issues Summary set forth on DISCLOSURE SCHEDULE (5.8) to be completed, in a manner satisfactory to the Agent, within ninety (90) days of the Closing Date.

     5.9. LANDLORDS' AGREEMENTS, MORTGAGEE AGREEMENTS AND BAILEE LETTERS. Each Credit Party shall obtain a landlord's agreement, mortgagee agreement or bailee letter, as applicable, from the lessor of each leased property or mortgagee of owned property or with respect to any warehouse, processor or converter facility or other location where Collateral is located, which agreement or letter shall contain a waiver or subordination of all Liens or claims that the landlord, mortgagee or bailee may assert against the Inventory or Collateral at that location, and shall otherwise be satisfactory in form and substance to Agent. After the Closing Date, no real property or warehouse space shall be leased or acquired by any Credit Party and no Inventory shall be shipped to a processor or converter under arrangements established after the Closing Date without the prior written consent of Agent (which consent, in Agent's discretion, may be conditioned upon the exclusion from the Revolving Borrowing Base of Eligible Inventory at that location or the establishment of Reserves acceptable to Agent) or, unless and until a satisfactory landlord or mortgagee agreement or bailee letter, as appropriate, shall first have been obtained with respect to such location. Each Credit Party shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located.

     5.10. CHIEF FINANCIAL OFFICER. On or prior to April 15, 2002, Borrower shall have hired a full-time employee to act as Borrower's chief financial officer, provided that such individual shall be acceptable to Agent in its sole discretion (the "NEW CFO"). Until such time as Borrower has hired the New CFO, one or more representatives of CBW shall continue to act as Borrower's financial management advisor upon substantially the same terms and with the same duties and responsibilities, as on the Closing Date.

     5.11. OPERATING COMMITTEE. On or before April 15, 2002, Borrower shall create an operating committee composed of William Morton, Haskell Knight, the New CFO and a representative designated by CBW (the "OPERATING COMMITTEE"). Borrower shall cause the Operating Committee to (i) prepare an annual strategic plan and updates thereto on a regular basis and as otherwise necessary to reflect changes in Borrower's condition (financial and otherwise), (ii) evaluate Borrower's performance relative to the strategic plan and implement actions designed to remedy any deviations

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from said plan and (iii) take such other actions as the Borrower may deem necessary from time to time. Borrower shall cause the Operating Committee to meet regularly, but no less frequently than quarterly. Borrower shall cause a designee of CBW to remain on the Operating Committee until such time as CBW's engagement by Borrower terminates; provided that upon the termination of CBW's engagement, the CBW representative on the Operating Committee shall automatically be removed without any further action by any party. Notwithstanding anything to the contrary set forth in this Section 5.11, the Operating Committee shall only have the rights and obligations set forth in this
Section 5.11 and all other rights and obligations with respect to Borrower's operations and management shall be retained by the manager and/or members of Borrower in accordance with the provisions of Borrower's operating agreement.

     5.12. VENDOR PAYMENT TERMS. Within thirty (30) days following the Closing Date, Agent shall have received a report from a third party consultant engaged by Borrower (at Borrower's expense) and acceptable to the Agent that the vendor payment terms for those vendors noted with a "*" on DISCLOSURE SCHEDULE 3.21(b) have been verified as true and accurate as of the Closing Date, which report shall be in the form and substance satisfactory to the Agent.

     5.13. VEHICLE TITLES. Within sixty (60) days following the Closing Date, Borrower shall have delivered to Agent, in form and substance satisfactory to Agent, evidence that all vehicles owned by Borrower have been properly titled in Borrower's name.

     5.14. HASKELL KNIGHT EMPLOYMENT AGREEMENT. Within thirty (30) days following the Closing Date, Borrower shall have amended the employment agreement of Haskell Knight in a manner acceptable to Agent.

     5.15. CASH MANAGEMENT SYSTEMS. Within fifteen (15) days following the Closing Date, Borrower shall have executed, and caused to have been executed by one or more banks, such cash management agreements as are required by Annex C and the Agent including, without limitation, pledge agreements for account nos. 350-030-3, 350-032-9, 349-920-9 and 349-945-6 at Harris Trust & Savings Bank and
account 2000001779325 at First Union National Bank.

     5.16. FURTHER ASSURANCES. Each Credit Party executing this Agreement agrees that it shall and shall cause each other Credit Party to, at such Credit Party's expense and upon request of Agent, duly execute and deliver, or cause to be duly executed and delivered, to Agent such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of Agent to carry out more effectively the provisions and purposes of this Agreement or any other Loan Document.

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6.   NEGATIVE COVENANTS

          Each Credit Party executing this Agreement jointly and severally agrees as to all Credit Parties that, without the prior written consent of Agent and the Requisite Lenders, from and after the date hereof until the Termination
Date:

     6.1. MERGERS, SUBSIDIARIES, ETC. No Credit Party shall directly or indirectly, by operation of law or otherwise, (a) form or acquire any Subsidiary, or (b) merge with, consolidate with, acquire all or substantially all of the assets or capital stock of, or otherwise combine with or acquire, any Person.

     6.2. INVESTMENTS; LOANS AND ADVANCES. Except as otherwise expressly permitted by this SECTION 6, no Credit Party shall make or permit to exist any investment in, or make, accrue or permit to exist loans or advances of money to, any Person, through the direct or indirect lending of money, holding of securities or otherwise, except that (a) Borrower may hold investments comprised of notes payable, or stock or other securities issued by Account Debtors to Borrower pursuant to negotiated agreements with respect to settlement of such Account Debtor's Accounts in the ordinary course of business, so long as the aggregate amount of such Accounts so settled by Borrower after the Closing Date does not exceed $100,000; (b) each Credit Party may maintain its existing investments in its Subsidiaries as of the Closing Date; (c) Borrower may hold the Holdings Note evidencing the $5,000,000 loan previously made to Holdings and evidenced thereby; and (d) other investments not exceeding $100,000 in the aggregate at any time outstanding.

     6.3. INDEBTEDNESS. (a) No Credit Party shall create, incur, assume or permit to exist any Indebtedness, except (without duplication) (i) Indebtedness secured by purchase money security interests and Capitalized Leases permitted in clause (c) of Section 6.7, (ii) the Loans and the other Obligations, (iii) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law, (iv) in the case of Holdings, Indebtedness evidenced by the Holdings Note,
(v) existing Indebtedness described in DISCLOSURE SCHEDULE (6.3) and refinancings thereof or amendments or modifications thereto which do not have the effect of increasing the principal amount thereof or changing the amortization thereof (other than to extend the same) and which are otherwise on terms and conditions no less favorable to any Credit Party, Agent or any Lender, as reasonably determined by Agent, than the terms of the Indebtedness being refinanced, amended or modified, (vi) the Existing Vendor Notes, and (vii) promissory notes issued to vendors in settlement of accounts payable owed to such vendors not in excess of $1,000,000 in the aggregate issued after the Closing Date, provided that such notes are not secured by any assets or property of any Credit Party and are otherwise in form and substance satisfactory to Agent.

          (b) No Credit Party shall, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness, other than (i) the Obligations, (ii) Indebtedness

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evidenced by the Holdings Note, and (iii) Indebtedness secured by a Permitted
Encumbrance if the asset securing such Indebtedness has been sold or otherwise disposed of in accordance with SECTIONS 6.8(b), (c) or (d).

     6.4. EMPLOYEE LOANS AND AFFILIATE TRANSACTIONS. (a) Except as otherwise expressly permitted in this Section 6 with respect to Affiliates, no Credit Party shall enter into or be a party to any transaction with any other Credit Party or any Affiliate thereof except in the ordinary course of and pursuant to the reasonable requirements of such Credit Party's business and upon fair and reasonable terms that are no less favorable to such Credit Party than would be obtained in a comparable arm's length transaction with a Person not an Affiliate of such Credit Party; PROVIDED, that (i) so long as no Event of Default has occurred or would occur as a result thereof Borrower and Holdings shall be permitted to reimburse MIG for out-of-pocket expenses and costs incurred by MIG on behalf of the Credit Parties to the extent required and contemplated by the Credit Parties' constituent documents as in effect on the date hereof but in no event in an amount exceeding (A) $258,000 for the period ending June 30, 1999, (B) $79,000 per month from July 1, 1999 until the Closing Date and (C) $45,000 per month thereafter (such amount to be pro-rated for partial months), (ii) Holdings shall be permitted to be a party to the Tax Sharing Agreement and, subject to SECTION 6.14, perform its obligations thereunder, and (iii) the Credit Parties shall be permitted to enter into the transactions relating to the Lebanon IRBs, the IRB Assignment Documents, the IRB Indenture and the IRB Lease Agreement. In addition, if any such transaction or series of related transactions involves payments in excess of $250,000 in the aggregate, the terms of these transactions must be disclosed in advance to Agent and Lenders. All such transactions existing as of the date hereof are described on DISCLOSURE SCHEDULE (6.4(a)). The parties hereto acknowledge and agree that each January Agent shall be permitted to review the expenses referred to in clause (i)(B) above and as a result of such review Agent may in the exercise of its reasonable credit judgment adjust the amount of expenses permitted by such clause (i)(B) above.

          (b) No Credit Party shall enter into any lending or borrowing transaction with any employees of any Credit Party, except loans to their respective employees on an arm's-length basis in the ordinary course of business consistent with past practices for travel expenses, relocation costs and similar purposes up to a maximum of $10,000 to any employee and up to a maximum of $30,000 in the aggregate at any one time outstanding.

     6.5. CAPITAL STRUCTURE AND BUSINESS. No Credit Party shall (a) make any changes in any of its business objectives, purposes or operations which could reasonably be expected to adversely affect the repayment of the Loans or any of the other Obligations or could reasonably be expected to have or result in a Material Adverse Effect, (b) make any change in its capital structure as described on DISCLOSURE SCHEDULE (3.8), including the issuance of any shares of Stock (other than the issuance of Stock in connection with the exercise of the Borrower Warrant), warrants (other than the

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Borrower Warrant) or other securities convertible into Stock or any revision of the terms of its outstanding Stock (other than the issuance of Stock upon exercise of the Borrower Warrant), or (c) amend its charter or bylaws, membership agreements, operating agreements (other than the amended and restated operating agreement of Borrower executed as of the Closing Date) or other constituent documents. No Credit Party shall engage in any business other than the businesses currently engaged in by it.

     6.6. GUARANTEED INDEBTEDNESS. No Credit Party shall create, incur, assume or permit to exist any Guaranteed Indebtedness except (a) by endorsement of instruments or items of payment for deposit to the general account of any Credit Party, and (b) for Guaranteed Indebtedness incurred for the benefit of any other Credit Party if the primary obligation is expressly permitted by this Agreement.

     6.7. LIENS. No Credit Party shall create, incur, assume or permit to exist any Lien on or with respect to its Accounts or any of its other properties or assets (whether now owned or hereafter acquired) except for (a) Permitted Encumbrances; (b) Liens in existence on the date hereof and summarized on DISCLOSURE SCHEDULE (6.7); (c) Liens created after the date hereof by conditional sale or other title retention agreements (including Capital Leases) or in connection with purchase money Indebtedness with respect to Equipment and Fixtures acquired by any Credit Party in the ordinary course of business, involving the incurrence of an aggregate amount of purchase money Indebtedness and Capital Lease Obligations of not more than $500,000 outstanding at any one time for all such Liens (provided that such Liens attach only to the assets subject to such purchase money debt and such Indebtedness is incurred within twenty (20) days following such purchase and does not exceed 100% of the purchase price of the subject assets); and (d) other Liens securing Indebtedness not exceeding $100,000 in the aggregate at any time outstanding, so long as such Liens do not attach to any Accounts or Inventory or any property included in the real property or Equipment appraisals previously delivered to Agent. In addition, no Credit Party shall become a party to any agreement, note, indenture or instrument, or take any other action, which would prohibit the creation of a Lien on any of its properties or other assets in favor of Agent, on behalf of itself and Lenders, as additional collateral for the Obligations, except operating leases, Capital Leases (including the IRB Lease Agreement), the IRB Indenture, or Licenses which prohibit Liens upon the assets that are subject thereto.

     6.8. SALE OF STOCK AND ASSETS. No Credit Party shall sell, transfer, convey, assign or otherwise dispose of any of its properties or other assets, including the capital Stock of any of its Subsidiaries (whether in a public or a private offering or otherwise) or any of their Accounts, other than (a) the sale of Inventory in the ordinary course of business, (b) the sale, transfer, conveyance or other disposition by a Credit Party of assets that are obsolete or no longer used or useful in such Credit Party's business and having a value not exceeding $50,000 in any single transaction or $100,000 in the aggregate in any Fiscal Year, and (c) other Equipment and Fixtures having a value not exceeding $50,000 in any single transaction or $100,000 in the aggregate in any

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Fiscal Year. With respect to any disposition of assets or other properties permitted pursuant to CLAUSE (b) and CLAUSE (c) above, Agent agrees on reasonable prior written notice to release its Lien on such assets or other properties in order to permit the applicable Credit Party to effect such disposition and shall execute and deliver to Borrower, at Borrower's expense, appropriate UCC-3 termination statements and other releases as reasonably requested by Borrower.

     6.9. ERISA. No Credit Party shall, or shall cause or permit any ERISA Affiliate to, cause or permit to occur an event which could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA or cause or permit to occur an ERISA Event to the extent such ERISA Event could reasonably be expected to have a Material Adverse Effect.

     6.10. FINANCIAL COVENANTS. Borrower shall not breach or fail to comply with any of the Financial Covenants (the "FINANCIAL COVENANTS") set forth in ANNEX G.

     6.11. HAZARDOUS MATERIALS. No Credit Party shall cause or permit a Release of any Hazardous Material on, at, in, under, above, to, from or about any of the Real Estate where such Release would (a) violate in any respect, or form the basis for any Environmental Liabilities under, any Environmental Laws or Environmental Permits or (b) otherwise adversely impact the value or marketability of any of the Real Estate or any of the Collateral, other than such violations or Environmental Liabilities which could not reasonably be expected to have a Material Adverse Effect.

     6.12. SALE-LEASEBACKS. No Credit Party shall engage in any sale-leaseback, synthetic lease or similar transaction involving any of its assets.

     6.13. CANCELLATION OF INDEBTEDNESS. No Credit Party shall cancel any claim or debt owing to it, except for reasonable consideration negotiated on an arm's-length basis and in the ordinary course of its business consistent with past practices.

     6.14. RESTRICTED PAYMENTS. No Credit Party shall make any Restricted Payment, except (a) dividends and distributions by Subsidiaries of Borrower paid to Borrower, (b) employee loans permitted under Section 6.4(b) above, (c) the payments to MIG permitted by clause (i) of the proviso contained in Section 6.4(a), and (d) distributions by Borrower to Holdings, and in turn by Holdings to MIG for purposes of fulfilling Holdings obligations under the Tax Sharing Agreement, so long as (i) the amount thereof does not exceed the amount payable by Holdings to MIG pursuant to the terms of the Tax Sharing Agreement determined as if Holdings had no assets other than its equity interests in Borrower and no other source of income other than in connection with such equity interests, (ii) any such distribution is made no earlier than two Business Days prior to the due date of the applicable payment pursuant to the Tax Sharing Agreement and (iii) no Default or Event of Default shall exist or would result as a result of such distributions; PROVIDED, HOWEVER, that the amount permitted to be distributed to Holdings from Borrower and, in turn, from Holdings to MIG pursuant to this Section

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6.14(d) shall be (A) reduced by any amounts due Holdings from MIG pursuant to the Tax Sharing Agreement and (B) limited to the amount of tax attributable to the income of the Borrower that is actually paid (taking into account available net operating losses, credits and other offsets and deductions ("TAX ASSETS")) to the applicable taxing authority by MIG or the affiliated group of corporations that file a consolidated federal income tax return of which MIG is a member or the common parent ("MORTON GROUP") (and for purposes of this proviso, to the extent that there are insufficient Tax Assets available to the Morton Group to completely offset its taxable income, such Tax Assets shall be allocated between the taxable income of each of Borrower, Morton Metalcraft Co., Morton Metalcraft Co. of North Carolina, Inc., B&W Fabricators, Inc., Morton Metalcraft Co. of South Carolina, Inc., and Mid-Central Plastics. Inc. on a pro rata basis based upon the amount of income generated by such entities for the year in question).

     6.15. CHANGE OF CORPORATE OR LIMITED LIABILITY COMPANY NAME OR LOCATION; CHANGE OF FISCAL YEAR. No Credit Party shall (a) change its corporate or limited liability company name, (b) change its chief executive office, principal place of business, corporate or limited liability company offices or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral, (c) change the type of entity that it is, (d) change its organization identification number, if any, issued by its state of incorporation or other organization or (e) change its state of incorporation or organization in any case without at least thirty (30) days prior written notice to Agent and after Agent's written acknowledgment that any reasonable action requested by Agent in connection therewith, including to continue the perfection of any Liens in favor of Agent, on behalf of Lenders, in any Collateral, has been completed or taken, and PROVIDED that any such new location shall be in the continental United States. Without limiting the foregoing, no Credit Party shall change its name, identity or corporate or limited liability company structure in any manner which might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of Section 9-402(7) of the Code or any other then applicable provision of the Code except upon prior written notice to Agent and Lenders and after Agent's written acknowledgment that any reasonable action requested by Agent in connection therewith, including to continue the perfection of any Liens in favor of Agent, on behalf of Lenders, in any Collateral, has been completed or taken. No Credit Party shall change its Fiscal Year.

     6.16. NO IMPAIRMENT OF INTERCOMPANY TRANSFERS. No Credit Party shall directly or indirectly enter into or become bound by any agreement, instrument, indenture or other obligation (other than this Agreement and the other Loan Documents) which could directly or indirectly restrict, prohibit or require the consent of any Person with respect to the payment of dividends or distributions or the making or repayment of intercompany loans by a Subsidiary of Borrower to Borrower.

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     6.17.     NO SPECULATIVE TRANSACTIONS. No Credit Party shall engage in any transaction involving commodity options, futures contracts or similar transactions, except solely to hedge against fluctuations in the prices of commodities owned or purchased by it and the values of foreign currencies receivable or payable by it and interest swaps, caps or collars.

     6.18. LEASES. No Credit Party shall enter into any operating lease for Equipment or Real Estate, if the aggregate of all such operating lease payments payable in any year for Holdings and its Subsidiaries on a consolidated basis would exceed $3,000,000.

     6.19. CREDIT PARTIES OTHER THAN BORROWER. None of the Credit Parties other than Borrower shall engage in any trade or business, or own any assets (other than Stock of their Subsidiaries) or incur any Indebtedness or Guaranteed Indebtedness (other than the Obligations and the Holdings Note); PROVIDED that the IRB Subsidiary shall be the holder of the Lebanon IRBs.

     6.20. MODIFICATIONS OF CERTAIN DOCUMENTS. No Credit Party shall amend or change (or permit or consent to any amendment or change of) the terms of the Worthington Acquisition Agreement, the Tax Sharing Agreement or any documentation relating to the Lebanon IRBs, including, without limitation, the IRB Indenture or the IRB Lease Agreement.

     6.21. WORTHINGTON LITIGATION; WORTHINGTON ACQUISITION AGREEMENT. Without the express written consent of the Agent, no Credit Party shall (i) settle, withdraw, compromise, or make any payments (in cash or any other form of consideration) in connection with the Worthington Litigation or (ii) make any payments (in cash or any other form of consideration) (including the Contingent Payment (as such term is defined in the Worthington Acquisition Agreement) or the purchase price adjustment payment contemplated by Section 2.2 of the Worthington Acquisition Agreement) contemplated or required by the Worthington Acquisition Agreement. No Credit Party will permit (i) the payment of any dividends upon the Preferred Stock (as such term is defined in the Worthington Acquisition Agreement) or (ii) any party (including without limitation MIG) to amend, cancel or otherwise modify the terms of the Preferred Stock. The Credit Parties will promptly deliver to Agent copies of pleadings or filings and all non-privileged case summaries and memorandum, received, filed, sent or otherwise relating to each of the Worthington Litigation, the Worthington Acquisition Agreement and the Preferred Stock.

7.   TERM

     7.1. TERMINATION. The financing arrangements contemplated hereby shall be in effect until the Commitment Termination Date, and the Loans and all other Obligations shall be automatically due and payable in full on such date.

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     7.2.      SURVIVAL OF OBLIGATIONS UPON TERMINATION OF FINANCING
ARRANGEMENTS. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the obligations, duties and liabilities of the Credit Parties or the rights of Agent and Lenders relating to any unpaid portion of the Loans or any other Obligations, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Commitment Termination Date. Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon the Credit Parties, and all rights of Agent and each Lender, all as contained in the Loan Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided however, that in all events the provisions of SECTION 11, the payment obligations under SECTIONS 1.15 and 1.16, and the indemnities contained in the Loan Documents shall survive the Termination Date.

8.   EVENTS OF DEFAULT: RIGHTS AND REMEDIES

     8.1. EVENTS OF DEFAULT. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "EVENT OF DEFAULT" hereunder:

          (a) Borrower (i) fails to make any payment of principal of, or interest on, or Fees owing in respect of, the Loans or any of the other Obligations when due and payable, or (ii) fails to pay or reimburse Agent or Lenders for any expense reimbursable hereunder or under any other Loan Document within ten (10) days following Agent's demand for such reimbursement or payment of expenses.

          (b) Any Credit Party shall fail or neglect to perform, keep or observe any of the provisions of SECTIONS 1.4, 1.8, 5.4, 5.8(b), 5.10, 5.11, 5.12, 5.14,
5.15 or 6, or any of the provisions set forth in ANNEXES C or G, respectively.

          (c) Borrower shall fail or neglect to perform, keep or observe any of the provisions of SECTION 4 or any provisions set forth in ANNEXES E or F, respectively, and the same shall remain unremedied for five (5) days or more after such Credit Party is aware or should have been aware of such failure or negligence.

          (d) Any Credit Party shall fail or neglect to perform, keep or observe any other provision of this Agreement or of any of the other Loan Documents (other than any provision embodied in or covered by any other clause of this SECTION 8.1) and the same shall remain unremedied for thirty (30) days or more after such Credit Party is aware or should have been aware of such failure or negligence.

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          (e) A default or breach shall occur under any other agreement, document or instrument to which any Credit Party is a party which is not cured within any applicable grace period, and such default or breach (i) involves the failure to make any payment when due in respect of any Indebtedness (other than the Obligations) of any Credit Party in excess of $250,000 in the aggregate, or
(ii) causes, or permits any holder of such Indebtedness or a trustee to cause, Indebtedness or a portion thereof in excess of $250,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, regardless of whether such default is waived, or such right is exercised, by such holder or trustee.

          (f) Any information contained in any Revolving Borrowing Base Certificate is untrue or incorrect in any respect, or any representation or warranty herein or in any Loan Document or in any written statement, report, financial statement or certificate other than a Revolving Borrowing Base Certificate (but including the Cash Flow Budget and the Operating Budget) made or delivered to Agent or any Lender by any Credit Party is untrue or incorrect in any material respect as of the date when made or deemed made.

          (g) Assets of any Credit Party with a fair market value of $100,000 or more shall be attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of any Credit Party and such condition continues for forty-five (45) days or more.

          (h) A case or proceeding shall have been commenced against any Credit Party seeking a decree or order in respect of any Credit Party (i) under Title 11 of the United States Code, as now constituted or hereafter amended or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for any Credit Party or of any substantial part of any such Person's assets, or (iii) ordering the winding-up or liquidation of the affairs of any Credit Party, and such case or proceeding shall remain undismissed or unstayed for sixty (60) days or more or such court shall enter a decree or order granting the relief sought in such case or proceeding.

          (i) Any Credit Party (i) shall file a petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or other similar law,
(ii) shall fail to contest in a timely and appropriate manner or shall consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of any Credit Party or of any substantial part of any such Person's assets, (iii) shall make an assignment for the benefit of creditors, (iv) shall take any corporate or limited liability company action in furtherance of any of the foregoing; or
(v) shall admit

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in writing its inability to, or shall be generally unable to, pay its debts as such debts become due.

          (j) A final judgment or judgments for the payment of money in excess of $100,000 in the aggregate at any time outstanding shall be rendered against any Credit Party and the same shall not, within thirty (30) days after the entry thereof, have been discharged or execution thereof stayed or bonded pending appeal, or shall not have been discharged prior to the expiration of any such stay.

          (k) Any material provision of any Loan Document shall for any reason cease to be valid, binding and enforceable in accordance with its terms (or any Credit Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or any security interest created under any Loan Document shall cease to be a valid and perfected first priority security interest or Lien (except as otherwise permitted herein or therein) in any of the Collateral purported to be covered thereby.

          (l) Any Change of Control shall occur.

          (m) Any event shall occur as a result of which revenue-producing activities cease or are substantially curtailed at any facility of Borrower generating more than 15% (or 25% if such facility is covered by insurance, including business interruption insurance acceptable to Agent) of Borrower's consolidated revenues for the Fiscal Year preceding such event and such cessation or curtailment continues for more than twenty (20) days.

          (n) Without limiting the provisions of clause (e) above, a default or breach shall occur under any of the documentation relating to the Lebanon IRBs, including, without limitation, the IRB Indenture or the IRB Lease Agreement, which is not cured within any applicable grace period, and such default or breach (i) involves the failure to make any payment when due in respect of any obligations under such documentation, or (ii) causes, or permits any holder of such obligation or a trustee to cause such obligation to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, regardless of whether such default is waived, or such right is exercised, by such holder or trustee.

          (o) Any Person other than the IRB Subsidiary (or its trustee pursuant to the terms of the IRB Indenture) or Agent, on behalf of Lenders, shall hold the Lebanon IRBs or have any rights related thereto.

          (p) The Chapter 7 Trustee in the In re: Outboard Marine Corporation Chapter 7 bankruptcy case filed in the Northern District of Illinois bearing case number 00-37405 shall obtain a judgment against the Borrower for an amount in excess of

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$100,000 in the aggregate, or the Borrower shall settle or compromise any claim brought or asserted by said Chapter 7 Trustee for an amount in excess of $100,000 in the aggregate.

          (q) All of the Lebanon IRBs (other than those which have matured and been paid-in-full as of the Closing Date) shall not have been delivered to Agent within forty-five (45) days following the Closing Date; such Lebanon IRB's to be in such form as contemplated by the certain Letter of Direction dated April 15, 1999 from Worthington Industries to Firstar Bank, N.A.

     8.2. REMEDIES. (a) If any Event of Default shall have occurred and be continuing or if a Default shall have occurred and be continuing and Agent or Requisite Revolving Lenders shall have determined not to make any Advances or incur any Letter of Credit Obligations so long as that specific Default is continuing, Agent may (and at the written request of the Requisite Revolving Lenders shall), without notice, suspend the Revolving Loan facility with respect to further Advances and/or the incurrence of further Letter of Credit Obligations whereupon any further Advances and Letter of Credit Obligations shall be made or extended in Agent's sole discretion (or in the sole discretion of the Requisite Revolving Lenders, if such suspension occurred at their direction) so long as such Default or Event of Default is continuing. If any Default or Event of Default shall have occurred and be continuing, Agent may (and at the written request of Requisite Lenders shall), without notice except as otherwise expressly provided herein, increase the rate of interest applicable to the Loans and the Letter of Credit Fees to the Default Rate.

          (b) If any Event of Default shall have occurred and be continuing, Agent may (and at the written request of the Requisite Lenders shall), without notice, (i) terminate the Revolving Loan facility with respect to further Advances or the incurrence of further Letter of Credit Obligations; (ii) declare all or any portion of the Obligations, including all or any portion of any Loan to be forthwith due and payable, and require that the Letter of Credit Obligations be cash collateralized as provided in ANNEX B, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrower and each other Credit Party; and (iii) exercise any rights and remedies provided to Agent under the Loan Documents and/or at law or equity, including all remedies provided under the Code; PROVIDED, HOWEVER, that upon the occurrence of an Event of Default specified in SECTIONS 8.1(g), (h) or
(i), the Revolving Loan facility shall be immediately terminated and all of the Obligations, including the aggregate Revolving Loan, shall become immediately due and payable without declaration, notice or demand by any Person.

     8.3. WAIVERS BY CREDIT PARTIES. Except as otherwise provided for in this Agreement or by applicable law, each Credit Party waives: (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights,

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documents, instruments, chattel paper and guaranties at any time held by Agent on which any Credit Party may in any way be liable, and hereby ratifies and confirms whatever Agent may do in this regard, (b) all rights to notice and a hearing prior to Agent's taking possession or control of, or to Agent's replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing Agent to exercise any of its remedies, and (c) the benefit of all valuation, appraisal, marshaling and exemption laws.

9.   ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT

     9.1. ASSIGNMENT AND PARTICIPATIONS. (a) The Credit Parties signatory hereto consent to any Lender's assignment of, and/or sale of participations in, at any time or times, the Loan Documents, Loans, Letter of Credit Obligations and any Commitment or of any portion thereof or interest therein, including any Lender's rights, title, interests, remedies, powers or duties thereunder, whether evidenced by a writing or not. Any assignment by a Lender shall (i) require the consent of Agent and (so long as no Default or Event of Default has occurred and is continuing) the Borrower (which shall not be unreasonably withheld or delayed) and the execution of an assignment agreement (an "ASSIGNMENT AGREEMENT") substantially in the from attached hereto as EXHIBIT 9.1(a) and otherwise in form and substance satisfactory to, and acknowledged by, Agent; (ii) be conditioned on such assignee Lender representing to the assigning Lender and Agent that it is purchasing the applicable Loans to be assigned to it for its own account, for investment purposes and not with a view to the distribution thereof; (iii) if a partial assignment, be in an amount at least equal to $5,000,000 and, after giving effect to any such partial assignment, the assigning Lender shall have retained Commitments in an amount at least equal to $5,000,000; and (iv) include a payment to Agent of an assignment fee of $3,500. In the case of an assignment by a Lender under this SECTION 9.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were a Lender hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Commitments or assigned portion thereof from and after the date of such assignment. Borrower hereby acknowledges and agrees that any assignment will give rise to a direct obligation of Borrower to the assignee and that the assignee shall be considered to be a "Lender". In all instances, each Lender's liability to make Loans hereunder shall be several and not joint and shall be limited to such Lender's Pro Rata Share of the applicable Commitment. In the event Agent or any Lender assigns or otherwise transfers all or any part of the Obligations, Agent or any such Lender shall so notify Borrower and Borrower shall, upon the request of Agent or such Lender, execute new Notes in exchange for the Notes, if any, being assigned. Notwithstanding the foregoing provisions of this SECTION 9.1(a), any Lender may at any time pledge the Obligations held by it and such Lender's rights under this Agreement and the other Loan Documents to a Federal Reserve Bank, and any Lender that is an investment fund may assign the Obligations held by it and such Lender's rights under this Agreement and the other Loan Documents to another investment fund managed by the same investment advisor; PROVIDED, HOWEVER, that no such pledge to a

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Federal Reserve Bank shall release such Lender from such Lender's obligations hereunder or under any other Loan Document.

          (b) Any participation by a Lender of all or any part of its Commitments shall be made with the understanding that all amounts payable by Borrower hereunder shall be determined as if that Lender had not sold such participation, and that the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except actions directly affecting (i) any reduction in the principal amount of, or interest rate or Fees payable with respect to, any Loan in which such holder participates, (ii) any extension of the scheduled amortization of the principal amount of any Loan in which such holder participates or the final maturity date thereof, and (iii) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement, the Collateral Documents or the other Loan Documents). Solely for purposes of SECTIONS 1.13, 1.15, 1.16 and 9.8, Borrower acknowledges and agrees that a participation shall give rise to a direct obligation of Borrower to the participant and the participant shall be considered to be a "Lender". Except as set forth in the preceding sentence neither Borrower nor any Credit Party shall have any obligation or duty to any participant. Neither Agent nor any Lender (other than the Lender selling a participation) shall have any duty to any participant and may continue to deal solely with the Lender selling a participation as if no such sale had occurred.

          (c) Except as expressly provided in this SECTION 9.1, no Lender shall, as between Borrower and that Lender, or Agent and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans, the Notes or other Obligations owed to such Lender.

          (d) Each Credit Party executing this Agreement shall assist any Lender permitted to sell assignments or participations under this SECTION 9.1 as reasonably required to enable the assigning or selling Lender to effect any such assignment or participation, including the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and, if requested by Agent in connection with the primary syndication of the Commitments and/or the Loans, the preparation of informational materials for, and the participation of management in meetings with, potential assignees or participants. Each Credit Party executing this Agreement shall certify the correctness, completeness and accuracy of all descriptions of the Credit Parties and their affairs contained in any selling materials provided by them and all other information provided by them and included in such materials, except that any Projections delivered by Borrower shall only be certified by Borrower as having been prepared by Borrower in compliance with the representations contained in SECTION 3.4(c).

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          (e) A Lender may furnish any information concerning Credit Parties in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants). Each Lender shall obtain from assignees or participants confidentiality covenants substantially equivalent to those contained in SECTION 11.8.

          (f) So long as no Event of Default shall have occurred and be continuing, no Lender shall assign or sell participations in any portion of its Loans or Commitments to a potential Lender or participant, if, as of the date of the proposed assignment or sale, the assignee Lender or participant would be subject to capital adequacy or similar requirements under SECTION 1.16(a), increased costs under SECTION 1.16(b), an inability to fund LIBOR Loans under
SECTION 1.16(c), or withholding taxes in accordance with SECTION 1.15(a).

     9.2. APPOINTMENT OF AGENT. GE Capital is hereby appointed to act on behalf of all Lenders as Agent under this Agreement and the other Loan Documents. The provisions of this SECTION 9.2 are solely for the benefit of Agent and Lenders and no Credit Party nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and the other Loan Documents, Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Credit Party or any other Person. Agent shall have no duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents. The duties of Agent shall be mechanical and administrative in nature and Agent shall not have, or be deemed to have, by reason of this Agreement, any other Loan Document or otherwise a fiduciary relationship in respect of any Lender. Neither Agent nor any of its Affiliates nor any of their respective officers, directors, employees, agents or representatives shall be liable to any Lender for any action taken or omitted to be taken by it hereunder or under any other Loan Document, or in connection herewith or therewith, except for damages caused by its or their own gross negligence or willful misconduct.

          If Agent shall request instructions from Requisite Lenders, Requisite Revolving Lenders, or all affected Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Requisite Lenders, Requisite Revolving Lenders, or all affected Lenders, as the case may be, and Agent shall not incur liability to any Person by reason of so refraining. Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document (a) if such action would, in the opinion of Agent, be contrary to law or the terms of this Agreement or any other Loan Document, (b) if such action would, in the opinion of Agent, expose Agent to Environmental Liabilities or (c) if Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of Requisite Lenders, Requisite Revolving Lenders, or all affected Lenders, as applicable.

     9.3. AGENT'S RELIANCE, ETC. Neither Agent nor any of its Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages caused by its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, Agent: (a) may treat the payee of any Note as the holder thereof until Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to Agent; (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Credit Party or to inspect the Collateral (including the books and records) of any Credit Party;
(e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (f) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

     9.4. GE CAPITAL AND AFFILIATES. With respect to its Commitments hereunder, GE Capital shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include GE Capital in its individual capacity. GE Capital and its Affiliates may lend money to, invest in, and generally engage in any kind of business with, any Credit Party, any of their Affiliates and any Person who may do business with or own securities of any Credit Party or any such Affiliate, all as if GE Capital were not Agent and without any duty to account therefor to Lenders. GE Capital and its Affiliates may accept fees and other consideration from any Credit Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders. Each Lender acknowledges the potential conflict of interest between GE Capital as a Lender holding disproportionate interests in the Loans and GE Capital as Agent.

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     9.5.      LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender and based on the Financial Statements referred to in SECTION 3.4(a) and such other documents and information as it has deemed appropriate, made its own credit and financial analysis of the Credit Parties and its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Lender acknowledges the potential conflict of interest of each other Lender as a result of Lenders holding disproportionate interests in the Loans, and expressly consents to, and waives any claim based upon, such conflict of interest.

     9.6. INDEMNIFICATION. Lenders agree to indemnify Agent (to the extent not reimbursed by Credit Parties and without limiting the obligations of Credit Parties hereunder), ratably according to their respective Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by Agent in connection therewith; PROVIDED, HOWEVER, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Agent is not reimbursed for such expenses by Credit Parties.

     9.7. SUCCESSOR AGENT. Agent may resign at any time by giving not less than thirty (30) days' prior written notice thereof to Lenders and Borrower. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within 30 days after the resigning Agent's giving notice of resignation, then the resigning Agent may, on behalf of Lenders, appoint a successor Agent, which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution is organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $300,000,000. If no successor Agent has been appointed pursuant to the foregoing, by the 30th day after the date such notice of resignation was given by the resigning Agent, such resignation shall become effective and the Requisite Lenders shall thereafter perform all the duties of Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Agent as provided above. Any successor Agent appointed by Requisite Lenders hereunder shall be subject to the approval of Borrower, such approval not to be unreasonably withheld or delayed; PROVIDED that such approval shall not be required if a Default or an Event of Default shall have occurred and be continuing. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the earlier of the acceptance of any appointment as Agent hereunder by a successor Agent or the effective date of the resigning Agent's resignation, the resigning Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity rights or other rights in favor of such resigning Agent shall continue. After any resigning Agent's resignation hereunder, the provisions of this SECTION 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

     9.8. SETOFF AND SHARING OF PAYMENTS. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender and each holder of any Note is hereby authorized at any time or from time to time, without notice to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all balances held by it at any of its offices for the account of Borrower or any Guarantor (regardless of whether such balances are then due to Borrower or any Guarantor) and any other properties or assets any time held or owing by that Lender or that holder to or for the credit or for the account of Borrower or any Guarantor against and on account of any of the Obligations which are not paid when due. Any Lender or holder of any Note exercising a right to set off or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender's or holder's Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so set off or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares. Borrower and each Credit Party that is a Guarantor agree, to the fullest extent permitted by law, that (a) any Lender or holder may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such amount so set off to other Lenders and holders and
(b) any Lender or holders so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Loans and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the set-off amount or payment otherwise received is thereafter recovered from the Lender that has exercised the right of set-off, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.

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     9.9.      ADVANCES; PAYMENTS; NON-FUNDING LENDERS; INFORMATION; ACTIONS IN
CONCERT.

          (a) ADVANCES; PAYMENTS. (i) Agent shall notify Revolving Lenders, promptly after receipt of a Notice of Revolving Credit Advance and in any event prior to 1:00 p.m. (New York time) on the date such Notice of Revolving Advance is received, by telecopy, telephone or other similar form of transmission. Each Revolving Lender shall make the amount of such Lender's Pro Rata Share of such Revolving Credit Advance available to Agent in same day funds by wire transfer to Agent's account as set forth in ANNEX H not later than 3:00 p.m. (New York time) on the requested funding date, in the case of an Index Rate Loan and not later than 11:00 a.m. (New York time) on the requested funding date in the case of a LIBOR Loan. After receipt of such wire transfers (or, in the Agent's sole discretion, before receipt of such wire transfers), subject to the terms hereof, Agent shall make the requested Revolving Credit Advance to Borrower as designated by Borrower in the Notice of Revolving Credit Advance. All payments by each Revolving Lender shall be made without setoff, counterclaim or deduction of any kind.

               (ii) On the second (2nd) Business Day of each calendar week or more frequently as aggregate cumulative payments in excess of $2,000,000 are received with respect to the Loans (each, a "SETTLEMENT DATE"), Agent will advise each Lender by telephone, or telecopy of the amount of such Lender's Pro Rata Share of principal, interest and Fees paid for the benefit of Lenders with respect to each applicable Loan. Provided that such Lender has funded all payments or Advances required to be made by it and has purchased all participations required to be purchased by it under this Agreement and the other Loan Documents as of such Settlement Date, Agent will pay to each Lender such Lender's Pro Rata Share of principal, interest and Fees paid by Borrower since the previous Settlement Date for the benefit of that Lender on the Loans held by it. To the extent that any Lender (a "NON-FUNDING LENDER") has failed to fund all such payments and Advances or failed to fund the purchase of all such participations, Agent shall be entitled to set off the funding short-fall against that Non-Funding Lender's Pro Rata Share of all payments received from Borrower. Such payments shall be made by wire transfer to such Lender's account (as specified by such Lender in ANNEX H or the applicable Assignment Agreement) not later than 2:00 p.m. (New York time) on the next Business Day following each Settlement Date.

          (b) AVAILABILITY OF LENDER'S PRO RATA SHARE. Agent may assume that each Revolving Lender will make its Pro Rata Share of each Revolving Credit Advance available to Agent on each funding date. If such Pro Rata Share is not, in fact, paid to Agent by such Revolving Lender when due, Agent will be entitled to recover such amount on demand from such Revolving Lender without set-off, counterclaim or deduction of any kind. If any Revolving Lender fails to pay the amount of its Pro Rata Share forthwith upon Agent's demand, Agent shall promptly notify Borrower and Borrower shall immediately repay such amount to Agent. Nothing in this SECTION 9.9(b) or elsewhere in this Agreement or the other Loan Documents shall be deemed to require Agent to advance funds on behalf of any Revolving Lender or to relieve any Revolving Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrower may have against any Revolving Lender as a result of any default by such Revolving Lender hereunder. To the extent that Agent advances funds to Borrower on behalf of any Revolving Lender and is not reimbursed therefor on the same Business Day as such Advance is made, Agent shall be entitled to retain for its account all interest accrued on such Advance until reimbursed by the applicable Revolving Lender.

          (c) RETURN OF PAYMENTS. (i) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrower and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender on demand without set-off, counterclaim or deduction of any kind.

               (ii) If Agent determines at any time that any amount received by Agent under this Agreement must be returned to Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to Borrower or such other Person, without set-off, counterclaim or deduction of any kind.

          (d) NON-FUNDING LENDERS. The failure of any Non-Funding Lender to make any Revolving Credit Advance or any payment required by it hereunder or to purchase any participation to be made or purchased by it on the date specified therefor shall not relieve any other Revolving Lender (each such other Revolving Lender, an "OTHER LENDER") of its obligations to make such Advance or purchase such participation on such date, but neither any Other Lender nor Agent shall be responsible for the failure of any Non-Funding Lender to make an Advance or to purchase a participation required hereunder. Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a "Lender" or a "Revolving Lender" (or be included in the calculation of "Requisite Lenders" or "Requisite Revolving Lenders" hereunder) for any voting or consent rights under or with respect to any Loan Document.

          (e) DISSEMINATION OF INFORMATION. Agent will use reasonable efforts to provide Lenders with any notice of Default or Event of Default received by Agent from, or delivered by Agent to, any Credit Party, with notice of any Event of Default of which Agent has actually become aware and with notice of any action taken by Agent following any Event of Default; provided, however, that Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent's gross negligence or willful misconduct.

          (f) ACTIONS IN CONCERT. Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Notes (including exercising any rights of set-off) without first obtaining the prior written consent of Agent and Requisite Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of Agent.

10.  SUCCESSORS AND ASSIGNS

     10.1. SUCCESSORS AND ASSIGNS. This Agreement and the other Loan Documents shall be binding on and shall inure to the benefit of each Credit Party, Agent, Lenders and their respective successors and assigns (including, in the case of any Credit Party, a debtor-in-possession on behalf of such Credit Party), except as otherwise provided herein or therein. No Credit Party may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Loan Documents without the prior express written consent of Agent and Lenders. Any such purported assignment, transfer, hypothecation or other conveyance by any Credit Party without the prior express written consent of Agent and Lenders shall be void. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of each Credit Party, Agent and Lenders with respect to the transactions contemplated hereby and no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement or any of the other Loan Documents.

11.  MISCELLANEOUS

     11.1. COMPLETE AGREEMENT; MODIFICATION OF AGREEMENT. The Loan Documents constitute the complete agreement between the parties with respect to the subject matter thereof and may not be modified, altered or amended except as set forth in SECTION 11.2 below. Any letter of interest, and/or fee letter, if any, between any Credit Party and Agent or any Lender or any of their respective affiliates, predating this Agreement and relating to a financing of substantially similar form, purpose or effect shall be superseded by this Agreement.

     11.2. AMENDMENTS AND WAIVERS. (a) Except for actions expressly permitted to be taken by Agent, no amendment, modification, termination or waiver of any provision of this Agreement or any of the Notes, or any consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Agent and Borrower, and by Requisite Lenders, Requisite Revolving Lenders, or all affected Lenders, as applicable. Except as set forth in CLAUSES (b) and (c) below, all such amendments, modifications, terminations or waivers requiring the consent of any Lenders shall require the written consent of Requisite Lenders.

          (b) No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement which waives compliance with the conditions precedent set forth in SECTION 2.2 to the making of any Loan or the incurrence of any Letter of Credit Obligations shall be effective unless the same shall be in writing and signed by Agent, Requisite Revolving Lenders and Borrower. Notwithstanding anything contained in this Agreement to the contrary, no waiver or consent with respect to any Default (if in connection therewith Agent or Requisite Revolving Lenders, as the case may be, have exercised its or their right to suspend the making or incurrence of further Advances or Letter of Credit Obligations pursuant to SECTION 8.2(a)) or any Event of Default shall be effective for purposes of the conditions precedent to the making of Loans or the incurrence of Letter of Credit Obligations set forth in SECTION 2.2 unless the same shall be in writing and signed by Agent, Requisite Revolving Lenders and Borrower.

          (c) No amendment, modification, termination or waiver shall, unless in writing and signed by Agent and each Lender directly affected thereby, do any of the following: (i) increase the principal amount of any Lender's Commitment (which action shall be deemed to directly affect all Lenders); (ii) reduce the principal of, rate of interest on or Fees payable with respect to any Loan or Letter of Credit Obligations of any affected Lender; (iii) extend any scheduled payment date or final maturity date of the principal amount of any Loan of any affected Lender; (iv) waive, forgive, defer, extend or postpone any payment of interest or Fees as to any affected Lender; (v) except as otherwise permitted herein or in the other Loan Documents, release, or permit any Credit Party to sell or otherwise dispose of, any Collateral with a value exceeding $5,000,000 in the aggregate (which action shall be deemed to directly affect all Lenders);
(vi) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for Lenders or any of them to take any action hereunder; and (vii) amend or waive this SECTION 11.2 or the definitions of the terms "Requisite Lenders" or "Requisite Revolving Lenders" insofar as such definitions affect the substance of this SECTION 11.2. Furthermore, no amendment, modification, termination or waiver affecting the rights or duties of Agent under this Agreement or any other Loan Document shall be effective unless in writing and signed by Agent, in addition to Lenders required hereinabove to take such action. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Agent to take additional Collateral pursuant to any Loan Document. No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the holder of that Note. No notice to or demand on any Credit Party in any case shall entitle such Credit Party or any other Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this
SECTION 11.2 shall be binding upon each holder of the Notes at the time outstanding and each future holder of the Notes.

          (d) If, in connection with any proposed amendment, modification, waiver or termination (a "PROPOSED CHANGE"):

               (i) requiring the consent of all affected Lenders, the consent of Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described this CLAUSE (i) and in CLAUSES (ii), (iii) and (iv) below being referred to as a "NON-CONSENTING LENDER"), or

               (ii) requiring the consent of Requisite Revolving Lenders, the consent of Revolving Lenders holding 51% or more of the aggregate Revolving Loan Commitments is obtained, but the consent of Requisite Revolving Lenders is not obtained, or

               (iii) requiring the consent of Requisite Lenders, the consent of Lenders holding 51% or more of the aggregate Commitments is obtained, but the consent of Requisite Lenders is not obtained, then, so long as Agent is not a Non-Consenting Lender, at Borrower's request, Agent or a Person acceptable to Agent shall have the right with Agent's consent and in Agent's sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon Agent's request, sell and assign to Agent or such Person, all of the Commitments of such Non-Consenting Lender for an amount equal to the principal balance of all Loans held by the Non-Consenting Lender and all accrued interest and Fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

          (e) Upon indefeasible payment in full in cash and performance of all of the Obligations (other than indemnification Obligations under Section 1.13), termination of the Commitments and a release of all claims against Agent and Lenders, and so long as no suits, actions, proceedings, or claims are pending or threatened against any Indemnified Person asserting any damages, losses or liabilities that are Indemnified Liabilities, Agent shall deliver to Borrower termination statements, mortgage releases and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations.

     11.3. FEES AND EXPENSES. Borrower shall reimburse Agent for all out-of-pocket expenses incurred in connection with the preparation of the Loan Documents (including the reasonable fees and expenses of all of its special loan counsel, advisors, consultants and auditors retained in connection with the Loan Documents and the Related Transactions and advice in connection therewith). Borrower shall reimburse Agent (and, with respect to CLAUSES (c), (d) and (e) below, all Lenders) for all fees, costs and expenses, including the reasonable fees, costs and expenses of counsel or other advisors (including environmental and management consultants and appraisers) for advice, assistance, or other representation in connection with:

          (a) the forwarding to Borrower or any other Person on behalf of Borrower by Agent of the proceeds of the Loans;

          (b) any amendment, modification or waiver of, or consent with respect to, any of the Loan Documents or Related Transactions Documents or advice in connection with the administration of the Loans made pursuant hereto or its rights hereunder or thereunder;

          (c) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agent, any Lender, Borrower or any other Person) in any way relating to the Collateral, any of the Loan Documents or any other agreement to be executed or delivered in connection therewith or herewith, whether as party, witness, or otherwise, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against Borrower or any other Person that may be obligated to Agent by virtue of the Loan Documents; including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the Loans during the pendency of one or more Events of Default; PROVIDED that in the case of reimbursement of counsel for Lenders other than Agent, such reimbursement shall be limited to one counsel for all such Lenders;

          (d) any attempt to enforce any remedies of Agent against any or all of the Credit Parties or any other Person that may be obligated to Agent or any Lender by virtue of any of the Loan Documents; including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the Loans during the pendency of one or more Events of Default; PROVIDED that in the case of reimbursement of counsel for Lenders other than Agent, such reimbursement shall be limited to one counsel for all such Lenders;

          (e) any work-out or restructuring of the Loans during the pendency of one or more Events of Default; or

          (f) efforts to (i) monitor the Loans or any of the other Obligations,
(ii) evaluate, observe or assess any of the Credit Parties or their respective affairs, and (iii) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral;

including, as to each of clauses (a) through (f) above, all attorneys' and other professional and service providers' fees arising from such services, including those in connection with any appellate proceedings; and all expenses, costs, charges and other fees incurred by such counsel and others in any way or respect arising in connection with or relating to any of the events or actions described in this SECTION 11.3 shall be payable, on demand, by Borrower to Agent. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or telecopy charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

     11.4. NO WAIVER. Agent's or any Lender's failure, at any time or times, to require strict performance by the Credit Parties of any provision of this Agreement and any of the other Loan Documents shall not waive, affect or diminish any right of Agent or such Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver of an Event of Default shall not suspend, waive or affect any other Event of Default whether the same is prior or subsequent thereto and whether the same or of a different type. Subject to the provisions of SECTION 11.2, none of the undertakings, agreements, warranties, covenants and representations of any Credit Party contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by any Credit Party shall be deemed to have been suspended or waived by Agent or any Lender, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of Agent and the applicable required Lenders, and directed to Borrower specifying such suspension or waiver.

     11.5. REMEDIES. Agent's and Lenders' rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies which Agent or any Lender may have under any other agreement, including the other Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.

     11.6. SEVERABILITY. Wherever possible, each provision of this Agreement and the other Loan Documents shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     11.7. CONFLICT OF TERMS. Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

     11.8. CONFIDENTIALITY. Agent and each Lender agree to use commercially reasonable efforts and at least equivalent to the efforts Agent or such Lender applies to maintaining the confidentiality of its own confidential information to maintain as confidential all confidential information provided to them by the Credit Parties and designated as confidential for a period of two (2) years following receipt thereof, except that Agent and any Lender may disclose such information (a) to Persons employed or engaged by Agent or such Lender; (b) to any bona fide assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this SECTION 11.8 (and any such bona fide assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in CLAUSE (a) above); (c) as required or requested by any Governmental Authority or reasonably believed by Agent or such Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advice of Agent's or such Lender's counsel, required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any Litigation to which Agent or such Lender is a party; or (f) which ceases to be confidential through no fault of Agent or such Lender.

     11.9. GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THE LOAN DOCUMENTS AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH CREDIT PARTY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK SHALL HAVE NON-EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE CREDIT PARTIES, AGENT AND LENDERS PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, PROVIDED, THAT AGENT, LENDERS AND THE CREDIT PARTIES ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK AND, PROVIDED, FURTHER NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT. EACH CREDIT PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH CREDIT PARTY HEREBY WAIVES ANY OBJECTION WHICH SUCH CREDIT PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH CREDIT PARTY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS,

COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH CREDIT PARTY AT THE ADDRESS SET FORTH IN ANNEX I OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH CREDIT PARTY'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

     11.10. NOTICES. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this SECTION 11.10), (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated on ANNEX I or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Borrower or Agent) designated on ANNEX I to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

     11.11. SECTION TITLES. The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

     11.12. COUNTERPARTS. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

     11.13. WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE

APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG AGENT, LENDERS AND ANY CREDIT PARTY ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

     11.14. PRESS RELEASES. Each Credit Party executing this Agreement agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of GE Capital or its affiliates or referring to this Agreement, the other Loan Documents or the Related Transactions Documents without at least two (2) Business Days' prior notice to GE Capital and without the prior written consent of GE Capital unless (and only to the extent that) such Credit Party or Affiliate is required to do so under law and then, in any event, such Credit Party or Affiliate will consult with GE Capital before issuing such press release or other public disclosure. Each Credit Party consents to the publication by Agent or any Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement. Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements with Borrower's consent which shall not be unreasonably withheld or delayed.

     11.15. REINSTATEMENT. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Borrower for liquidation or reorganization, should Borrower become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of Borrower's assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

     11.16. ADVICE OF COUNSEL. Each of the parties represents to each other party hereto that it has discussed this Agreement and, specifically, the provisions of SECTIONS 11.9 and 11.13, with its counsel.

     11.17. NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

     11.18. AFFIRMATION OF EXISTING LOAN DOCUMENTS. Each of the Credit Parties and William D. Morton (a) acknowledge, agree and consent to the amendment and restatement of the Original Credit Agreement effectuated hereby,
(b) confirm and agree that their obligations under each of the Loan Documents to which they are a party shall continue without any diminution thereof and shall remain in full force and effect on and after the Closing Date, (c) confirm and agree that each of the schedules to each of Security Agreements, the Intellectual Property Security Agreements and the Pledge Agreements are hereby amended and replaced by the applicable schedule attached hereto as DISCLOSURE SCHEDULE (3.26); provided that any Exhibit or Power of Attorney to any of the Security Agreements, Intellectual Property Security Agreements and Pledge Agreements not attached hereto as a part of DISCLOSURE SCHEDULE (3.26) shall remain in full force and effect in the form attached to each such agreement, as applicable, as of the Closing Date and (d) confirm and agree that the Liens granted pursuant to the Collateral Documents to which they are a party shall continue without any diminution thereof and shall remain in full force and effect on and after the Closing Date.

          IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

                                    MORTON CUSTOM PLASTICS, LLC

                                    By:     Morton Holdings, LLC,
                                            its Manager

                                            By:   Morton Industrial Group, Inc.
                                                  its Manager

                                                  By:
                                                     ---------------------------
                                                  Name:
                                                  Title:

                                    GENERAL ELECTRIC CAPITAL CORPORATION, as
                                    Agent and Lender

                                    By:
                                       -----------------------------------------
                                    Name:
                                    Title:

          The following Persons are signatories to this Agreement in their capacity as Credit Parties.

                                    MORTON HOLDINGS, LLC

                                        By:   Morton Industrial Group, Inc.
                                              its Manager

                                              By:
                                                 -------------------------------
                                              Name:
                                              Title:

                                    MORTON LEBANON KENTUCKY IBRB, LLC

                                    By: Morton Custom Plastics, LLC,
                                        its Manager

                                        By: Morton Holdings, LLC,
                                            its Manager

                                            By: Morton Industrial Group, Inc.,
                                                its Manager

                                                By:
                                                   -----------------------------
                                                Name:
                                                Title:

                                    ---------------------------
                                    William D. Morton

                                  SCHEDULE 1.1

                             RESPONSIBLE INDIVIDUAL

                    General Electric Capital Corporation
                    335 Madison Avenue, 12th Floor
                    New York, New York 10017
                    Attention: Morton Custom Plastics Account Manager Telecopier No.: (212) 983-8767
                    Telephone  No.: (212) 370-8000

                                  SCHEDULE 1.4
                                       TO
                                CREDIT AGREEMENT

                     SOURCES AND USES; FUNDS FLOW MEMORANDUM

As of Closing Date

         PRE-CLOSING

         Revolving Credit Advances                                     $13,070,677.45
         Term Loans Outstanding                                         16,622,392.50
         Letters of Credit Outstanding                                     980,010.00
                                                                      ---------------

                  Total                                                $30,673,079.95

         POST-CLOSING

         Revolving Credit Advances                                       7,693,069.95
         Term Loan A                                                    10,000,000.00
         Term Loan B                                                     7,000,000.00
         Term Loan C                                                     5,000,000.00
         Letters of Credit Outstanding                                     980,010.00
                                                                      ---------------

                  Total                                                $30,673,079.95


         REVOLVING CREDIT ADVANCE AVAILABILITY

                  Total Commitment                                     $10,000,000.00
                  Current Revolving Credit Advances                     (7,693,069.95)
                  Letter of Credit Obligations                            (980,010.00)
                  Excess Borrowing Availability Covenant                (1,000,000.00)
                  Reserves established by Agent                               (25,000)*
                  Fees payable to CBW                                        (100,000)
                  Fees payable to Agent for benefit of Lenders               (100,000)

         Total available for new Revolving Advances
           as of the Closing Date                                      $   101,920.05

----------
* Represents outstanding 1999 and 2000 sales taxin the State of Kentucky.

                               ANNEX A (RECITALS)
                                       TO
                                CREDIT AGREEMENT
                                   DEFINITIONS

               Capitalized terms used in the Loan Documents shall have (unless otherwise provided elsewhere in the Loan Documents) the following respective meanings and all section references in the following definitions shall refer to Sections of the Agreement:

               "A/P DAYS" means, (A) with respect to Borrower for each Fiscal Month ending on or prior to December 31, 2002, the number of days for such Fiscal Month determined as of the last day of such Fiscal Month by reference to the following formula:

                    ((CAP-CCG)/PCG ) (DPM)) +(DCM) = A/P Days

                    where

                    CAP - means the amount of accounts payable (including amounts payable evidenced by notes) of Borrower as of the end of such Fiscal Month

                    CCG - means the cost of sales of Borrower for such Fiscal Month

                    PCG - means the cost of sales for the immediately preceding Fiscal Month

                    DPM - means the number of days in the immediately preceding Fiscal Month

                    DCM - means the number of days in such Fiscal Month; and

                    (B) with respect to Borrower for each Fiscal Quarter ending on or after March 31, 2003, the number of days for such Fiscal Quarter obtained by multiplying (a) the quotient of the amount of accounts payable of Borrower (including accounts payable evidenced by notes) as of the end of such Fiscal Quarter divided by the cost of sales of Borrower for such Fiscal Quarter BY (b) the number of days in such Fiscal Quarter.

                    For purposes of this definition cost of goods and accounts payable shall be calculated on a consolidated basis in accordance with GAAP.

               "A/R DAYS" means, (A) with respect to Borrower for each Fiscal Month ending on or prior to December 31, 2002, the number of days for such Fiscal Month determined as of the last day of such Fiscal Month by reference to the following formula:

                    ((CAR-CGS)/PCGS ) (DPM)) +(DCM) = A/R Days

                    where

                    CAR - means the aggregate book value of accounts receivable (net of any reserves for doubtful accounts) of Borrower as of the end of such Fiscal Month

                    CGS - means the gross sales (less returns and allowances for doubtful accounts) of Borrower for such Fiscal Month

                    PCGS - means the gross sales of Borrower (less returns and allowances for doubtful accounts) for immediately preceding Fiscal Month

                    DPM - means the number of days in the immediately preceding Fiscal Month

                    DCM - means the number of days in such Fiscal Month; and

                    (B) with respect to Borrower for each Fiscal Quarter ending on or after March 31, 2003, the number of days for such Fiscal Quarter obtained by multiplying (a) the quotient of the aggregate book value of accounts payable (net of any reserves for doubtful accounts) of Borrower as of the end of such Fiscal Quarter divided by the gross sales of Borrower (less returns and allowances for doubtful accounts) for such Fiscal Quarter BY (b) the number of days in such Fiscal Quarter.

                    For purposes of this definition aggregate book value of accounts receivable and gross sales shall be calculated on a consolidated basis in accordance with GAAP.

               "ACCOUNT DEBTOR" means any Person who may become obligated to any Credit Party under, with respect to, or on account of, an Account, Chattel paper or General Intangibles (including a payment intangible).

               "ACCOUNTS" means all "accounts," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, or Instruments), (including any such obligations that may be characterized as an account or contract right under the Code), (b) all of each Credit Party's rights in, to and under all purchase orders or receipts for goods or services, (c) all of each Credit Party's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all rights to payment due to any Credit Party for property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by such Credit Party or in connection with any other transaction (whether or not yet earned by performance on the part of such Credit Party), (e) all health care insurance receivables and (f) all collateral security of any kind, given by any Account Debtor or any other Person with respect to any of the foregoing.

               "ADVANCE" shall mean any Revolving Credit Advance.

               "AFFILIATE" shall mean, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the Stock having ordinary voting power in the election of directors of such Persons,
(b) each Person that controls, is controlled by or is under common control with such Person, (c) each of such Person's officers, directors, joint venturers and partners and (d) in the case of Borrower, the immediate family members, spouses and lineal descendants of individuals who are Affiliates of Borrower. For the purposes of this definition, "CONTROL" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; PROVIDED, HOWEVER, that the term "AFFILIATE" shall specifically exclude Agent and each Lender.

               "AGENT" shall mean GE Capital or its successor appointed pursuant to SECTION 9.7.

               "AGREEMENT" shall mean the Amended and Restated Credit Agreement by and among Borrower, the other Credit Parties named therein, GE Capital, as Agent and Lender and the other Lenders signatory from time to time to the Agreement.

               "APPENDICES" shall have the meaning assigned to it in the recitals to the Agreement.

               "APPLICABLE LIBOR MARGINS" means collectively, the Applicable Revolver LIBOR Margin, the Applicable Term Loan A LIBOR Margin and the Applicable Term Loan B LIBOR Margin.

               "APPLICABLE MARGINS" means collectively, the Applicable Revolver LIBOR Margin, the Applicable Term Loan A LIBOR Margin, the Applicable Term Loan B LIBOR Margin, the Applicable Term Loan A Index Margin, the Applicable Term Loan B Index Margin, and the Applicable Revolver Index Margin.

               "APPLICABLE REVOLVER INDEX MARGIN" shall mean 1.35% per annum.

               "APPLICABLE REVOLVER LIBOR MARGIN" shall mean 4.25% per annum.

               "APPLICABLE TERM LOAN A INDEX MARGIN" shall mean 1.35% per annum.

               "APPLICABLE TERM LOAN A LIBOR MARGIN" shall mean 4.25% per annum.

               "APPLICABLE TERM LOAN B INDEX MARGIN" shall mean 1.60% per annum.

               "APPLICABLE TERM LOAN B LIBOR MARGIN" shall mean 4.5% per annum.

               "ASSIGNMENT AGREEMENT" shall have the meaning assigned to it in
SECTION 9.1(a).

               "BORROWER" shall have the meaning assigned to it in the recitals to the Agreement.

               "BORROWER ACCOUNTS" shall have the meaning assigned to it in ANNEX C.

               "BORROWER INTELLECTUAL PROPERTY SECURITY AGREEMENT" shall mean the Intellectual Property Security Agreement dated as of April 15, 1999 entered into among Agent, on behalf of itself and Lenders, and Borrower.

               "BORROWER PLEDGE AGREEMENT" shall mean the Pledge Agreement dated as of April 15, 1999 entered into among Agent, on behalf of itself and Lenders, and Borrower.

               "BORROWER SECURITY AGREEMENT" shall mean the Security Agreement dated as of April 15, 1999 entered into among Agent, on behalf of itself and Lenders, and Borrower, as amended by that certain First Amendment to Borrower Security Agreement dated September 29, 2001.

               "BORROWER WARRANT" shall mean the warrant of even date herewith issued by Borrower to Agent, in its capacity as Lender, in the form of EXHIBIT 2.1(c)(ii).

               "BORROWER WARRANT AGREEMENT" shall mean the Warrant Holder Agreement dated as of even date herewith among GE Capital, Holdings and Borrower in the form of EXHIBIT 2.1(c)(ii) hereto.

               "BORROWING AVAILABILITY" shall have the meaning assigned to it in
SECTION 1.1(a)(i).

               "BUSINESS DAY" shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York and in reference to LIBOR Loans shall mean any such day that is also a LIBOR Business Day.

               "CAPITAL EXPENDITURES" shall mean, with respect to any Person, all expenditures (by the expenditure of cash or the incurrence of Indebtedness, including without limitation in connection with Capital Leases) by such Person during any measuring period for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP.

               "CAPITAL LEASE" shall mean, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

               "CAPITAL LEASE OBLIGATION" shall mean, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

               "CASH CONVERSION CYCLE DAYS" means, as of any date of determination, the sum of (a) A/R Days as of such date, PLUS (b) Inventory Days as of such date LESS (c) A/P Days as of such date.

               "CASH FLOW BUDGET" means the thirteen (13) week cash flow budget of the Borrower, relative to the operations of Borrower, in substantially the form attached as EXHIBIT 1.2, deliver by Borrower to Agent pursuant to Annex E.

               "CASH MANAGEMENT SYSTEMS" shall have the meaning assigned to it in SECTION 1.8.

               "CBW" shall mean Casas, Benjamin & White, LLC.

               "CHANGE OF CONTROL" shall mean any event, transaction or occurrence as a result of which (a) MIG shall cease to own and control at least 100% of the economic and 35% of the voting rights associated with the outstanding capital Stock of all classes of Holdings on a fully diluted basis,
(b) Holdings shall cease to own and control all of the economic and voting rights associated with at least 100% of the outstanding capital Stock of Borrower (other than solely by reason of the exercise of the Borrower Warrant),
(c) MIG shall cease to be the sole Manager of Holdings and Holdings shall cease to be the sole Manager of Borrower and Borrower shall cease to be the sole Manager of the IRB Subsidiary, (d) Borrower shall cease to own and control all of the economic and voting rights associated with all of the outstanding capital Stock of any of its Subsidiaries or (e) Haskell Knight shall no longer be performing such duties and responsibilities on behalf of the Borrower which are substantially similar to those being performed by Haskell Knight as of the Closing Date (or following Haskell Knight's promotion to President of the Borrower, such duties and responsibilities performed by Haskell Knight following such promotion), unless at the time of such termination or change in duties and responsibilities Borrower has identified and engaged an individual to act as a replacement for the position or positions held by, and the duties and responsibilities performed by

Haskell Knight at the time of such termination or change in duties and responsibilities; provided that any such replacement shall be acceptable to Agent in its sole discretion.

               "CHARGES" shall mean all federal, state, county, city, municipal, local, foreign or other governmental taxes (including any interest, penalties or other additions to tax that may become payable in respect thereof and taxes owed to the PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of any Credit Party, (d) any Credit Party's ownership or use of any properties or other assets, or (e) any other aspect of any Credit Party's business.

               "CHATTEL PAPER" means any "chattel paper," as such term is defined in the Code, including electronic chattel paper, now owned or hereafter acquired by any Credit Party.

               "CLOSING DATE" shall mean March 25, 2002.

               "CLOSING CHECKLIST" shall mean the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Agreement, the other Loan Documents and the transactions contemplated thereunder, substantially in the form attached hereto as ANNEX D.

               "CODE" means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; PROVIDED, that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; PROVIDED FURTHER, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent's or any Lender's Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term "CODE" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

               "COLLATERAL" shall mean the property covered by the Security Agreements, the Mortgages, the Pledge Agreements and the other Collateral Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Agent, on behalf of itself and Lenders, to secure the Obligations.

               "COLLATERAL DOCUMENTS" shall mean the Security Agreements, the Pledge Agreements, the Guaranties, the Mortgages, the Intellectual Property Security Agreements and all similar agreements entered into guaranteeing payment of, or granting a Lien upon property as security for payment of, the Obligations.

               "COLLATERAL REPORTS" shall mean the reports with respect to the Collateral referred to in ANNEX F.

               "COLLECTION ACCOUNT" shall mean that certain account of Agent, account number 502-328-54 in the name of Agent at Bankers Trust Company in New York, New York or such other account as Agent shall specify.

               "COMMITMENT TERMINATION DATE" shall mean the earliest of (a) the Scheduled Maturity Date, (b) the date of termination of Lenders' obligations to make Advances and/or incur Letter of Credit Obligations or permit existing Loans to remain outstanding pursuant to SECTION 8.2(b), and (c) the date of indefeasible prepayment in full by Borrower of the Loans and the cancellation and return (or stand-by guarantee) of all Letters of Credit or the cash collateralization of all Letter of Credit Obligations pursuant to ANNEX B, and the permanent reduction of the Revolving Loan Commitment to zero dollars ($0).

               "COMMITMENTS" shall mean (a) as to any Lender, the aggregate of such Lender's Revolving Loan Commitment and Term Loan Commitments as set forth on ANNEX J to the Agreement or in the most recent Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate of all Lenders' Revolving Loan Commitments and Term Loan Commitments, which aggregate commitment shall be $32,000,000 on the Closing Date, as to each of clauses (a) and (b), as such Commitments may be reduced, amortized or adjusted from time to time in accordance with the Agreement.

               "COMPLIANCE CERTIFICATE" shall have the meaning assigned to it in ANNEX E.

               "CONTINGENT PAYMENT" shall have the meaning assigned to such term in the Worthington Acquisition Agreement.

               "CONTRACTS" shall mean all "contracts," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, in any event, including all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Credit Party may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

               "COPYRIGHT LICENSE" shall mean any and all rights now owned or hereafter acquired by any Credit Party under any written agreement granting any right to use any Copyright or Copyright registration.

               "COPYRIGHTS" shall mean all of the following now owned or hereafter acquired by any Credit Party: (a) all copyrights and general intangibles of like nature (whether registered or unregistered), now owned or existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

               "CREDIT PARTIES" shall mean Holdings, Borrower, and each of their respective Subsidiaries; PROVIDED that solely for purposes of SECTION 8.1(d),
(h) OR (i) William D. Morton shall also be deemed to be a "Credit Party".

               "CURRENT ASSETS" shall mean, with respect to any Person, all current assets of such Person as of any date of determination calculated in accordance with GAAP, but excluding cash, cash equivalents and debts due from Affiliates.

               "CURRENT LIABILITIES" shall mean, with respect to any Person, all liabilities which should, in accordance with GAAP, be classified as current liabilities, and in any event shall include all Indebtedness payable on demand or within one year from any date of determination without any option on the part of the obligor to extend or renew beyond such year, all accruals for federal or other taxes based on or measured by income and payable within such year, and the current portion of long-term debt required to be paid within one year, but excluding, in the case of Borrower, the aggregate outstanding principal balances of the Revolving Loan.

               "DEFAULT" shall mean any event which, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

               "DEFAULT RATE" shall have the meaning assigned to it in SECTION 1.5(d).

               "DEPOSIT ACCOUNTS" means all "deposit accounts" as such term is defined in the Code, now or hereafter held in the name of any Credit Party.

               "DISBURSEMENT ACCOUNTS" shall have the meaning assigned to it on ANNEX C.

               "DISCLOSURE SCHEDULES" shall mean the Schedules prepared by Borrower and denominated as Disclosure SCHEDULES 1.4 through 6.7 in the Index to the Agreement.

               "DOCUMENTS" means all "documents," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located.

               "DOLLARS" or "$" shall mean lawful currency of the United States of America.

               "EBITDA" shall mean, with respect to any Person for any fiscal period, an amount equal to (a) consolidated net income of such Person for such period, MINUS (b) the sum of (i) income tax credits, (ii) interest income, (iii) gain from extraordinary items for such period, (iv) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities, and (v) any other non-cash gains which have been added in determining consolidated net income, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication, PLUS (c) the sum of (i) any provision for income taxes, (ii) Interest Expense, (iii) loss from extraordinary items for such period, (iv) the amount of non-cash charges (including depreciation and amortization) for such period, (v) amortized debt discount for such period, and (vi) the amount of any deduction to consolidated net income as the result of any grant to any members of the management of such Person of any Stock, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication. For purposes of this definition, the following items shall be excluded in determining consolidated net income of a Person: (1) the income (or deficit) of any other Person accrued prior to the date it became a Subsidiary of, or was merged or consolidated into, such Person or any of such Person's Subsidiaries; (2) the income (or deficit) of any other Person (other than a Subsidiary) in which such Person has an ownership interest, except to the extent any such income has actually been received by such Person in the form of cash dividends or distributions; (3) the undistributed earnings of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary; (4) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period; (5) any write-up of any asset; (6) any net gain from the collection of the proceeds of life insurance policies; (7) any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of such Person, (8) in the case of a successor to such Person by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of assets, and (9) any deferred credit representing the excess of equity in any Subsidiary of such Person at the date of acquisition of such Subsidiary over the cost to such Person of the investment in such Subsidiary.

               "ELIGIBLE ACCOUNTS" shall have the meaning assigned to it in
SECTION 1.6 of the Agreement.

               "ELIGIBLE INVENTORY" shall have the meaning assigned to it in
SECTION 1.7 of the Agreement.

               "ENVIRONMENTAL LAWS" shall mean all applicable federal, state, local and foreign laws, statutes, ordinances, codes, rules, standards and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. Sections 9601 ET SEQ.) ("CERCLA"); the Hazardous Materials Transportation Authorization Act of 1994 (49 U.S.C.Sections 5101 ET SEQ.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Sections 136 ET SEQ.); the Solid Waste Disposal Act (42 U.S.C. Sections 6901 ET SEQ.); the Toxic Substance Control Act (15 U.S.C. Sections 2601 ET SEQ.); the Clean Air Act (42 U.S.C. Sections 7401 ET SEQ.); the Federal Water Pollution Control Act (33 U.S.C. Sections 1251 ET SEQ.); the Occupational Safety and Health Act (29 U.S.C. Sections 651 ET SEQ.); and the Safe Drinking Water Act (42 U.S.C. Sections 300(f) ET SEQ.), each as from time to time amended, and any and all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes.

               "ENVIRONMENTAL LIABILITIES" shall mean, with respect to any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including any arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.

               "ENVIRONMENTAL PERMITS" shall mean all permits, licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

               "EQUIPMENT" shall mean all "equipment," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located and, in any event, including all such Credit Party's machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment with software and peripheral equipment (other than software constituting part of the Accounts), and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, all whether now owned or hereafter acquired, and wherever situated, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

               "ERISA" shall mean the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time, and any regulations promulgated thereunder.

               "ERISA AFFILIATE" shall mean, with respect to any Credit Party, any trade or business (whether or not incorporated) which, together with such Credit Party, are treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC.

                  "ERISA EVENT" shall mean, with respect to any Credit Party or any ERISA Affiliate, (a) any event described in Section 4043(c) of ERISA with respect to a Title IV Plan; (b) the withdrawal of any Credit Party or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any Credit Party or any ERISA Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (f) the failure by any Credit Party or ERISA Affiliate to make when due required contributions to a Multiemployer Plan or Title IV Plan unless such failure is cured within 30 days;
(g) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under Section 4241 of ERISA; or (i) the loss of a Qualified Plan's qualification or tax exempt status; or (j) the termination of a Plan described in Section 4064 of ERISA.

               "ESOP" shall mean a Plan which is intended to satisfy the requirements of Section 4975(e)(7) of the IRC.

               "EVENT OF DEFAULT" shall have the meaning assigned to it in
SECTION 8.1.

               "EXCESS BORROWING AVAILABILITY" shall mean at any time the Borrowing Availability less the aggregate amount of Revolving Credit Advances then outstanding.

               "EXCESS CASH FLOW" shall mean, without duplication, with respect to any Fiscal Year of Borrower and its Subsidiaries, consolidated net income PLUS (a) depreciation, amortization and Interest Expense to the extent deducted in determining consolidated net income, PLUS decreases or MINUS increases (as the case may be) (b) in Working Capital, MINUS (c) Capital Expenditures during such Fiscal Year (excluding the financed portion thereof and excluding any Capital Expenditures in such Fiscal Year to the extent in excess of the amount permitted to be made in such Fiscal Year pursuant to CLAUSE (a) of Annex G), MINUS (d) Interest Expense paid or accrued (excluding any original issue discount, interest paid in kind or amortized debt discount, to the extent included in determining Interest Expense) and scheduled principal payments paid or payable in respect of Funded Debt, PLUS or MINUS (as the case may be), (e) extraordinary gains or losses which are cash items not included in the calculation of net income, MINUS (f) mandatory prepayments paid in cash pursuant to SECTION 1.3 other than mandatory prepayments made pursuant to SECTIONS 1.3(b)(i), 1.3(b)(iv) or 1.3(d), PLUS (g) taxes deducted in determining consolidated net income to the extent not paid for in cash. For purposes of this definition, "WORKING CAPITAL" means Current Assets LESS Current Liabilities.

               "EXISTING VENDOR NOTES" shall mean those certain promissory notes issued by Borrower to certain of its vendors that resulted from Borrower's conversion of accounts payable to such vendors, and set forth on DISCLOSURE
SCHEDULE 6.3-A.

               "FEDERAL FUNDS RATE" shall mean, for any day, a floating rate equal to the weighted average of the rates on overnight Federal funds transactions among members of the Federal Reserve System, as determined by Agent.

               "FEDERAL RESERVE BOARD" means the Board of Governors of the Federal Reserve System, or any successor thereto.

               "FEES" shall mean any and all fees payable to Agent or any Lender pursuant to the Agreement or any of the other Loan Documents.

               "FINANCIAL STATEMENTS" shall mean the consolidated income statements, statements of cash flows and balance sheets of Borrower delivered in accordance with SECTION 3.4 of the Agreement and ANNEX E to the Agreement.

               "FISCAL MONTH" shall mean any of the monthly accounting periods of Borrower.

               "FISCAL QUARTER" shall mean any of the quarterly accounting periods of Borrower, ending on March 31, June 30, September 30 and December 31 of each year.

               "FISCAL YEAR" shall mean any of the annual accounting periods of Borrower ending on December 31 of each year.

               "FIXED CHARGE COVERAGE RATIO" shall mean, with respect to any Person for any fiscal period, the ratio of EBITDA to Fixed Charges.

               "FIXED CHARGES" shall mean, with respect to any Person for any fiscal period, (a) the aggregate of all Interest Expense paid or accrued during such period, plus (b) scheduled payments of principal with respect to Indebtedness during such period, plus (c) Capital Expenditures during such period (excluding the financed portion thereof, plus (d) amounts payable by the Borrower to CBW in connection with CBW's performance of services on behalf of Borrower, plus (e) fees and other amounts payable to GE Capital, Agent or Lenders, as the case may be, pursuant to SECTION 1.9 of the Agreement.

               "FIXTURES" means all "fixtures" as such term is defined in the Code, now owned or hereafter acquired by any Credit Party.

               "FUNDED DEBT" shall mean, with respect to any Person, all Indebtedness for borrowed money evidenced by notes, bonds, debentures, or similar evidences of Indebtedness and which by its terms matures more than one year from, or is directly or indirectly renewable or extendible at such Person's option under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from the date of creation thereof, and specifically including Capital Lease Obligations, current maturities of long-term debt, revolving credit and short-term debt extendible beyond one year at the option of the debtor, and also including, in the case of Borrower, the Obligations and, without duplication, Guaranteed Indebtedness consisting of guaranties of Funded Debt of other Persons.

               "GAAP" shall mean generally accepted accounting principles in the United States of America consistently applied, as such term is further defined in ANNEX G to the Agreement.

               "GENERAL INTANGIBLES" means all "general intangibles," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including all right, title and interest that such Credit Party may now or hereafter have in or under any Contract, all payment intangibles, customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged Stock and Investment Property, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Credit Party or any computer bureau or service company from time to time acting for such Credit Party.

               "GOODS" means all "goods" as defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, including embedded software to the extent included in "goods" as defined in the Code, manufactured homes, standing timber that is cut and removed for sale and unborn young of animals.

               "GOVERNMENTAL AUTHORITY" shall mean any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

               "GUARANTEED INDEBTEDNESS" shall mean, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation ("PRIMARY OBLIGATIONS") of any other Person (the "PRIMARY OBLIGOR") in any manner, including any obligation or arrangement of such Person
(a) to purchase or repurchase any such primary obligation, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or
(ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) to indemnify the owner of such primary obligation against loss in respect thereof. The amount of any Guaranteed Indebtedness at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is made and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness; or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

               "GUARANTIES" shall mean, collectively, the Holdings Guaranty, each Subsidiary Guaranty and any other guaranty executed by any Guarantor in favor of Agent and Lenders in respect of the Obligations.

               "GUARANTORS" shall mean Holdings, each Subsidiary of Borrower, and each other Person, if any, which executes a guarantee or other similar agreement in favor of Agent in connection with the transactions contemplated by the Agreement and the other Loan Documents.

               "HAZARDOUS MATERIAL" shall mean any substance, material or waste which is regulated by or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance which is (a) defined as a "solid waste,"

"hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "pollutant," "contaminant," "hazardous constituent," "special waste," "toxic substance" or other similar term or phrase under any Environmental Laws, (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB's), or any radioactive substance.

               "HOLDINGS" shall have the meaning ascribed thereto in the recitals to the Agreement.

               "HOLDINGS GUARANTY" shall mean the Holdings Guaranty dated as of April 15, 1999 executed by Holdings in favor of Agent, on behalf of itself and Lenders.

               "HOLDINGS INTELLECTUAL PROPERTY SECURITY AGREEMENT" shall mean the Intellectual Property Security Agreement dated as of April 15, 1999 entered into between Agent, on behalf of itself and Lenders, and Holdings.

               "HOLDINGS NOTE" shall mean the $5,000,000 promissory note from Holdings to Borrower dated April 15, 1999.

               "HOLDINGS PLEDGE AGREEMENT" shall mean the Pledge Agreement dated as of April 15, 1999 entered into between Agent, on behalf of itself and Lenders, and Holdings.

               "HOLDINGS SECURITY AGREEMENT" shall mean the Security Agreement dated as of April 15, 1999 entered into between Agent, on behalf of itself and Lenders, and Holdings, as amended by that certain First Amendment to Holdings Security Agreement dated September 29, 2001.

               "INDEBTEDNESS" of any Person shall mean without duplication (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property payment for which is deferred six (6) months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are not overdue by more than six (6) months unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit, bankers' acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations and the present value (discounted at the Index Rate as in effect on the Closing Date) of future rental payments under all synthetic leases, (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (h) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, and (i) the Obligations; PROVIDED, that the obligation of Borrower to make the Contingent Payment shall not constitute Indebtedness.

               "INDEMNIFIED LIABILITIES" shall have the meaning assigned to it in SECTION 1.13.

               "INDEX RATE" shall mean, for any day, a floating rate equal to the higher of (i) the rate publicly quoted from time to time by THE WALL STREET JOURNAL as the "base rate on corporate loans at large U.S. money center commercial banks" (or, if THE WALL STREET JOURNAL ceases quoting a base rate of the type described, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled "Selected Interest Rates" as the Bank prime loan rate or its equivalent), and
(ii) the Federal Funds Rate plus fifty (50) basis points per annum. Each change in any interest rate provided for in the Agreement based upon the Index Rate shall take effect at the time of such change in the Index Rate. Notwithstanding the foregoing, if at any date of determination the Index Rate as determined shall be less than 5.9% per annum, the Index Rate shall be deemed to be 5.9% per annum.

               "INDEX RATE LOAN" shall mean a Loan or portion thereof bearing interest by reference to the Index Rate.

               "INSTRUMENTS" means all "instruments," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

               "INTELLECTUAL PROPERTY" shall mean any and all Licenses, Patents, Copyrights, Trademarks, trade secrets and customer lists.

               "INTELLECTUAL PROPERTY SECURITY AGREEMENTS" shall mean, collectively, the Holdings Intellectual Property Security Agreement, Borrower Intellectual Property Security Agreement and Subsidiary Intellectual Property Security Agreement in each case made in favor of Agent, on behalf of itself and Lenders, by each applicable Credit Party.

               "INTEREST EXPENSE" shall mean, with respect to any Person for any fiscal period, interest expense (whether cash or non-cash) of such Person determined in accordance with GAAP for the relevant period ended on such date, including, in any event, interest expense with respect to any Funded Debt of such Person and interest expense for the relevant period that has been capitalized on the balance sheet of such Person.

               "INTEREST PAYMENT DATE" means (a) as to any Index Rate Loan, the first Business Day of each month to occur while such Loan is outstanding, (b) as to any LIBOR Loan, the last day of the applicable LIBOR Period; PROVIDED that in the case of any LIBOR Period greater than three months in duration, interest shall be payable at three month intervals and on the last day of such LIBOR Period; and PROVIDED further that in addition to the foregoing, each of (x) the date upon which all of the Commitments have been terminated and the Loans have been paid in full and (y) the Commitment Termination Date shall be deemed to be an "Interest Payment Date" with respect to any interest which is then accrued under the Agreement.

               "INVENTORY" means all "inventory," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, and in any event including inventory, merchandise, goods and other personal property that are held by or on behalf of any Credit Party for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished goods, returned goods, or materials or supplies of any kind, nature or description used or consumed or to be used or consumed in such Credit Party's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

               "INVENTORY DAYS" means, (A) with respect to Borrower for each Fiscal Month ending on or prior to December 31, 2002, the number of days for such Fiscal Month determined as of the last day of such Fiscal Month by reference to the following formula:

                    ((CI-CCG)/PCG ) (DPM)) +(DCM) = Inventory Days

                    where

                    CI - means the aggregate book value of inventory of Borrower as of the end of such Fiscal Month

                    CCG - means the cost of sales of Borrower for such Fiscal Month

                    PCG - means the cost of sales for the immediately preceding Fiscal Month

                    DPM - means the number of days in the immediately preceding Fiscal Month

                    DCM - means the number of days in such Fiscal Month; and

                    (B) with respect to Borrower for each Fiscal Quarter ending on or after March 31, 2003, the number of days for such Fiscal Quarter obtained by multiplying (a) the quotient of the aggregate book value of inventory of Borrower as of the end of such Fiscal Quarter divided by the cost of sales of Borrower for such Fiscal Quarter BY (b) the number of days in such Fiscal Quarter.

                    For purposes of this definition book value of inventory and cost of sales shall be calculated on a consolidated basis in accordance with GAAP.

               "INVESTMENT PROPERTY" means all "investment property" as such term is defined in the Code now owned or hereafter acquired by any Credit Party, wherever located, including (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of any Credit Party, including the rights of any Credit Party to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts of any Credit Party;
(iv) all commodity contracts of any Credit Party; and (v) all commodity accounts held by any Credit Party.

               "IRC" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

               "IRB ASSIGNMENT DOCUMENTS" shall mean the documentation pursuant to which (i) Seller assigns its rights and obligations under the IRB Lease Agreement to Borrower and Borrower assumes such rights and obligations and (ii) the Lebanon IRBs are transferred by an Affiliate of Seller to IRB Subsidiary.

               "IRB INDENTURE" shall mean the Trust Indenture dated as of December 1, 1994 by and among the City of Lebanon, Kentucky, a city and political subdivision of the Commonwealth of Kentucky, and Star Bank, N.A., Kentucky, Lebanon, Kentucky (acting through the Corporate Trust Department of Star Bank, National Association, in Cincinnati, Ohio), as Trustee, and as Paying Agent and Bond Register.

               "IRB LEASE AGREEMENT" shall mean the Lease Agreement dated as of December 1, 1994, between the City of Lebanon, Kentucky, a city and political subdivision of the Commonwealth of Kentucky, and Borrower, as assignee of Seller thereunder pursuant to the terms of the IRB Assignment Documents.

               "IRB SUBSIDIARY" shall mean Morton Lebanon Kentucky IBRB, LLC, a Delaware limited liability company, and a wholly-owned domestic Subsidiary of Borrower which shall be the holder of the Lebanon IRBs.

               "IRS" shall mean the Internal Revenue Service, or any successor thereto.

               "L/C ISSUER" shall have the meaning assigned to such term in ANNEX B.

               "LEBANON IRBS" shall mean the industrial revenue bonds issued in respect of Borrower's Lebanon, Kentucky location and pursuant to the terms of the IRB Indenture.

               "LENDERS" shall mean GE Capital, the other Lenders named on the signature page of the Agreement, and, if any such Lender shall decide to assign all or any portion of the Obligations, such term shall include such assignee.

               "LETTERS OF CREDIT" shall mean commercial letters of credit issued for the account of Borrower by any L/C Issuer for which Agent and Lenders have incurred Letter of Credit Obligations.

               "LETTER OF CREDIT FEE" has the meaning ascribed thereto in ANNEX
B.

               "LETTER OF CREDIT OBLIGATIONS" shall mean all outstanding obligations incurred by Agent and Lenders at the request of Borrower, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of a reimbursement agreement or guaranty by Agent or purchase of a participation as set forth in ANNEX B with respect to any Letter of Credit. The amount of such Letter of Credit Obligations shall equal the maximum amount which may be payable by Agent or Lenders thereupon or pursuant thereto.

               "LETTER-OF-CREDIT RIGHTS" means letter-of-credit rights as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including rights to payment or performance under a letter of credit, whether or not such Credit Party, as beneficiary, has demanded or is entitled to demand payment or performance.

               "LEVERAGE RATIO" means, with respect to Borrower, on a consolidated basis, the ratio of (a) Funded Debt as of any date of determination, to (b) EBITDA for the twelve months ending on that date of determination.

               "LIBOR BUSINESS DAY" shall mean a Business Day on which banks in the city of London are generally open for interbank or foreign exchange transactions.

               "LIBOR LOAN" shall mean a Loan or any portion thereof bearing interest by reference to the LIBOR Rate.

               "LIBOR PERIOD" shall mean, with respect to any LIBOR Loan, each period commencing on a LIBOR Business Day selected by Borrower pursuant to the Agreement and ending one or three months thereafter, as selected by Borrower's irrevocable notice to Agent as set forth in SECTION 1.5(e); PROVIDED that the foregoing provision relating to LIBOR Periods is subject to the following:

               (a) if any LIBOR Period would otherwise end on a day that is not a LIBOR Business Day, such LIBOR Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such LIBOR Period into another calendar month in which event such LIBOR Period shall end on the immediately preceding LIBOR Business Day;

               (b) any LIBOR Period that would otherwise extend beyond the Commitment Termination Date shall end two (2) LIBOR Business Days prior to such date;

               (c) any LIBOR Period pertaining to a LIBOR Loan that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period) shall end on the last LIBOR Business Day of a calendar month;

               (d) Borrower shall select LIBOR Periods so as not to require a payment or prepayment of any LIBOR Loan during a LIBOR Period for such Loan; and

               (e) Borrower shall select LIBOR Periods so that there shall be no more than eight (8) separate LIBOR Loans in existence at any one time.

               "LIBOR RATE" shall mean for each LIBOR Period, a rate of interest determined by Agent equal to:

               (a) the offered rate for deposits in United States Dollars for the applicable LIBOR Period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the second full LIBOR Business Day next preceding the first day of each LIBOR Period (unless such date is not a Business Day, in which event the next succeeding Business Day will be used); divided by

               (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day which is two (2) LIBOR Business Days prior to the beginning of such LIBOR Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve system or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board which are required to be maintained by a member bank of the Federal Reserve System).

         If such interest rates shall cease to be available from Telerate News Service, the LIBOR Rate shall be determined from such financial reporting service or other information as shall be mutually acceptable to Agent and Borrower.

         Notwithstanding the foregoing, if at any date of determination the LIBOR Rate for the applicable LIBOR Period as determined above shall be less than 3%, the LIBOR Rate for such LIBOR Period shall be deemed to be 3%.

               "LICENSE" shall mean any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by any Credit Party.

               "LIEN" shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

               "LITIGATION" shall have the meaning assigned to it in SECTION
3.13.

               "LOAN ACCOUNT" shall have the meaning assigned to it in SECTION 1.12.

               "LOAN DOCUMENTS" shall mean the Agreement, the Notes, the Collateral Documents, and all other agreements, instruments, documents and certificates identified in the Closing Checklist executed and delivered to, or in favor of, Agent and/or Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Credit Party, or any employee of any Credit Party, and delivered to Agent or any Lender in connection with the Agreement or the transactions contemplated hereby. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to such Agreement as the same may be in effect at any and all times such reference becomes operative.

               "LOANS" shall mean the Revolving Loan and the Term Loans.

               "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on
(a) the business, assets, operations, prospects or financial or other condition of the Credit Parties considered as a whole or, (b) Borrower's ability to pay any of the Loans or any of the other Obligations in accordance with the terms of the Agreement, (c) the Collateral or Agent's Liens, on behalf of itself and Lenders, on the Collateral or the priority of such Liens, or (d) Agent's or any Lender's rights and remedies under the Agreement and the other Loan Documents. Without limiting the foregoing, any event or occurrence adverse to one or more Credit Parties which results or could reasonably be expected to result in costs and/or liabilities and/or loss of revenues, individually or in the aggregate, to any

Credit Party in any 30-day period in excess of $1,500,000 as of any date of determination shall be deemed to have had Material Adverse Effect.

               "MAXIMUM AMOUNT" shall mean, at any particular time, an amount equal to the Revolving Loan Commitment of all Lenders.

               "MIG" shall mean Morton Industrial Group, Inc., a Georgia corporation.

               "MIG PREFERRED STOCK" shall mean non-voting shares of the Series 1999A Preferred Stock of MIG, no par value, having terms and conditions satisfactory to Agent.

               "MORTGAGED PROPERTIES" shall have the meaning assigned to it in ANNEX D.

               "MORTGAGES" shall mean each of the mortgages, deeds of trust, leasehold mortgages, leasehold deeds of trust, collateral assignments of leases or other real estate security documents delivered by any Credit Party to Agent with respect to the Mortgaged Properties, all in form and substance satisfactory to Agent.

               "MORTON PLEDGE AGREEMENT" shall mean that certain Pledge Agreement, dated as of May 14, 2001 by and between Agent and William D. Morton.

               "MORTON GROUP" shall have the meaning assigned to it in Section 6.14.

               "MULTIEMPLOYER PLAN" shall mean a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA, and to which any Credit Party or ERISA Affiliate is making, is obligated to make, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

               "NET WORTH" shall mean, with respect to any Person as of any date of determination, the book value of the assets of such Person, MINUS (a) reserves applicable thereto, and MINUS (b) all of such Person's liabilities on a consolidated basis (including accrued and deferred income taxes), all as determined in accordance with GAAP.

               "NEW CFO" shall have the meaning assigned to it in SECTION 5.11.

               "NON-FUNDING LENDER" shall have the meaning assigned to it in
Section 9.9(a)(ii).

               "NOTES" shall mean the Revolving Notes and the Term Notes, collectively.

               "NOTICE OF CONVERSION/CONTINUATION" shall have the meaning assigned to it in SECTION 1.5(e).

               "NOTICE OF REVOLVING CREDIT ADVANCE" shall have the meaning assigned to it in SECTION 1.1(a).

               "OBLIGATIONS" shall mean all loans, advances, debts, liabilities and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by any Credit Party to Agent or any Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under the Agreement or any of the other Loan Documents. This term includes all principal, interest (including all interest which accrues after the commencement of any case or proceeding in bankruptcy after the insolvency of, or for the reorganization of any Credit Party, whether or not allowed in such proceeding), Fees, Charges, expenses, attorneys' fees and any other sum chargeable to any Credit Party under the Agreement or any of the other Loan Documents.

               "OPERATING BUDGET" shall mean the twelve-month operating budget of Borrower for the period from January ___, 2002 to December 31, 2002, in substantially the form attached hereto as EXHIBIT 1.3, delivered by Borrower to Agent pursuant to paragraph (q) of Annex E.

               "OPERATING COMMITTEE" shall have the meaning assigned to it in
SECTION 5.11.

               "ORIGINAL FEE LETTER" shall have the meaning assigned to it in
SECTION 1.9(g).

               "PATENT LICENSE" shall mean rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right with respect to any invention on which a Patent is in existence.

               "PATENTS" shall mean all of the following in which any Credit Party now holds or hereafter acquires any interest: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or Territory thereof, or any other country, and (b) all reissues, continuations, continuations-in-part or extensions thereof.

               "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

               "PERMITTED ENCUMBRANCES" shall mean the following encumbrances:
(a) Liens for taxes or assessments or other governmental Charges not yet due and payable; (b) pledges or deposits of money securing statutory obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation (excluding Liens under ERISA); (c) pledges or deposits of money securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which any Credit Party is a party as lessee made in the ordinary course of business; (d) inchoate and unperfected workers', mechanics' or similar liens arising in the ordinary course of business, so long as such Liens attach only to Equipment, Fixtures and/or Real Estate; (e) carriers', warehousemen's, suppliers' or other similar possessory liens arising in the ordinary course of business and securing liabilities in an outstanding aggregate amount not in excess of $50,000 at any time, so long as such Liens attach only to Inventory;
(f) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Credit Party is a party; (g) any attachment or judgment lien not constituting an Event of Default under SECTION 8.1(j); (h) zoning restrictions, easements, licenses, or other restrictions on the use of any Real Estate or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such Real Estate; (i) presently existing or hereinafter created Liens in favor of Agent, on behalf of Lenders; and (j) Liens expressly permitted under CLAUSES (b) and (c) of SECTION 6.7 of the Agreement.

               "PERSON" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

               "PLAN" shall mean, at any time, an employee benefit plan, as defined in Section 3(3) of ERISA, which any Credit Party maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any Credit Party.

               "PLEDGE AGREEMENTS" shall mean, collectively, the Holdings Pledge Agreement, the Borrower Pledge Agreement, the Subsidiary Pledge Agreement, the Morton Pledge Agreement, and any pledge agreements entered into after the Closing Date by any Credit Party (as required by the Agreement or any other Loan Document).

               "PROCEEDS" means "proceeds," as such term is defined in the Code, including (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Credit Party from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Credit Party from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of governmental authority), (c) any claim of any Credit Party against third parties (i) for past, present or future infringement of any Patent or Patent License, or (ii) for past, present or future infringement or dilution of any Copyright, Copyright License, Trademark or Trademark License, or for injury to the goodwill associated with any Trademark or Trademark License, (d) any recoveries by any Credit Party against third parties with respect to any litigation or dispute concerning any of the Collateral including claims arising out of the loss or nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, Collateral, (e) all amounts collected on, or distributed on account of, other Collateral, including dividends, interest, distributions and Instruments with respect to Investment Property and pledged Stock, and (f) any and all other amounts, rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of Collateral and all rights arising out of Collateral.

               "PROJECTIONS" means Borrower's forecasted consolidated: (a) balance sheets; (b) profit and loss statements; (c) cash flow statements; and
(d) capitalization statements, all prepared on a Subsidiary by Subsidiary or division by division basis, if applicable, together with appropriate supporting details and a statement of underlying assumptions.

               "PRO RATA SHARE" shall mean with respect to all matters relating to any Lender (a) with respect to the Revolving Loan, the percentage obtained by dividing (i) the Revolving Loan Commitment by (ii) the aggregate Revolving Loan Commitments, (b) with respect to the Term Loan(s), the percentage obtained by dividing (i) the Term Loan Commitment of that Lender by (ii) the aggregate Term Loan Commitments of all Lenders, as any such percentages may be adjusted by assignments permitted pursuant to SECTION 9.1, (c) with respect to all Loans, the percentage obtained by dividing (i) the aggregate Commitments of that Lender by (ii) the aggregate Commitments of all Lenders, and (d) with respect to all Loans on and after the Commitment Termination Date, the percentage obtained by dividing (i) the aggregate outstanding principal balance of the Loans held by that Lender, by (ii) the outstanding principal balance of the Loans held by all Lenders.

               "QUALIFIED PLAN" shall mean a Plan which is intended to be tax-qualified under Section 401(a) of the IRC.

               "REAL ESTATE" shall have the meaning assigned to it in SECTION
3.6.

               "RELEASE" shall mean any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

               "REQUISITE LENDERS" shall mean (a) Lenders having more than sixty-six and two-thirds percent (66 2/3%) of the Commitments of all Lenders, or
(b) if the Commitments have been terminated, more than sixty-six and two-thirds percent (66 2/3%) of the aggregate outstanding amount of all Loans.

               "REQUISITE REVOLVING LENDERS" shall mean (a) Lenders having more than sixty-six and two-thirds percent (66 2/3%) of the Revolving Loan Commitments of all Lenders, or (b) if the Revolving Loan Commitments have been terminated, more than sixty-six and two-thirds percent (66 2/3%) of the aggregate outstanding amount of the Revolving Loan.

               "RESERVES" shall mean, with respect to the Revolving Borrowing Base (a) reserves established by Agent from time to time against Eligible Inventory pursuant to SECTION 5.9, (b) reserves established pursuant to SECTION 5.4(c) and (c) such other reserves against Eligible Accounts, Eligible Inventory, the Revolving Borrowing Base, the Maximum Amount and/or Borrowing Availability which Agent may, in its reasonable credit judgment, establish from time to time. Without limiting the generality of the foregoing, Reserves established (i) to ensure the payment of accrued Interest Expense or Indebtedness, (ii) because Agent is not satisfied with its Collateral position, as determined in its sole discretion, with respect to Borrower's assets, including Borrower's interest in Equipment and Real Estate, located at Borrower's Lebanon Kentucky facility, or (iii) with respect to unpaid taxes or contingent liabilities relating to litigation claims (including preference actions), shall in each case be deemed to be a reasonable exercise of Agent's credit judgment.

               "RESTRICTED PAYMENT" shall mean (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of a Person's Stock,
(b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of a Person's Stock or any other payment or distribution made in respect thereof, either directly or indirectly, (c) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Stock of such Person now or hereafter outstanding; (d) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any shares of such Person's Stock or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission; (e) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of such Person other than payment of compensation in the ordinary course to stockholders who are employees of such Person; and (f) any payment of management fees (or other fees of a similar nature) by such Person to any Stockholder of such Person or their Affiliates.

               "RETIREE WELFARE PLAN" shall mean, at any time, a Plan that is a "welfare plan" as defined in Section 3(2) of ERISA, that provides for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant's termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant.

               "REVOLVING BORROWING BASE" shall mean, as of any date of determination by Agent, from time to time, an amount equal to the sum at such time of:

               (a) up to eighty-five percent (85%) of the book value of Borrower's Eligible Accounts, less any Reserves established by Agent at such time;

               (b) up to sixty percent (60%) of the book value of Borrower's Eligible Inventory (other than work-in-process Inventory) valued on a first-in, first-out basis (at the lower of cost or market), less any Reserves established by Agent at such time;

               (c) up to twenty percent (20%) of the book value of Borrower's Eligible Inventory consisting of work-in-process Inventory valued on a first-in, first-out basis (at the lower of cost or market), less any Reserves established by Agent at such time; and

               (d) on any date of determination beginning December 28, 2001 and ending January 31, 2002, $500,000; on any date of determination beginning February 1, 2002 and ending February 28, 2002, $400,000; on any date of determination beginning March 1, 2002 and ending March 31, 2002, $300,000; on any date of determination beginning April 1, 2002 and ending April 30, 2002, $200,000; on any date of determination beginning May 1, 2002 and ending May 31, 2002, $100,000; and, on any date of determination thereafter, $0.

               REVOLVING BORROWING BASE CERTIFICATE" shall mean a certificate to be executed and delivered from time to time by Borrower in the form attached to the Agreement as EXHIBIT 4.1(B).

               "REVOLVING CREDIT ADVANCE" shall have the meaning assigned to it in SECTION 1.1(a)(i).

               "REVOLVING LENDERS" shall mean, as of any date of determination, Lenders having a Revolving Loan Commitment.

               "REVOLVING LOAN" shall mean, at any time, the sum of (i) the aggregate amount of Revolving Credit Advances outstanding to Borrower, plus (ii) the aggregate Letter of Credit Obligations incurred on behalf of Borrower. Unless the context otherwise requires, references to the outstanding principal balance of the Revolving Loan shall include the outstanding balance of Letter of Credit Obligations.

               "REVOLVING LOAN COMMITMENT" shall mean (a) as to any Lender, the aggregate commitment of such Lender to make Revolving Credit Advances and/or incur Letter of Credit Obligations as set forth on ANNEX J to the Agreement or in the most recent Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make Revolving Credit Advances and/or incur Letter of Credit Obligations, which aggregate commitment shall be $10,000,000 on the Closing Date, as such amount may be adjusted, if at all, from time to time in accordance with the Agreement.

               "REVOLVING NOTE" shall have the meaning assigned to it in SECTION 1.1(a)(ii).

               "SCHEDULED MATURITY DATE" shall mean August 30, 2006.

               "SECURITY AGREEMENTS" shall mean, collectively, the Holdings Security Agreement, Borrower Security Agreement and Subsidiary Security Agreement, in each case of even date herewith entered into among Agent, on behalf of itself and Lenders, and each Credit Party that is a signatory thereto.

               "SELLER" shall mean Worthington Custom Plastics, Inc., an Ohio corporation.

               "SOFTWARE" means all "software" as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, other than software embedded in any category of goods, including all computer programs and all supporting information provided in connection with a transaction related to any program.

               "SOLVENT" shall mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probably liability of such Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities (such as litigation, guarantees and pension plan liabilities) at any time shall be computed as the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can be reasonably be expected to become an actual or matured liability.

               "STOCK" shall mean all shares, options, warrants, membership interests, general or limited partnership interests or other equivalents (regardless of how designated) of or in a corporation, partnership or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

               "SUBSIDIARY" shall mean, with respect to any Person, (a) any corporation of which an aggregate of more than fifty percent (50%) of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of fifty percent (50%) or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) or of which any such Person is a general partner or may exercise the powers of a general partner.

               "SUBSIDIARY GUARANTY" shall mean the Subsidiary Guaranty dated as of April 15, 1999 executed by each Subsidiary of Borrower in favor of Agent, on behalf of itself and Lenders.

               "SUBSIDIARY INTELLECTUAL PROPERTY SECURITY AGREEMENT" shall mean the Intellectual Property Security Agreement dated as of April 15, 1999 entered into among Agent, on behalf of itself and Lenders, the IRB Subsidiary and each other Credit Party party thereto.

               "SUBSIDIARY PLEDGE AGREEMENT" shall mean the Subsidiary Pledge Agreement dated as of April 15, 1999 entered into by Agent, on behalf of itself and Lenders, and the IRB Subsidiary.

               "SUBSIDIARY SECURITY AGREEMENT" shall mean the Security Agreement dated as of April 15, 1999 entered into among Agent, on behalf of itself and Lenders, the IRB Subsidiary and each other Credit Party party thereto, as amended by that certain First Amendment to Security Agreement dated September 29, 2001.

               "SUPPORTING OBLIGATIONS" means all supporting obligations as such term is defined in the Code, including letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments, or Investment Property.

               "TANGIBLE NET WORTH" shall mean, with respect to any Person at any date, the Net Worth of such Person at such date, EXCLUDING, HOWEVER, from the determination of the total assets at such date, (a) all goodwill, capitalized organizational expenses, capitalized research and development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses and rights in any thereof, and other intangible items, (b) all unamortized debt discount and expense, (c) treasury Stock, and (d) any write-up in the book value of any asset resulting from a revaluation thereof.

               "TAX ASSETS" has the meaning assigned to it in SECTION 6.14.

               "TAX RETURNS" has the meaning assigned to it in SECTION 3.11.

               "TAX SHARING AGREEMENT" shall mean the Tax Sharing Agreement dated as of April 15, 1999 by and among MIG and Holdings.

               "TAXES" shall mean taxes, levies, imposts, deductions, Charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of Agent or a Lender by the jurisdictions under the laws of which Agent and Lenders are organized or any political subdivision thereof or by the jurisdiction of any lending office of any Lender used to make Loans hereunder unless the connection with such lending office jurisdiction arises solely from any Lender having executed, delivered or performed its obligations or receive a payment under, or enforced the Agreement or the Notes.

               "TERM LENDERS" means the Term Loan A Lenders, the Term Loan B Lenders and the Term Loan C Lenders.

               "TERM LOAN A" has the meaning assigned to it in SECTION
1.1(b)(i).

               "TERM LOAN A COMMITMENT" means (a) as to any Term Loan A Lender, the commitment of such Term Loan A Lender to make its Pro Rata Share of the Term Loan A as set forth on ANNEX J to the Agreement or in the most recent Assignment Agreement executed by such Term Loan A Lender, and (b) as to all Term Loan A Lenders, the aggregate commitment of all Term Loan A Lenders to make the Term Loan A, which aggregate commitment shall be Ten Million Dollars ($10,000,000) on the Closing Date. After advancing the Term Loan A, each reference to a Lender's Term Loan A Commitment shall refer to that Lender's Pro Rata Share of the outstanding Term Loan A.

               "TERM LOAN A LENDERS" means those Lenders having Term Loan A Commitments.

               "TERM LOAN A NOTE" has the meaning assigned to it in SECTION 1.1(b)(i).

               "TERM LOAN B" has the meaning assigned to it in SECTION
1.1(c)(i).

               "TERM LOAN B COMMITMENT" means (a) as to any Term Loan B Lender, the commitment of such Term Loan B Lender to make its Pro Rata Share of the Term Loan B as set forth on ANNEX J to the Agreement or in the most recent Assignment Agreement executed by such Term Loan B Lender, and (b) as to all Term Loan B Lenders, the aggregate commitment of all Term Loan B Lenders to make the Term Loan B, which aggregate commitment shall be Seven Million Dollars ($7,000,000) on the Closing Date. After advancing the Term Loan B, each reference to a Lender's Term Loan B Commitment shall refer to that Lender's Pro Rata Share of the outstanding Term Loan B.

               "TERM LOAN B LENDERS" means those Lenders having Term Loan B Commitments.

               "TERM LOAN B NOTE" has the meaning assigned to it in SECTION 1.1(c)(i).

               "TERM LOAN C" has the meaning assigned to it in SECTION
1.1(d)(i).

               "TERM LOAN C COMMITMENT" means (a) as to any Term Loan C Lender, the commitment of such Term Loan C Lender to make its Pro Rata Share of the Term Loan C as set forth on ANNEX J to the Agreement or in the most recent Assignment Agreement executed by such Term Loan C Lender, and (b) as to all Term Loan C Lenders, the aggregate commitment of all Term Loan C Lenders to make the Term Loan C, which aggregate commitment shall be Five Million Dollars ($5,000,000) on the Closing Date. After advancing the Term Loan C, each reference to a Lender's Term Loan C Commitment shall refer to that Lender's Pro Rata Share of the outstanding Term Loan C.

               "TERM LOAN C LENDERS" means those Lenders having Term Loan C Commitments.

               "TERM LOAN C NOTE" has the meaning assigned to it in SECTION 1.1(d)(i).

               "TERM LOAN COMMITMENTS" means collectively, the Term Loan A Commitment, Term Loan B Commitment and Term Loan C Commitment.

               "TERM LOANS" means collectively, Term Loan A, Term Loan B and Term Loan C.

               "TERM NOTES" means collectively, the Term Loan A Notes, Term Loan B Notes and Term Loan C Notes.

               "TERMINATION DATE" shall mean the date on which the Loans have been indefeasibly repaid in full and all other Obligations under the Agreement and the other Loan Documents have been completely discharged and Letter of Credit Obligations have been cash collateralized, canceled or backed by stand-by letters of credit in accordance with ANNEX B, and Borrower shall have no further right to borrow any monies under the Agreement.

               "THIRD PARTY INTERACTIVES" shall mean all Persons with whom any Credit Party exchanges data electronically in the ordinary course of business, including, without limitation, customers, suppliers, third-party vendors, subcontractors, processors-converters, shippers and warehousemen.

               "TITLE IV PLAN" shall mean an employee pension benefit plan, as defined in Section 3 (2) of ERISA (other than a Multiemployer Plan), which is covered by Title IV of ERISA, and which any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

               "TRADEMARK LICENSE" shall mean rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right to use any Trademark.

               "TRADEMARKS" shall mean all of the following now owned or hereafter acquired by any Credit Party: (a) all trademarks, trade names, corporate or limited liability company names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), now owned or existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

               "TWO YEAR ANNIVERSARY" shall have the meaning assigned to it in
SECTION 1.9(e).

               "UNFUNDED PENSION LIABILITY" shall mean, at any time, the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan, and (b) for a period of five (5) years following a transaction which might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by any Credit Party or any ERISA Affiliate as a result of such transaction.

               "UNIFORM COMMERCIAL CODE JURISDICTION" means any jurisdiction that has adopted all or substantially all of Article 9 as contained in the 2000 Official Text of the Uniform Commercial Code, as recommended by the National Conference of Commissioners on Uniform State Laws and the American Law Institute, together with any subsequent amendments or modifications to the Official Text."

               "WORTHINGTON" shall mean the portion of the Seller's business consisting of substantially all of the assets of Seller's non-automotive plastics operations located at Seller's Harrisburg and Concord, North Carolina, St. Matthews, South Carolina and Lebanon, Kentucky facilities.

               "WORTHINGTON ACQUISITION" shall mean the acquisition of all or substantially all of the assets of Worthington pursuant to the Worthington Acquisition Agreement.

               "WORTHINGTON ACQUISITION AGREEMENT" shall mean the Asset Purchase Agreement, dated February 26, 1999, by and between Seller, MIG and Morton Custom Plastics, Inc., as amended by that certain First Amendment to Asset Purchase Agreement dated February 26, 1999 by and among Seller, MIG and Morton Custom Plastics, Inc.

               "WORTHINGTON LITIGATION" shall mean that certain case titled Worthington Industries, Inc. and W.I. Products, Inc., f/k/a Worthington Custom Plastics, Inc., Plaintiffs v. Morton Industrial Group, Inc. and Morton Custom Plastics, Inc., Defendants (S.D. Ohio, Case No. C2-00-504) and all claims and counterclaims that have been or could be brought in the future with respect to such case.

               All other undefined terms contained in any of the Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code as in effect in the State of New York to the extent the same are used or defined therein. Unless otherwise specified, references in the Agreement or any of the Appendices to a Section, subsection or clause refer to such Section, subsection or clause as contained in the Agreement. The words "herein," "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole, including all Annexes, Exhibits and Schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in the Agreement or any such Annex, Exhibit or Schedule.

               Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Whenever any provision in any Loan Document refers to the knowledge (or an analogous phrase) of any Credit Party, such words are intended to signify that such Credit Party has actual knowledge or awareness of a particular fact or circumstance or that such Credit Party, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance.

                              ANNEX B (SECTION 1.2)
                                       TO
                                CREDIT AGREEMENT
                                LETTERS OF CREDIT

               (a) ISSUANCE. Subject to the terms and conditions of the Agreement, Agent and Revolving Lenders agree to incur, from time to time prior to the Commitment Termination Date, upon the request of Borrower and for Borrower's account, Letter of Credit Obligations by causing Letters of Credit to be issued (by a bank or other legally authorized Person selected by or acceptable to Agent in its sole discretion (each, an "L/C ISSUER")) for Borrower's account and guaranteed by Agent; PROVIDED, HOWEVER, that if the L/C Issuer is a Revolving Lender, then such Letters of Credit shall not be guaranteed by Agent but rather each Revolving Lender shall, subject to the terms and conditions hereinafter set forth, purchase (or be deemed to have purchased) risk participations in all such Letters of Credit issued with the written consent of Agent, as more fully described in paragraph (b)(ii) below. The aggregate amount of all such Letter of Credit Obligations shall not at any time exceed the least of (i) $1,500,000 (the "L/C Sublimit"), and (ii) the Maximum Amount LESS the aggregate outstanding principal balance of the Revolving Credit Advances. No such Letter of Credit shall have an expiry date which is more than one year following the date of issuance thereof, and neither Agent nor Revolving Lenders shall be under any obligation to incur Letter of Credit Obligations in respect of, or purchase risk participations in, any Letter of Credit having an expiry date which is later than the Commitment Termination Date.

               (b) (i) ADVANCES AUTOMATIC; PARTICIPATIONS. In the event that Agent or any Revolving Lender shall make any payment on or pursuant to any Letter of Credit Obligation, such payment shall then be deemed automatically to constitute a Revolving Credit Advance (which would extinguish the corresponding Letter of Credit Obligations) to the Borrower under SECTION 1.1(a) of the Agreement regardless of whether a Default or Event of Default shall have occurred and be continuing and notwithstanding Borrower's failure to satisfy the conditions precedent set forth in SECTION 2, and each Revolving Lender shall be obligated to pay its Pro Rata Share thereof in accordance with the Agreement. The failure of any Revolving Lender to make available to Agent for Agent's own account its Pro Rata Share of any such Revolving Credit Advance or payment by Agent under or in respect of a Letter of Credit shall not relieve any other Revolving Lender of its obligation hereunder to make available to Agent its Pro Rata Share thereof, but no Revolving Lender shall be responsible for the failure of any other Revolving Lender to make available such other Revolving Lender's Pro Rata Share of any such payment.

               (ii) If it shall be illegal or unlawful for Borrower to incur Revolving Credit Advances as contemplated by paragraph (b)(i) above because of an Event of Default described in SECTION 8.1(h) or (i) or otherwise or if it shall be illegal or unlawful for any Revolving Lender to be deemed to have assumed a ratable share of the reimbursement obligations owed to an L/C Issuer, or if the L/C Issuer is a Revolving Lender, then (i) immediately and without further action whatsoever, each Revolving Lender shall be deemed to have irrevocably and unconditionally purchased from Agent (or such L/C Issuer, as the case may be) an undivided interest and participation equal to such Revolving Lender's Pro Rata Share (based on the Revolving Loan Commitments) of the Letter of Credit Obligations in respect of all Letters of Credit then outstanding and (ii) thereafter, immediately upon issuance of any Letter of Credit, each Revolving Lender shall be deemed to have irrevocably and unconditionally purchased from Agent (or such L/C Issuer, as the case may be) an undivided interest and participation in such Revolving Lender's Pro Rata Share (based on the Revolving Loan Commitments) of the Letter of Credit Obligations with respect to such Letter of Credit on the date of such issuance. Each Revolving Lender shall fund its participation in all payments or disbursements made under the Letters of Credit in the same manner as provided in the Agreement with respect to Revolving Credit Advances.

               (c) CASH COLLATERAL. If Borrower is required to provide cash collateral for any Letter of Credit Obligations pursuant to the Agreement prior to the Commitment Termination Date, Borrower will pay to Agent for the benefit of Revolving Lenders cash or cash equivalents acceptable to Agent ("CASH EQUIVALENTS") in an amount equal to 105% of the maximum amount then available to be drawn under each applicable Letter of Credit outstanding for the benefit of Borrower. Such funds or Cash Equivalents shall be held by Agent in a cash collateral account (the "CASH COLLATERAL ACCOUNT") maintained at a bank or financial institution acceptable to Agent. The Cash Collateral Account shall be in the name of the Borrower and shall be pledged to, and subject to the control of, Agent, for the benefit of Agent and Lenders, in a manner satisfactory to Agent. Borrower hereby pledges and grants to Agent, on behalf of Lenders, a security interest in all such funds and Cash Equivalents held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all amounts due in respect of the Letter of Credit Obligations and other Obligations, whether or not then due. The Agreement, including this ANNEX B, shall constitute a security agreement under applicable law.

                  If any Letter of Credit Obligations, whether or not then due and payable, shall for any reason be outstanding on the Commitment Termination Date, Borrower shall either (i) provide cash collateral therefor in the manner described above, or (ii) cause all such Letters of Credit and guaranties thereof to be canceled and returned, or (iii) deliver a stand-by letter (or letters) of credit in guaranty of such Letter of Credit Obligations, which stand-by letter (or letters) of credit shall be of like tenor and duration (plus thirty (30) additional days) as, and in an amount equal to 105% of, the aggregate maximum amount then available to be drawn under, the Letters of Credit to which such outstanding Letter of Credit Obligations relate and shall be issued by a Person, and shall be subject to such terms and conditions, as are be satisfactory to Agent in its sole discretion.

               From time to time after funds are deposited in the Cash Collateral Account by Borrower, whether before or after the Commitment Termination Date, Agent may apply such funds or Cash Equivalents then held in the Cash Collateral Account to the payment of any amounts, in such order as Agent may elect, as shall be or shall become due and payable by Borrower to Lenders with respect to such Letter of Credit Obligations of Borrower and, upon the satisfaction in full of all Letter of Credit Obligations of Borrower, to any other Obligations of Borrower then due and payable.

               Neither Borrower nor any Person claiming on behalf of or through Borrower shall have any right to withdraw any of the funds or Cash Equivalents held in the Cash Collateral Account, except that upon the termination of all Letter of Credit Obligations and the payment of all amounts payable by Borrower to Lenders in respect thereof, any funds remaining in the Cash Collateral Account shall be applied to other Obligations when due and owing and upon payment in full of such Obligations, any remaining amount shall be paid to Borrower or as otherwise required by law.

               (d) FEES AND EXPENSES. Borrower agrees to pay to Agent for the benefit of Revolving Lenders, as compensation to such Lenders for Letter of Credit Obligations incurred hereunder, (x) all costs and expenses incurred by Agent or any Lender on account of such Letter of Credit Obligations, and (y) for each month during which any Letter of Credit Obligation shall remain outstanding, a fee (the "LETTER OF CREDIT FEE") in an amount equal to 4.25% per annum multiplied by the maximum amount available from time to time to be drawn under the applicable Letter of Credit. Such fee shall be paid to Agent for the benefit of the Revolving Lenders in arrears, on the first day of each month. In addition, Borrower shall pay to any L/C Issuer, on demand, such fees (including all per annum fees), charges and expenses of such L/C Issuer in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued.

               (e) REQUEST FOR INCURRENCE OF LETTER OF CREDIT OBLIGATIONS. Borrower shall give Agent at least two (2) Business Days prior written notice requesting the incurrence of any Letter of Credit Obligation, specifying the date such Letter of Credit Obligation is to be incurred, identifying the beneficiary and the Borrower to which such Letter of Credit Obligation relates and describing the nature of the transactions proposed to be supported thereby. The notice shall be accompanied by the form of the Letter of Credit (which shall be acceptable to the L/C Issuer) to be guarantied and, to the extent not previously delivered to Agent, copies of all agreements between Borrower and the L/C Issuer pertaining to the issuance of Letters of Credit. Notwithstanding anything contained herein to the contrary, Letter of Credit applications by Borrower and approvals by Agent and the L/C Issuer may be made and transmitted pursuant to electronic codes and security measures mutually agreed upon and established by and among Borrower, Agent and the L/C Issuer.

               (f) OBLIGATION ABSOLUTE. The obligation of Borrower to reimburse Agent and Revolving Lenders for payments made with respect to any Letter of Credit Obligation shall be absolute, unconditional and irrevocable, without necessity of presentment, demand, protest or other formalities, and the obligations of each Revolving Lender to make payments to Agent with respect to Letters of Credit shall be unconditional and irrevocable. Such obligations of Borrower and Revolving Lenders shall be paid strictly in accordance with the terms hereof under all circumstances including the following circumstances:

               (i) any lack of validity or enforceability of any Letter of Credit or the Agreement or the other Loan Documents or any other agreement;

               (ii) the existence of any claim, set-off, defense or other right which Borrower or any of their respective Affiliates or any Lender may at any time have against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such transferee may be acting), Agent, any Lender, or any other Person, whether in connection with the Agreement, the Letter of Credit, the transactions contemplated herein or therein or any unrelated transaction (including any underlying transaction between Borrower or any of their respective Affiliates and the beneficiary for which the Letter of Credit was procured);

               (iii) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

               (iv) payment by Agent (except as otherwise expressly provided in paragraph (g)(ii)(C) below) or any L/C Issuer under any Letter of Credit or guaranty thereof against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit or such guaranty;

               (v) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or

               (vi) the fact that a Default or an Event of Default shall have occurred and be continuing.

               (g) INDEMNIFICATION; NATURE OF LENDERS' DUTIES. (i) In addition to amounts payable as elsewhere provided in the Agreement, Borrower hereby agrees to pay and to protect, indemnify, and save harmless Agent and each Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including attorneys' fees and allocated costs of internal counsel) which Agent or any Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or guaranty thereof, or (B) the failure of Agent or any Lender seeking indemnification or of any L/C Issuer to honor a demand for payment under any

Letter of Credit or guaranty thereof as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, in each case other than to the extent solely as a result of the gross negligence or willful misconduct of Agent or such Lender (as finally determined by a court of competent jurisdiction).

               (ii) As between Agent and any Lender and Borrower, Borrower assumes all risks of the acts and omissions of, or misuse of any Letter of Credit by beneficiaries of any Letter of Credit. In furtherance and not in limitation of the foregoing, to the fullest extent permitted by law neither Agent nor any Lender shall be responsible: (A) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document issued by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) for failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to demand payment under such Letter of Credit; PROVIDED that, in the case of any payment by Agent under any Letter of Credit or guaranty thereof, Agent shall be liable to the extent such payment was made solely as a result of its gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction) in determining that the demand for payment under such Letter of Credit or guaranty thereof complies on its face with any applicable requirements for a demand for payment under such Letter of Credit or guaranty thereof; (D) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher;
(E) for errors in interpretation of technical terms; (F) for any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Letter of Credit or guaranty thereof or of the proceeds thereof; (G) for the credit of the proceeds of any drawing under any Letter of Credit or guaranty thereof; and (H) for any consequences arising from causes beyond the control of Agent or any Lender. None of the above shall affect, impair, or prevent the vesting of any of Agent's or any Lender's rights or powers hereunder or under the Agreement.

               (iii) Nothing contained herein shall be deemed to limit or to expand any waivers, covenants or indemnities made by Borrower in favor of any L/C Issuer in any letter of credit application, reimbursement agreement or similar document, instrument or agreement between or among Borrower and such L/C Issuer.

                              ANNEX C (SECTION 1.8)
                                       TO
                                CREDIT AGREEMENT

                             CASH MANAGEMENT SYSTEMS

                  Borrower shall, and shall cause its Subsidiaries to, establish and maintain the Cash Management Systems described below:

                  (a) On or before the Closing Date (or such later date as Agent shall consent to in writing) and until the Termination Date, Borrower shall (i) establish post office lock boxes ("LOCK BOXES") at one or more of the banks set forth on DISCLOSURE SCHEDULE (3.19), and shall request in writing and otherwise take such reasonable steps to ensure that all Account Debtors forward payment directly to such Lock Boxes, and (ii) deposit and cause its Subsidiaries to deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all cash, checks, drafts or other similar items of payment relating to or constituting payments made in respect of any and all Collateral ("COLLECTIONS"), including, without limitation, payments, if any, in respect of the Lebanon IRBs (whether or not otherwise delivered to a Lock Box) into bank accounts in Borrower's name or any such Subsidiary's name (collectively, the "BORROWER ACCOUNTS") at banks set forth on DISCLOSURE SCHEDULE (3.19) (each, a "RELATIONSHIP BANK"); provided that notwithstanding the foregoing all Collections shall only be deposited into the Lockboxes and/or the Lockbox Concentration Amount referred to in the immediately succeeding sentence. Borrower acknowledges and agrees that as of the Closing Date it has established the following Lock Boxes at Harris Trust and Savings
Bank: 95379, 95845 and 95396; and all such Lock Boxes are attached to Borrower Account, account no. 350-033-7, at Harris Trust and Savings Bank (the "LOCK BOX CONCENTRATION Amount").

                  (b) On or before the Closing Date (or such later date as Agent shall consent to in writing), each Relationship Banks, shall have entered into tri-party blocked account agreements with Agent, for the benefit of itself and Lenders, and Borrower and its Subsidiaries, as applicable, in form and substance acceptable to Agent, which shall become operative on or prior to the Closing Date. Each such blocked account agreement shall provide, among other things, that (i) all items of payment deposited in such account and proceeds thereof deposited in the Collection Account are held by such bank as agent or bailee-in-possession for Agent, on behalf of Lenders, (ii) the bank executing such agreement has no rights of setoff or recoupment or any other claim against such account, as the case may be, other than for payment of its service fees and other charges directly related to the administration of such account and for returned checks or other items of payment, and (iii) from and after the Closing Date with respect to banks at which a Borrower Account is located, such bank agrees to forward immediately all amounts in

Borrower Account to the Collection Account and to commence the process of daily sweeps from such Borrower Account into the Collection Account. Borrower shall not, and shall not cause or permit any Subsidiary thereof to, accumulate or maintain cash in disbursement or payroll accounts as of any date of determination in excess of checks outstanding against such accounts as of that date and amounts necessary to meet minimum balance requirements.

                  (c) So long as no Default or Event of Default has occurred and is continuing, Borrower may amend DISCLOSURE SCHEDULE (3.19) to add or replace a Relationship Bank, Lock Box or Borrower Account or to replace any Disbursement Account; PROVIDED, HOWEVER, THAT (i) Agent shall have consented in writing in advance to the opening of such account or Lock Box with the relevant bank and
(ii) prior to the time of the opening of such account or Lock Box, the Borrower and/or the Subsidiaries thereof, as applicable, and such bank shall have executed and delivered to Agent a tri-party blocked account agreement, in form and substance satisfactory to Agent. Borrower shall close any of its accounts (and establish replacement accounts in accordance with the foregoing sentence) promptly and in any event within thirty (30) days of notice from Agent that the creditworthiness of any bank holding an account is no longer acceptable in Agent's reasonable judgment, or as promptly as practicable and in any event within sixty (60) days of notice from Agent that the operating performance, funds transfer and/or availability procedures or performance with respect to accounts or lockboxes of the bank holding such accounts or Agent's liability under any tri-party blocked account agreement with such bank is no longer acceptable in Agent's reasonable judgment.

                  (d) The Lock Boxes, Borrower Accounts and Disbursement Accounts (other than any payroll account) shall be cash collateral accounts, with all cash, checks and other similar items of payment in such accounts securing payment of the Loans and all other Obligations, and in which Borrower and each Subsidiary thereof shall have granted a Lien to Agent, on behalf of itself and Lenders, pursuant to the Security Agreements.

                  (e) All amounts deposited in the Collection Account shall be deemed received by Agent in accordance with SECTION 1.10 of the Agreement and shall be applied (and allocated) by Agent in accordance with SECTION 1.11 of the Agreement. In no event shall any amount be so applied unless and until such amount shall have been credited in immediately available funds to the Collection Account.

                  (f) Borrower may maintain, in its name, an account (each a "DISBURSEMENT ACCOUNT" and collectively, the "DISBURSEMENT ACCOUNTS") at a bank acceptable to Agent into which Agent shall, from time to time, deposit proceeds of Revolving Credit Advances made to Borrower pursuant to SECTION 1.1 for use by Borrower solely in accordance with the provisions of SECTION 1.4; provided that Borrower shall not have a deposit in its checking, controlled disbursement or petty cash accounts of more than $10,000 in the aggregate for any two consecutive Business Days or deposit into any such accounts (other than the petty cash account) more funds than are necessary to clear checks and other items of payment which are presented for payment on such Business Day.

                  (g) Borrower shall and shall cause its Affiliates, officers, employees, agents, directors or other Persons acting for or in concert with Borrower (each a "RELATED PERSON") to (i) hold in trust for Agent, for the benefit of itself and Lenders, all checks, cash and other items of payment in respect of amounts owing to Borrower or any of its Subsidiaries received by Borrower or any such Related Person, and (ii) within one (1) Business Day after receipt by Borrower or any such Related Person of any such checks, cash or other items or payment, deposit the same into a Borrower Account of Borrower or Subsidiary, as applicable. Borrower and each other Credit Party acknowledges and agrees that all cash, checks or items of payment constituting proceeds of Collateral are the property of Agent and Lenders. All proceeds of the sale or other disposition of any Collateral, shall be deposited directly into the applicable Borrower Accounts

                            ANNEX D (SECTION 2.1(a))
                                       TO
                                CREDIT AGREEMENT

                    SCHEDULE OF ADDITIONAL CLOSING DOCUMENTS

                  In addition to, and not in limitation of, the conditions described in SECTION 2.1 of the Agreement, pursuant to SECTION 2.1(a), the following items must be received by Agent in form and substance satisfactory to Agent on or prior to the Closing Date (each capitalized term used but not otherwise defined herein shall have the meaning ascribed thereto in ANNEX A to the Agreement):

                  A. APPENDICES. All Appendices to the Agreement, in form and substance satisfactory to Agent.

                  B. REVOLVING NOTES AND TERM NOTES. Duly executed originals of the Revolving Notes and Term Notes for each applicable Lender, dated the Closing Date.

                  C. SECURITY AGREEMENTS. Copies of each of the Security Agreements, and all instruments, documents and agreements executed pursuant thereto.

                  D. INSURANCE. Satisfactory evidence that the insurance policies required by SECTION 5.4 are in full force and effect, together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements, as requested by Agent, in favor of Agent, on behalf of Lenders.

                  E. SECURITY INTERESTS AND CODE FILINGS.

                     (b) Evidence satisfactory to Agent that Agent (for the benefit of itself and Lenders) has (or upon the filing of documents delivered to Agent on or prior to the Closing Date will have) a valid and perfected first priority security interest in the Collateral, including (i) such documents duly executed by each Credit Party (including financing statements under the Code and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens) as Agent may request in order to perfect its security interests in the Collateral and (ii) copies of Code search reports in such jurisdictions as Agent reasonably determines listing all effective financing statements that name any Credit Party as debtor, together with copies of such financing statements, none of which shall cover the Collateral.

                     (c) Evidence satisfactory to Agent, including copies, of all UCC-1 and other financing statements filed in favor of any Credit Party with respect to each location, if any, at which Inventory may be consigned.

                  F. INTELLECTUAL PROPERTY SECURITY AGREEMENTS. Copies of the Intellectual Property Security Agreements,together with all instruments, documents and agreements executed pursuant thereto.

                  G. HOLDINGS GUARANTY. A copy of the Holdings Guaranty, and all documents, instruments and agreements executed pursuant thereto.

                  H. SUBSIDIARY GUARANTY. A copy of the Subsidiary Guaranty, and all documents, instruments and agreements executed pursuant thereto.

                  I. CASH MANAGEMENT SYSTEM; BLOCKED ACCOUNT AGREEMENTS. Evidence satisfactory to Agent that, as of the Closing Date, Cash Management Systems complying with ANNEX C to the Agreement have been established and are currently being maintained in the manner set forth in such ANNEX C, together with copies of duly executed tri-party blocked account and lock box agreements, satisfactory to Agent, with the banks as required by ANNEX C.

                  J. CHARTER (OR EQUIVALENT DOCUMENTATION) AND GOOD STANDING. For Credit Party, such Person's (a) charter (or equivalent organizational documents) and all amendments thereto, (b) good standing certificates (including verification of tax status) in its state of incorporation and (c) good standing certificates (including verification of tax status) and certificates of qualification to conduct business in each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, each dated a recent date prior to the Closing Date and certified by the applicable Secretary of State or other authorized Governmental Authority.

                  K. BYLAWS (OR EQUIVALENT DOCUMENTATION) AND RESOLUTIONS. For each Credit Party, (a) such Person's bylaws (or other equivalent constituent documentation), together with all amendments thereto and (b) resolutions of such Person's Board of Directors (or equivalent governing body) and equityholders, approving and authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and the transactions to be consummated in connection therewith, each certified as of the Closing Date by such Person's secretary or an assistant secretary as being in full force and effect without any modification or amendment.

                  L. INCUMBENCY CERTIFICATES. For Credit Party, signature and incumbency certificates of the officers of each such Person executing any of the Loan Documents, certified as of the Closing Date by such Person's secretary or an assistant secretary as being true, accurate, correct and complete.

                  M. OPINIONS OF COUNSEL. Duly executed originals of opinions of Husch & Eppenberger, counsel for the Credit Parties, together with any local counsel opinions requested by Agent, each in form and substance satisfactory to Agent and its counsel, dated the Closing Date, and each accompanied by a letter addressed to such counsel from the Credit Parties, authorizing and directing such counsel to address its opinion to Agent, on behalf of Lenders, and to include in such opinion an express statement to the effect that Agent and Lenders are authorized to rely on such opinion.

                  N. PLEDGE AGREEMENTS. Copies of the Pledge Agreements accompanied by (as applicable and to the extent not already delivered to Agent)
(a) certificates representing all of the outstanding Stock being pledged pursuant to such Pledge Agreement and stock powers (or similar transfer instruments) for such certificates executed in blank and (b) any instruments evidencing Indebtedness, including, without limitation in respect of the Holdings Note and the Lebanon IRBs, being pledged pursuant to such Pledge Agreement, duly endorsed in blank.

                  O. ACCOUNTANTS' LETTERS. A letter from the Credit Parties to their independent auditors authorizing the independent certified public accountants of the Credit Parties to communicate with Agent and Lenders in accordance with SECTION 4.2.

                  P. APPOINTMENT OF AGENT FOR SERVICE. An appointment of CT Corporation as each Credit Party's agent for service of process.

                  Q. Intentionally Omitted

                  R. OFFICER'S CERTIFICATE. Agent shall have received duly executed originals of a certificate of the Chief Executive Officer and Chief Financial Officer of Borrower or any other appropriate Person as determined by Agent, dated the Closing Date, stating that, since December 31, 2000 (a) no event or condition has occurred or is existing which could reasonably be expected to have a Material Adverse Effect; (b) no Litigation has been commenced which, if successful, would have a Material Adverse Effect or could challenge any of the transactions contemplated by the Agreement and the other Loan Documents; (d) there have been no Restricted Payments made by any Credit Party; and (e) there has been no material increase in liabilities, liquidated or contingent, and no material decrease in assets of Borrower or any of its Subsidiaries.

                  S. WAIVERS. Agent, on behalf of Lenders, shall have received landlord waivers and consents, bailee letters and mortgagee agreements in form and substance satisfactory to Agent, in each case as required pursuant to
SECTION 5.9.

                  T. MORTGAGES. Duly executed originals of amendments to the Mortgages in form and substance satisfactory to Agent together with: (a) title insurance policy updates, current as-built surveys, zoning letters and certificates of occupancy, in each case satisfactory in form and substance to Agent, in its sole discretion, to create a valid and enforceable first priority lien (subject to Permitted Encumbrances) on each Mortgaged Property in favor of Agent for the benefit of itself and Lenders (or in favor of such other trustee as my be required or desired under local law); (b) evidence that counterparts of such amendments have been recorded in all places to the extent necessary or desireable in the judgment of Agent; and (c) an opinion of counsel in each state in which any Mortgaged Property is located in form and substance and from counsel satisfactory to Agent;

                  U. AUDITED FINANCIALS; FINANCIAL CONDITION. Agent shall have received Borrower's audited Financial Statements for the twelve month period ended December 31, 2000 which have been certified by KMPG LLP, and the unaudited consolidated balance sheet of Borrower dated September 30, 2001. Borrower shall have provided Agent with its current operating statements, a consolidated balance sheet and statement of cash flows and Projections with respect to Borrower certified by its Chief Financial Officer, in each case in form and substance satisfactory to Agent, and Agent shall be satisfied, in its sole discretion, with all of the foregoing. Agent shall have further received a certificate of the Chief Executive Officer and/or the Chief Financial Officer of Borrower or any other appropriate Person as determined by Agent, based on such Projections, to the effect that (a) Borrower will be Solvent upon the consummation of the transactions contemplated herein; (b) the Projections are based upon estimates and assumptions stated therein, all of which Borrower believes to be reasonable and fair in light of current conditions and current facts known to Borrower and, as of the Closing Date, reflect Borrower's good faith and reasonable estimates of its future financial performance and of the other information projected therein for the period set forth therein; and (c) containing such other statements with respect to the solvency of Borrower and matters related thereto as Agent shall request.

                  V. IRB DOCUMENTS; TAX SHARING AGREEMENT; WORTHINGTON LITIGATION. True and correct copies, certified by an officer of Borrower, of (x) all documents executed in connection with the Lebanon IRB (including, without limitation, the IRB Indenture, the IRB Lease Agreement and the IRB Assignment Documents and related consents to the extent required by Agent with respect thereto), (y) the Tax Sharing Agreement and the Worthington Acquisition Agreement and (z) all pleadings, filings, non-privileged case summaries, memorandum and related material relating to the Worthington Litigation; provided that the Credit Parties shall not be obligated to deliver to Agent any items relating to the Worthington Litigation which would compromise the attorney-client privilege between the Credit Parties and their counsel.

                  W. OTHER DOCUMENTS. Such other certificates, documents and agreements respecting any Credit Party as Agent may, in its sole discretion, request.

                            ANNEX E (SECTION 4.1(a))
                                       TO
                                CREDIT AGREEMENT

                FINANCIAL STATEMENTS AND PROJECTIONS -- REPORTING

                  Borrower shall deliver or cause to be delivered to Agent or to Agent and Lenders, as indicated, the following:

                  (a) MONTHLY FINANCIALS. To Agent, within thirty (30) days after the end of each Fiscal Month, financial information regarding Borrower and its Subsidiaries, certified by the Chief Financial Officer of Borrower, consisting of consolidated (i) unaudited balance sheets as of the close of such Fiscal Month and the related statements of income and cash flow for that portion of the Fiscal Year ending as of the close of such Fiscal Month; and (ii) unaudited statements of income and cash flows for such Fiscal Month, setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for such Fiscal Year, all prepared in accordance with GAAP (subject to normal year-end adjustments). Such financial information shall be accompanied by the certification of the Chief Financial Officer of Borrower that (i) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments) the financial position and results of operations of Borrower and its Subsidiaries, on a consolidated basis, in each case as at the end of such month and for the period then ended and (ii) any other information presented is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default shall have occurred and be continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default;

                  (b) QUARTERLY FINANCIALS. To Agent, within forty-five (45) days after the end of each Fiscal Quarter, consolidated financial information regarding Borrower and its Subsidiaries, certified by the Chief Financial Officer of Borrower, including (i) unaudited balance sheets as of the close of such Fiscal Quarter and the related statements of income and cash flow for that portion of the Fiscal Year ending as of the close of such Fiscal Quarter and
(ii) unaudited statements of income and cash flows for such Fiscal Quarter, in each case setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for such Fiscal Year, all prepared in accordance with GAAP (subject to normal year-end adjustments). Such financial information shall be accompanied by (A) a statement in reasonable detail (each, a "COMPLIANCE CERTIFICATE" showing the calculations used in determining compliance with each of the financial covenants set forth on ANNEX G which is tested on a quarterly basis and (B) the certification of the Chief Financial Officer of Borrower that (i) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments) the financial position, results of operations and statements of cash flows of Borrower and its Subsidiaries, on both a consolidated basis, as at the end of such Fiscal

Quarter and for the period then ended, (ii) any other information presented is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default shall have occurred and be continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default. In addition, Borrower shall deliver to Agent and Lenders, within forty-five (45) days after the end of each Fiscal Quarter, a management discussion and analysis which includes a comparison to budget for that Fiscal Quarter and a comparison of performance for that Fiscal Quarter to the corresponding period in the prior year;

                  (c) OPERATING PLAN. To Agent, as soon as available, but not later than thirty (30) days after the end of each Fiscal Year, an annual operating plan for Borrower, approved by the Board of Directors of Borrower, for the subsequent five-year period, which will include a statement of all of the material assumptions on which such plan is based, will include monthly balance sheets and a monthly budget for the first year of such five-year period and will integrate sales, gross profits, operating expenses, operating profit, cash flow projections and Borrowing Availability projections all prepared on the same basis and in similar detail as that on which operating results are reported (and in the case of cash flow projections, representing management's good faith estimates of future financial performance based on historical performance), and including plans for personnel, Capital Expenditures and facilities;

                  (d) ANNUAL AUDITED FINANCIALS. To Agent, within ninety (90) days after the end of each Fiscal Year, audited Financial Statements for Borrower and its Subsidiaries on a consolidated basis, consisting of balance sheets and statements of income and retained earnings and cash flows, setting forth in comparative form in each case the figures for the previous Fiscal Year, which Financial Statements shall be prepared in accordance with GAAP, certified without qualification, by an independent certified public accounting firm of national standing or otherwise acceptable to Agent. Such Financial Statements shall be accompanied by (i) a statement prepared in reasonable detail showing the calculations used in determining compliance with each of the financial covenants set forth on ANNEX G, (ii) a report from such accounting firm to the effect that, in connection with their audit examination, nothing has come to their attention to cause them to believe that a Default or Event of Default has occurred (or specifying those Defaults and Events of Default that they became aware of), it being understood that such audit examination extended only to accounting matters and that no special investigation was made with respect to the existence of Defaults or Events of Default, (iii) a letter addressed to Agent, on behalf of itself and Lenders, in form and substance reasonably satisfactory to Agent and subject to standard qualifications taken by nationally recognized accounting firms, signed by such accounting firm acknowledging that Agent and Lenders are entitled to rely upon such accounting firm's certification of such audited Financial Statements, (iv) the annual letters to such accountants in connection with their audit examination detailing contingent liabilities and material litigation matters, and (v) the certification of the Chief Executive Officer or Chief Financial Officer of Borrower that all such Financial Statements present fairly in accordance with GAAP the financial position, results of operations and statements of cash flows of Borrower and its Subsidiaries on a consolidated basis, as at the end of such year and for the period then ended, and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default shall have occurred and be continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default;

                  (e) MANAGEMENT LETTERS. To Agent, within five (5) Business Days after receipt thereof by any Credit Party, copies of all management letters, exception reports or similar letters or reports received by such Credit Party from its independent certified public accountants;

                  (f) DEFAULT NOTICES. To Agent, as soon as practicable, and in any event within five (5) Business Days after an executive officer of Borrower has actual knowledge of the existence of any Default, Event of Default or other event which has had a Material Adverse Effect, telephonic or telecopied notice specifying the nature of such Default or Event of Default or other event, including the anticipated effect thereof, which notice, if given telephonically, shall be promptly confirmed in writing on the next Business Day;

                  (g) SEC FILINGS AND PRESS RELEASES. To Agent, promptly upon their becoming available, copies of: (i) all Financial Statements, reports, notices and proxy statements made publicly available by any Credit Party to its security holders; (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by any Credit Party with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority; and (iii) all press releases and other statements made available by any Credit Party to the public concerning material changes or developments in the business of any such Person;

                  (h) EQUITY NOTICES. To Agent, as soon as practicable, copies of all material written notices given or received by any Credit Party with respect to any Stock of such Person.

                  (i) SUPPLEMENTAL SCHEDULES. To Agent, supplemental disclosures, if any, required by SECTION 5.6 of the Agreement;

                  (j) LITIGATION. To Agent (A) in writing, promptly upon learning thereof, notice of any Litigation commenced or threatened against any Credit Party that (i) seeks damages in excess of $100,000, (ii) seeks injunctive relief, (iii) is asserted or instituted against any Plan, its fiduciaries or its assets or against any Credit Party or ERISA Affiliate in connection with any Plan, (iv) alleges criminal misconduct by any Credit Party, (v) alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Liabilities or (vi) involves any product recall; and (B) copies of all pleadings, filings, non-privileged case summaries, memorandum and related materials relating to any of the foregoing or to any Litigation commenced or threatened against any Credit Party (including without limitation the Worthington

Litigation, the Victory Lane Productions litigation and the Outboard Marine Corporation bankruptcy case); provided that the Credit Parties shall not be obligated to deliver to Agent any items relating to any Litigation which would compromise the attorney-client privilege between the Credit Parties and their counsel.

                  (k) INSURANCE NOTICES. To Agent, disclosure of losses or casualties required by SECTION 5.4 of the Agreement;

                  (l) DEFAULT NOTICES. To Agent, copies of (i) (x) any and all default notices received under or with respect to any leased location or public warehouse where Collateral is located, and (y) such other notices or documents as Agent may request in its reasonable discretion and (ii) any and all default notices received under or with respect to the Lebanon IRBs, including, without limitation, under or with respect to the IRB Indenture or the IRB Lease Agreement;

                  (m) LEASE AMENDMENTS. To Agent, copies of all material amendments to real estate leases with respect to all Real Estate;

                  (n) OTHER DOCUMENTS. To Agent and Lenders, such other financial and other information respecting any Credit Party's business or financial condition as Agent or any Lender shall, from time to time, reasonably request;

                  (o) CASH FLOW BUDGET. To the Agent, not later than Wednesday of every other calendar week, an updated Cash Flow Budget (in the form of EXHIBIT 1.2) for the thirteen (13) week period commencing on the immediately preceding Friday, together with a report, comparing the actual cash flow of the Borrower for the previous two calendar weeks to the Cash Flow Budget for such two week period, together with an explanation in reasonable detail of any variances with Cash Flow Budget for such two week period. Each such updated Cash Flow Budget shall be subject to the approval of the Agent and shall not be the "Cash Flow Budget" for any purpose of this Agreement absent such approval by Agent; PROVIDED, that Agent in its sole discretion may require, by written notice delivered to Borrower that Borrower deliver Cash Flow Budgets on Wednesday of every calendar week with the Cash Flow Budgets in such case relating back to immediately preceding Friday;

                  (p) DAILY CASH REPORT. To the Agent, by 1 p.m. E.S.T. each Business Day, a daily cash report of Borrower for the immediately preceding Business Day, in a form approved by Agent;

                  (q) OPERATING BUDGET. To Agent, (i) at least thirty days prior to the beginning of each Fiscal Year, the Operating Budget (in form and substance satisfactory to Agent in its discretion) and (ii) within thirty (30) days of the end of each Fiscal Quarter an update of the Operating Budget;

                  (r) TRADE PAYABLES. To Agent, within five (5) Business Days after the end of each Fiscal Month, an updated monthly aging report (aged from invoice date as follows: 1-30 days, 31-60 days, 61-90 days and 91 days or more) as of the end of each such Fiscal Month with respect to the trade payables or other amounts payable by the Credit Parties to each vendor which in the aggregate for any vendor exceeds $5,000, and a summary of the payment terms applicable to each payable for each such vendor, together with copies of all documentation evidencing such trade terms, including copies of any correspondence with such vendors and promissory notes evidencing such payables; and

                  (s) To Agent, annually, evidence that Borrower has paid in full the annual fee necessary to retain CT Corporation as each Credit Party's agent for service of process.

                            ANNEX F (SECTION 4.1(b))
                                       TO
                                CREDIT AGREEMENT

                               COLLATERAL REPORTS

                  Borrower shall deliver or cause to be delivered the following:

                  To Agent, upon its request, and in no event less frequently than five (5) Business Days after the end of each Fiscal Month (together with a copy of all or any part of such delivery requested by any Lender in writing after the Closing Date), each of the following:

                  (a) Revolving Borrowing Base Certificate accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion:

                      (i) a summary of Inventory by location and type with a supporting perpetual Inventory report, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion; and

                      (ii) a monthly trial balance showing Accounts outstanding aged from invoice due date as follows: 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 days or more, accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

                  (b) To Agent, on a weekly basis or at such more frequent intervals as Agent may request from time to time (together with a copy of all or any part of such delivery requested by any Lender in writing after the Closing
Date), collateral reports with respect to Borrower, including all additions and reductions (cash and non-cash) with respect to Accounts of Borrower, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

                  (c) To Agent, at the time of delivery of each of the monthly Financial Statements delivered pursuant to ANNEX E, a reconciliation of the Accounts trial balance and month-end Inventory reports of Borrower to Borrower's general ledger and monthly Financial Statements delivered pursuant to such ANNEX E, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

                  (d) To Agent, at the time of delivery of each of the annual Financial Statements delivered pursuant to ANNEX E, (i) a listing of government contracts of Borrower subject to the Federal Assignment of Claims Act of 1940; and (ii) a list of any applications for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency which any Credit Party thereof has filed in the prior Fiscal Quarter;

                  (e) Borrower, at its own expense, shall deliver to Agent the results of each physical verification, if any, which Borrower or any of its Subsidiaries may in their discretion have made, or caused any other Person to have made on their behalf, of all or any portion of their Inventory (and, if a Default or an Event of Default shall have occurred and be continuing, Borrower shall, upon the request of Agent, conduct, and deliver the results of, such physical verifications as Agent may require);

                  (f) Borrower, at its own expense, shall deliver to Agent such appraisals of Equipment and Real Estate as Agent may request from time to time (provided that so long as no Default or Event of Default has occurred and is continuing, such appraisals shall be required no more frequently than once every two (2) years) and such appraisals shall be prepared by an appraiser satisfactory to Agent, and which shall otherwise be in form and substance satisfactory to Agent (it being understood that any such appraisal in respect of Real Estate shall be an MAI appraisal); and

                  (g) Such other reports, statements and reconciliations with respect to the Collateral of any or all Credit Parties as Agent shall from time to time request in its reasonable discretion.

                             ANNEX G (SECTION 6.10)
                                       TO
                                CREDIT AGREEMENT

                               FINANCIAL COVENANTS

                  Borrower shall not breach or fail to comply with any of the following financial covenants, each of which shall be calculated in accordance with GAAP consistently applied:

                  (a) MAXIMUM CAPITAL EXPENDITURES. Holdings and its Subsidiaries on a consolidated basis shall not make Capital Expenditures during the following periods that exceed in the aggregate the amounts set forth opposite each of such periods:

            PERIOD             MAXIMUM CAPITAL EXPENDITURES PER PERIOD
            Fiscal Year 2002             $1,200,000
            Fiscal Year 2003             $1,200,000
            Fiscal Year 2004             $1,200,000
            Fiscal Year 2005             $1,200,000
            Fiscal Year 2006             $1,200,000

                  (b) MINIMUM FIXED CHARGE COVERAGE RATIO. Holdings and its Subsidiaries on a consolidated basis, shall have at the end of each Fiscal Quarter set forth below, a Fixed Charge Coverage Ratio for the 12-month period then ended (or with respect to the Fiscal Quarters ending on or before and December 31, 2002, respectively, the period commencing on January 1, 2002, and ending on the last day of such Fiscal Quarter) of not less than the following:

                       PERIOD ENDED           RATIO

                          3/31/02           0.32 to 1.00
                          6/30/02           0.61 to 1.00
                          9/30/02           0.75 to 1.00
                         12/31/02           0.89 to 1.00
                          3/31/03           1.00 to 1.00
                          6/30/03           1.00 to 1.00
                          9/30/03           1.05 to 1.00
                         12/31/03           1.10 to 1.00
                          3/31/04           1.10 to 1.00
                          6/30/04           1.10 to 1.00
                          9/30/04           1.05 to 1.00
                         12/31/05           1.05 to 1.00
                          3/31/05           1.00 to 1.00

                       PERIOD ENDED           RATIO

                          6/30/05           1.00 to 1.00
                          9/30/05           1.00 to 1.00
                         12/31/05           1.00 to 1.00
                          3/31/06           1.00 to 1.00
                          6/30/06           1.00 to 1.00

                  (c) MAXIMUM LEVERAGE RATIO. Holdings and its Subsidiaries on a consolidated basis shall have, at the end of each Fiscal Quarter set forth below, a Leverage Ratio as of the last day of such Fiscal Quarter and for the 12-month period then ended of not less than the following:

                       PERIOD ENDED    MAXIMUM LEVERAGE RATIO

                          3/31/03          4.8 to 1.00
                          6/30/03          4.6 to 1.00
                          9/30/03          4.6 to 1.00
                         12/31/03          4.5 to 1.00
                          3/31/04          4.1 to 1.00
                          6/30/04          3.8 to 1.00
                          9/30/04          3.3 to 1.00
                         12/31/04          3.0 to 1.00
                          3/31/05          2.4 to 1.00
                          6/30/05          2.4 to 1.00
                          9/30/05          2.4 to 1.00
                         12/31/05          2.4 to 1.00
                          3/31/06          1.8 to 1.00
                          6/30/06          1.8 to 1.00
                          9/30/06          1.8 to 1.00
                         12/31/06          1.8 to 1.00


                  (d) MINIMUM EBITDA. Holdings and its Subsidiaries on a consolidated basis shall have, at the end of each Fiscal Quarter set forth below, EBITDA for the 12-month period then ended (or with respect to each Fiscal Month ending on or before December 31, 2002, the period commencing on January 1, 2002 and ending on the last day of such Fiscal Month) of not less than the following:

                         PERIOD ENDED        EBITDA

                           1/31/02          $ 80,000
                           2/28/02          $152,000
                           3/31/02          $430,000
                           4/30/02          $687,000
                           5/31/02          $981,000

                         PERIOD ENDED        EBITDA
                           6/30/02          $1,537,000
                           7/31/02          $1,984,000
                           8/31/02          $2,290,000
                           9/30/02          $3,171,000
                          10/31/02          $3,752,000
                          11/30/02          $4,346,000
                          12/31/02          $5,320,000
                           3/31/03          $6,245,000
                           6/30/03          $6,367,000
                           9/30/03          $6,343,000
                          12/31/03          $5,927,000
                           3/31/04          $6,472,000
                           6/30/04          $7,293,000
                           9/30/04          $7,975,000
                          12/31/04          $8,535,000
                           3/31/05          $8,939,000
                           6/30/05          $8,993,000
                           9/30/05          $9,044,000
                          12/31/05          $8,833,000
                           3/31/06          $8,924,000
                           6/30/06          $9,000,000
                           9/30/06          $9,090,000
                          12/31/06          $9,196,000

                  (e) VENDOR TRADE SUPPORT. Borrower shall not permit its aggregate Vendor Trade Support for all vendors as in effect on the Closing Date as set forth on DISCLOSURE SCHEDULE (3.21(b)) to be reduced by more than (i) $250,000 at any time prior to December 31, 2002 or (ii) $350,000 at any time thereafter. For purposes hereof "Vendor Trade Support" as of any date shall mean with respect to any vendor the amount of liquidity per annum provided to Borrower as of such date by such vendor calculated on the basis of the average annual purchases of Borrower from such vendor as of such date and the trade terms provided by such vendor to Borrower (i.e., the number of days from invoice date that payment is due to such vendor) as of such date, calculated on the basis of a 360-day year consisting of twelve 30-day months. By way of example, a vendor with average annual purchases of $1,200,000 which provides to the Borrower 90 day trade terms is providing $300,000 of Vendor Trade Support (90/360 x $1,200,000).

                  (f) EXPENSES AND EXPENDITURES. The expenses and expenditures of Borrower on a weekly basis shall not exceed (i) five percent (5%) on an aggregate basis, and (ii) ten percent (10%) on a line item basis, of the expenses and expenditures set forth in the Cash Flow Budget for such week.

                  (g) MINIMUM EXCESS BORROWING AVAILABILITY. Borrower shall have at all times Excess Borrowing Availability of not less than $1,000,000, or such lesser amount as may be established in writing by Agent from time to time.

                  (h) CASH CONVERSION CYCLE. Borrower and its Subsidiaries on a consolidated basis shall have, at the end of each Fiscal Quarter set forth below, Cash Conversion Cycle Days as of the last day of such Fiscal Quarter and for the 3 month period then ended (or with respect to the Fiscal Months ending on or before December 31, 2002, respectively, the period commencing on January 1, 2002 and ending on the last day of such Fiscal Month) of not more than the following:

                       PERIOD ENDED       CASH CONVERSION CYCLE DAYS

                          4/30/02                     41
                          5/31/02                     41
                          6/30/02                     43
                          7/31/02                     41
                          8/31/02                     43
                          9/31/02                     43
                         10/30/02                     42
                         11/30/02                     44
                         12/31/02                     47
                          3/31/03                     39
                          6/30/03                     40
                          9/30/03                     38
                         12/31/03                     39
                          3/31/04                     36
                          6/30/04                     37
                          9/30/04                     37
                         12/31/04                     38
                          3/30/05                     35
                          6/30/05                     36
                          9/30/05                     36
                         12/31/05                     37
                          3/30/06                     34
                          6/30/06                     35
                          9/30/06                     35
                         12/31/06                     36

                  Unless otherwise specifically provided herein, any accounting term used in the Agreement shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. If any "Accounting Changes" (as defined below) occur and such changes result in a change in the calculation of the financial covenants, standards or terms used in the Agreement or any other Loan Document, then Borrower, Agent and Lenders agree to enter into negotiations in order to amend such provisions of the Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating Borrower's and its Subsidiaries' financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made; provided, however, that the agreement of Requisite Lenders to any required amendments of such provisions shall be sufficient to bind all Lenders. "ACCOUNTING CHANGES" means (a) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions), (b) changes in accounting principles concurred in by Borrower's certified public accountants; (c) purchase accounting adjustments under A.P.B. 16 and/or 17 and EITF 88-16, and the application of the accounting principles set forth in FASB 109, including the establishment of reserves pursuant thereto and any subsequent reversal (in whole or in part) of such reserves; and (d) the reversal of any reserves established as a result of purchase accounting adjustments. All such adjustments resulting from expenditures made subsequent to the Closing Date (including capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made and deducted as part of the calculation of EBITDA in such period. If Agent, Borrower and Requisite Lenders agree upon the required amendments, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained in the Agreement or in any other Loan Document shall, only to the extent of such Accounting Change, refer to GAAP, consistently applied after giving effect to the implementation of such Accounting Change. If Agent, Borrower and Requisite Lenders cannot agree upon the required amendments within thirty (30) days following the date of implementation of any Accounting Change, then all Financial Statements delivered and all calculations of financial covenants and other standards and terms in accordance with the Agreement and the other Loan Documents shall be prepared, delivered and made without regard to the underlying Accounting Change.

                            ANNEX H (SECTION 9.9(a))
                                       TO
                                CREDIT AGREEMENT

                            WIRE TRANSFER INFORMATION

AGENT'S AND GE CAPITAL'S ACCOUNT:

Bank Name: Bankers Trust Company
Location: New York, New York
ABA Routing No.: 021001033
Credit Account No.: 50-232-854
Account Name: Morton

                             ANNEX I (SECTION 11.10)
                                       to
                                CREDIT AGREEMENT

                                NOTICE ADDRESSES

(A)      If to Agent or GE Capital, at

         General Electric Capital Corporation
         335 Madison Avenue, 12th Floor
         New York, New York 10017
         Attention: Morton Customs Account Manager
         Telecopier No.: (212) 983-8767
         Telephone No.:  (212) 370-8000

         with copies to:

         Paul, Hastings, Janofsky & Walker LLP
         1055 Washington Boulevard
         Stamford, Connecticut 06901
         Attention: Mario J. Ippolito, Esq.
         Telecopier No.: (203) 359-3031
         Telephone No.: (203) 961-7400

AND

         Heller Financial, Inc.,
         a GE Capital Company
         500 West Monroe
         Chicago, Illinois 60661-3679
         Attention:  Counsel - Morton Custom Plastics
         Telecopier No.: (312) 441-6876
         Telephone No.: (312) 441-7000

(B)      If to Borrower, to Borrower, at

         Morton Custom Plastics, LLC
         1021 West Birchwood
         Morton, Illinois 61550
         Attention: William D. Morton
         Telecopier No.: (309) 263-1841
         Telephone No.: (309) 263-1748
         with copies to:

         Husch & Eppenberger
         401 Main Street, Suite 1400
         Peoria, Illinois 61602
         Attention: Kenneth R. Eathington, Esq.
         Telecopier No.: (309) 637-4928
         Telephone No.: (309) 637-4900

                 ANNEX J (FROM ANNEX A - COMMITMENTS DEFINITION)
                                       to
                                CREDIT AGREEMENT

                                         LENDER(S)
Revolving Loan Commitment                General Electric Capital Corporation
$10,000,000

Term Loan A Commitment:                  General Electric Capital Corporation
$10,000,000

Term Loan B Commitment:                  General Electric Capital Corporation
$7,000,000

Term Loan C Commitment:                  General Electric Capital Corporation
$5,000,000

                                EXHIBIT 1.1(a)(i)
                                       TO
                                CREDIT AGREEMENT

                       NOTICE OF REVOLVING CREDIT ADVANCE

                  Reference is made to that certain Credit Agreement dated as of March 25, 2002 among Morton Custom Plastics, LLC ("Borrower"), the other Persons named therein as Credit Parties, General Electric Capital Corporation, as Agent for Lenders ("Agent"), and the Lenders from time to time signatory thereto ("Lenders") (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement"). Capitalized terms used herein without definition are so used as defined in the Credit Agreement.

                  [Borrower hereby gives irrevocable notice, pursuant to SECTION 1.1(a)(i) of the Credit Agreement, of its request for a Revolving Credit Advance to be made on [DATE] in the aggregate amount of $[________] as [an Index Rate Loan] [a LIBOR Loan having a LIBOR Period of [_____] month(s).]

                  Borrower hereby (i) represents and warrants that all of the conditions contained in SECTION 2.1 and SECTION 2.2 of the Credit Agreement have been satisfied on and as of the date hereof, and will continue to be satisfied on and as of the date of the Advance(s) requested hereby, before and after giving effect thereto and to the application of the proceeds therefrom; and (ii) reaffirms the granting and continuance of Agent's Liens, on behalf of itself and Lenders, pursuant to the Collateral Documents.

                  IN WITNESS WHEREOF, Borrower has caused this Notice of Revolving Credit Advance to be executed and delivered by its duly authorized officer as of the date first set forth above.

                                         MORTON CUSTOM PLASTICS, LLC

                                             By:   Morton Holdings, LLC, its
                                                   Manager

                                                   By: Morton Industrial Group,
                                                       Inc., its Manager


                                                       By:
                                                          ---------------------
                                                       Name:
                                                       Title

                                 EXHIBIT 1.5(e)

                                       TO

                                CREDIT AGREEMENT

                    FORM OF NOTICE OF CONVERSION/CONTINUATION

                  Reference is made to that certain Amended and Restated Credit Agreement dated as of March 25, 2002 by and among the undersigned ("MCP"), the other Persons named therein as Credit Parties, General Electric Capital Corporation, as Agent for Lenders ("AGENT"), and the Lenders from time to time signatory thereto (including all annexes, exhibits or schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the "CREDIT AGREEMENT"). Capitalized terms used herein without definition are so used as defined in the Credit Agreement.

                  MCP hereby gives irrevocable notice, pursuant to SECTION 1.5(e) of the Credit Agreement, of its request to:

                  (a) on [ date ] convert $[________]of the aggregate outstanding principal amount of the [_______] Loan, bearing interest at the [________] Rate, into a(n) [________] Loan [and, in the case of a LIBOR Loan, having a LIBOR Period of [_____] month(s)];

                  [(b) on [ date ] continue $[________]of the aggregate outstanding principal amount of the [_______] Loan, bearing interest at the LIBOR Rate, as a LIBOR Loan having a LIBOR Period of [_____] month(s)].

                  MCP certifies that the conversion and/or continuation of the Loans requested above is for the separate account(s) of the MCP in the following [respective] amount[s]: [Name: $_____________] and [Name: $_______________].

                  MCP hereby represents and warrants that all of the conditions contained in SECTION 2.2 of the Credit Agreement have been satisfied on and as of the date hereof, and will continue to be satisfied on and as of the date of the conversion/continuation requested hereby, before and after giving effect thereto; and (ii) reaffirms the guaranty and continuance of Agent's Liens, on behalf of itself and Lenders, pursuant to the Collateral Documents.

                                 Exh. 1.5 (e)-1

                  IN WITNESS WHEREOF, MCP has caused this Notice of Conversion/Continuation to be executed and delivered by its duly authorized officer as of the date first set forth above.

                                          MORTON CUSTOM PLASTICS, LLC

                                          By: Morton Holdings, LLC, its Manager

                                          By: Morton Industrial Group, Inc., its
                                          Manager


                                          By:
                                             ---------------------------------
                                          Name:
                                               -------------------------------
                                          Title:
                                                ------------------------------


                                                    :

                                 Exh. 1.5 (e)-2

                               EXHIBIT 4.1 (b)(i)
                                       TO
                                CREDIT AGREEMENT

                       FORM OF BORROWING BASE CERTIFICATE

                      REVOLVING BORROWING BASE CERTIFICATE

                  PURSUANT TO THE AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF MARCH 25, 2002, AMONG THE UNDERSIGNED, THE PERSONS DESIGNATED THEREIN AS CREDIT PARTIES, THE OTHER PERSONS DESIGNATED THEREIN AS LENDERS AND GENERAL ELECTRIC CAPITAL CORPORATION , AS AGENT (THE "CREDIT AGREEMENT"), THE UNDERSIGNED CERTIFIES THAT AS OF THE CLOSE OF BUSINESS ON THE DATE SET FORTH BELOW, THE BORROWING BASE IS COMPUTED AS SET FORTH BELOW.

                  THE UNDERSIGNED REPRESENTS AND WARRANTS THAT THIS REVOLVING BORROWING BASE CERTIFICATE, DATED AS OF [_______, 200__], IS A TRUE AND CORRECT STATEMENT OF, AND THAT THE INFORMATION CONTAINED HEREIN IS TRUE AND CORRECT IN ALL MATERIAL RESPECTS REGARDING, THE STATUS OF ELIGIBLE ACCOUNTS, AND ELIGIBLE INVENTORY AND THAT THE AMOUNTS REFLECTED HEREIN ARE IN COMPLIANCE WITH THE PROVISIONS OF THE CREDIT AGREEMENT AND THE APPENDICES THERETO. THE UNDERSIGNED FURTHER REPRESENTS AND WARRANTS THAT THERE IS NO DEFAULT OR EVENT OF DEFAULT AND ALL REPRESENTATIONS AND WARRANTIES CONTAINED IN THE CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS ARE TRUE AND CORRECT. THE UNDERSIGNED UNDERSTANDS THAT GENERAL ELECTRIC CAPITAL CORPORATION, AS AGENT FOR THE LENDERS, WILL EXTEND LOANS IN RELIANCE UPON THE INFORMATION CONTAINED HEREIN. IN THE EVENT OF A CONFLICT BETWEEN THE FOLLOWING SUMMARY OF ELIGIBILITY CRITERIA AND Sections 1.6 AND 1.7 OF THE CREDIT AGREEMENT, THE CREDIT AGREEMENT SHALL GOVERN. CAPITALIZED TERMS USED HEREIN AND NOT OTHERWISE DEFINED HEREIN SHALL HAVE THE MEANINGS SPECIFIED IN THE CREDIT AGREEMENT.

                            See attached calculation.

                                       MORTON CUSTOM PLASTICS, LLC

                                       By: Morton Holdings, LLC,
                                           its Manager

                                           By:    Morton Industrial Group, Inc.,
                                           its Manager


                                           By:
                                               ---------------------------------
                                           Name:
                                           Title:

                                Exh. 4.1 (b)(i)-1

                                 EXHIBIT 9.1(a)
                              ASSIGNMENT AGREEMENT

                  This Assignment Agreement (this "Agreement") is made as of ___________ __, 200__ by and between __________________________________
("Assignor Lender") and ________________________ ("Assignee Lender") and acknowledged and consented to by GENERAL ELECTRIC CAPITAL CORPORATION, as agent ("Agent")[, and MORTON CUSTOM PLASTICS, LLC, a Delaware limited liability company ("Borrower").(1) All capitalized terms used in this Agreement and not otherwise defined herein will have the respective meanings set forth in the Credit Agreement (as hereinafter defined.)

                                    RECITALS:

                  WHEREAS, Morton Custom Plastics, LLC ("Borrower"), Morton Holdings LLC ("Holdings"), the other Persons signatory thereto as Credit Parties, Agent, Assignor Lender and other Persons signatory thereto as Lenders have entered into that certain Amended and Restated Credit Agreement dated as of March 25, 2002 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") pursuant to which Assignor Lender has agreed to make certain Loans to, and incur certain Letter of Credit Obligations for, Borrower;

                  WHEREAS, Assignor Lender desires to assign to Assignee Lender, and Assignee Lender desires to purchase and assume, [all/a portion] of its interest in the Loans (as described below), the Letter of Credit Obligations and the Collateral and to delegate to Assignee Lender [all/a portion] of its Commitments and other duties with respect to such Loans, Letter of Credit Obligations and Collateral;

                  WHEREAS, Assignee Lender desires to become a Lender under the Credit Agreement and to accept such assignment and delegation from Assignor Lender; and

                  WHEREAS, Assignee Lender desires to appoint Agent to serve as agent for Assignee Lender under the Credit Agreement.

                  NOW, THEREFORE, in consideration of the premises and the agreements, provisions, and covenants herein contained, Assignor Lender and Assignee Lender agree as follows:

1.   ASSIGNMENT AND ACCEPTANCE

     1.1. ASSIGNMENT. Assignor Lender hereby irrevocably transfers and assigns to Assignee Lender, without recourse and without representations or warranties of any kind (except as set forth in SECTION 3.2), an interest (the "ASSIGNED INTEREST") as set forth on Schedule 1.1 in and to Assignor Lender's rights and Obligations with respect to [THE REVOLVING LOANS INCLUDING THE REVOLVING LETTER OF CREDIT OBLIGATIONS], [TERM LOAN A] [TERM LOAN B] [TERM LOAN C], Loan Documents and Collateral or any portion thereof or interest therein, including any Lender's rights, title, interests, remedies, powers or duties thereunder, whether evidenced by a writing or not. After giving effect to such assignment Assignee Lender shall have, as of the Effective Date (as hereinafter defined) the Commitments and Pro Rata Shares arising from such assignment as are set forth on Schedule 1.1.

----------
(1) Insert so long as no Default or Event of Default has occurred and is continuing on the Effective Date.

                                  Exh. 9.1(a)-1

     1.2. ACCEPTANCE BY ASSIGNEE LENDER. By its execution of this Agreement, Assignee Lender irrevocably purchases, assumes and accepts such assignment and transfer of the Assigned Interest and agrees to be a Lender with respect to the Assigned Interest under the Loan Documents and to be bound by the terms and conditions thereof. By its execution of this Agreement, Assignor Lender agrees, to the extent provided herein, to relinquish its rights and be released from its obligations and duties under the Credit Agreement.

     1.3. EFFECTIVE DATE. Such assignment and transfer by Assignor Lender and acceptance by Assignee Lender will be effective and Assignee Lender (if not already a Lender) will become a Lender under the Loan Documents as of the date of this Agreement ("EFFECTIVE DATE") and upon payment of the Assigned Amount and the Assignment Fee (as each term is defined below). Interest and Fees accrued prior to the Effective Date are for the account of Assignor Lender. From and after the Effective Date, the Agent shall make to the Assignee all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) which accrue subsequent to the Effective Date.

2.   INITIAL PAYMENT AND DELIVERY OF NOTES

     2.1. PAYMENT OF THE ASSIGNED AMOUNT. Assignee Lender will pay to Assignor Lender, in immediately available funds, not later than 12:00 noon (New York time) on the Effective Date, an amount equal to its Pro Rata Share as set forth on Schedule 1.1 of the then outstanding principal amount of the Loans (the "ASSIGNED AMOUNT").

     2.2. PAYMENT OF ASSIGNMENT FEE. [ASSIGNOR LENDER AND/OR ASSIGNEE LENDER] will pay to Agent, for its own account in immediately available funds, not later than 12:00 noon (New York time) on the Effective Date, the assignment fee in the amount of $3,500 (the "ASSIGNMENT FEE") as required pursuant to Section 9.1(a) of the Credit Agreement.

     2.3. EXECUTION AND DELIVERY OF NOTES. Following payment of the Assigned Amount and the Assignment Fee, [EACH OF] Assignor Lender [AND ASSIGNEE LENDER] will deliver to Agent the Notes previously delivered to it for redelivery to Borrower and Agent will request that Borrower deliver to [ASSIGNOR LENDER AND] Assignee Lender, newly executed Notes evidencing Assignee Lender's [AND ASSIGNOR LENDER'S RESPECTIVE] Pro Rata Share[s] in the Loans after giving effect to the assignment described in SECTION 1. Each new Note will be issued in the aggregate maximum principal amount of the applicable Commitment of such Lender.

3.   REPRESENTATIONS, WARRANTIES AND COVENANTS

     3.1. ASSIGNEE LENDER'S REPRESENTATIONS, WARRANTIES AND COVENANTS. Assignee Lender hereby represents, warrants, and covenants the following to Assignor Lender and Agent:

          (a) This Agreement is a legal, valid, and binding agreement of Assignee Lender, enforceable according to its terms;

          (b) The execution and performance by Assignee Lender of its duties and obligations under this Agreement and the Loan Documents will not require any registration with, notice to, or consent or approval by any Governmental Authority;

          (c) Assignee Lender is familiar with transactions of the kind and scope reflected in the Loan Documents and in this Agreement;

          (d) Assignee Lender has made its own independent investigation and appraisal of the financial condition and affairs of each Credit Party, has conducted its own evaluation of the Loans and Letter of Credit Obligations, the Loan Documents and each Credit Party's creditworthiness, has made its decision to become a Lender to Borrower under the Credit Agreement independently and without reliance upon Assignor Lender or Agent, and will continue to do so;

          (e) Assignee Lender is entering into this Agreement in the ordinary course of its business, and is acquiring its interest in the Loans and Letter of Credit Obligations for its own account and not with a view to or for sale in connection with any subsequent distribution; provided, however, that at all times the distribution of Assignee Lender's property shall, subject to the terms of the Credit Agreement, be and remain within its control;

          (f) No future assignment or participation granted by Assignee Lender pursuant to Section 9.1 of the Credit Agreement will require Assignor Lender, Agent, or Borrower to file any registration statement with the Securities and Exchange Commission or to apply to qualify under the blue sky laws of any state;

          (g) Assignee Lender has no loans to, written or oral agreements with, or equity or other ownership interest in any Credit Party;

          (h) Assignee Lender will not enter into any written or oral agreement with, or acquire any equity or other ownership interest in, any Credit Party without the prior written consent of Agent; and

          (i) As of the Effective Date, Assignee Lender is entitled to receive payments of principal and interest in respect of the Obligations without deduction for or on account of any taxes imposed by the United States of America or any political subdivision thereof.

     3.2. ASSIGNOR LENDER'S REPRESENTATIONS, WARRANTIES AND COVENANTS. Assignor Lender hereby represents, warrants and covenants the following to Assignee
Lender:

          (a) Assignor Lender is the legal and beneficial owner of the Assigned Amount;

          (b) This Agreement is a legal, valid and binding agreement of Assignor Lender, enforceable according to its terms;

          (c) The execution and performance by Assignor Lender of its duties and obligations under this Agreement and the Loan Documents will not require any registration with, notice to or consent or approval by any Governmental Authority;

          (d) Assignor Lender has full power and authority, and has taken all action necessary to execute and deliver this Agreement and to fulfill the obligations hereunder and to consummate the transactions contemplated hereby;

          (e) Assignor Lender is the legal and beneficial owner of the interests being assigned hereby, free and clear of any adverse claim, lien, encumbrance, security interest, restriction on transfer, purchase option, call or similar right of a third party; and

          (f) This Assignment by Assignor Lender to Assignee Lender complies, in all material respects, with the terms of the Loan Documents.

4.   LIMITATIONS OF LIABILITY

          Neither Assignor Lender (except as provided in Section 3.2) nor Agent makes any representations or warranties of any kind, nor assumes any responsibility or liability whatsoever, with regard to (a) the Loan Documents or any other document or instrument furnished pursuant thereto or the Loans, Letter of Credit Obligations or other Obligations, (b) the creation, validity, genuineness, enforceability, sufficiency, value or collectibility of any of them, (c) the amount, value or existence of the Collateral, (d) the perfection or priority of any Lien upon the Collateral, or (e) the financial condition of any Credit Party or other obligor or the performance or observance by any Credit Party of its obligations under any of the Loan Documents. Neither Assignor Lender nor Agent has or will have any duty, either initially or on a continuing basis, to make any investigation, evaluation, appraisal of, or any responsibility or liability with respect to the accuracy or completeness of, any information provided to Assignee Lender which has been provided to Assignor Lender or Agent by any Credit Party. Nothing in this Agreement or in the Loan Documents shall impose upon the Assignor Lender or Agent any fiduciary relationship in respect of the Assignee Lender.

5.   FAILURE TO ENFORCE

          No failure or delay on the part of Agent or Assignor Lender in the exercise of any power, right, or privilege hereunder or under any Loan Document will impair such power, right, or privilege or be construed to be a waiver of any default or acquiescence therein. No single or partial exercise of any such power, right, or privilege will preclude further exercise thereof or of any other right, power, or privilege. All rights and remedies existing under this Agreement are cumulative with, and not exclusive of, any rights or remedies otherwise available.

6.   NOTICES

          Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given will be in writing and addressed to the respective party as set forth below its signature hereunder, or to such other address as the party may designate in writing to the other.

7.   AMENDMENTS AND WAIVERS

          No amendment, modification, termination, or waiver of any provision of this Agreement will be effective without the written concurrence of Assignor Lender, Agent and Assignee Lender.

8.   SEVERABILITY

          Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law. In the event any provision of this Agreement is or is held to be invalid, illegal, or unenforceable under applicable law, such provision will be ineffective only to the extent of such invalidity, illegality, or unenforceability, without invalidating the remainder of such provision or the remaining provisions of the Agreement. In addition, in the event any provision of or obligation under this Agreement is or is held to be invalid, illegal, or unenforceable in any jurisdiction, the validity, legality, and enforceability of the remaining provisions or obligations in any other jurisdictions will not in any way be affected or impaired thereby.

9.   SECTION TITLES

          Section and Subsection titles in this Agreement are included for convenience of reference only, do not constitute a part of this Agreement for any other purpose, and have no substantive effect.

10.  SUCCESSORS AND ASSIGNS

          This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

11.  APPLICABLE LAW

          THIS AGREEMENT WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.

12.  COUNTERPARTS

          This Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, will be deemed an original and all of which shall together constitute one and the same instrument.

                            [signature page follows]

          IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.


ASSIGNEE LENDER:                     ASSIGNOR LENDER:


----------------------------------   --------------------------------------


By:                                  By:
   -------------------------------      -----------------------------------
Title:                               Title:
      ----------------------------         --------------------------------

Notice Address:                      Notice Address:


----------------------------------   --------------------------------------

----------------------------------   --------------------------------------

----------------------------------   --------------------------------------

ACKNOWLEDGED AND CONSENTED TO:

GENERAL ELECTRIC CAPITAL
CORPORATION, as Agent


By:
   -------------------------------
Its Duly Authorized Signatory

[MORTON CUSTOM PLASTICS, LLC

By:   Morton Holdings, LLC
      its Manager

      By:   Morton Industrial Group, Inc.,
            its Manager


            By:--------------------------------
            Name:
            Title:](2)

----------
(2) Insert so long as no Default of Event of Default has occurred and is continuing on the Effective Date.

                                  SCHEDULE 1.1
                         ASSIGNED COMMITMENTS AND LOANS

                                                                                            ASSIGNOR LENDER'S
                                                           ASSIGNED INTEREST             LOANS AFTER ASSIGNMENT
                             -----------------------------------------------------------------------------------
                                AGGREGATE FOR                            PRO RATA                       PRO RATA
                                 ALL LENDERS            COMMITMENT         SHARE        COMMITMENT        SHARE
                             -----------------------------------------------------------------------------------
Revolving Loan Commitment       $ 10,000,000             $                     %         $                  %
Term Loan Commitment A          $ 10,000,000
Term Loan B Commitment          $  7,000,000
Term Loan C Commitment          $  5,000,000
                               --------------           --------------                  --------------
Aggregate Commitments           $ 32,000,000             $                               $

                                   Sch. 1.1-1

================================================================================

                      AMENDED AND RESTATED CREDIT AGREEMENT

                           Dated as of March 25, 2002

                                      among

                          MORTON CUSTOM PLASTICS, LLC,

                                   as Borrower


                              MORTON HOLDINGS, LLC
                 AND THE OTHER CREDIT PARTIES SIGNATORY HERETO,

                               as Credit Parties,

                          THE LENDERS SIGNATORY HERETO

                               FROM TIME TO TIME,

                                   as Lenders,

                                       and

                      GENERAL ELECTRIC CAPITAL CORPORATION,

                               as Agent and Lender

================================================================================

INDEX OF APPENDICES

Exhibit 1.1(a)(i)              -         Form of Notice of Revolving Credit Advance
Exhibit 1.1(a)(ii)             -         Form of Revolving Note
Exhibit 1.1(b)                 -         Form of Term Loan A Note
Exhibit 1.1(c)                 -         Form of Term Loan B Note
Exhibit 1.1(d)                 -         Form of Term Loan C Note
Exhibit 1.2                    -         Form of Cash Flow Budget
Exhibit 1.3                    -         Form of Operating Budget
Exhibit 1.5(e)                 -         Form of Notice of Conversion/Continuation
Exhibit 2.1(c)(i)              -         Borrower Warrant
Exhibit 2.1(c)(ii)             -         Borrower Warrant Agreement
Exhibit 4.1(b)(i)              -         Form of Revolving Borrowing Base Certificate
Exhibit 9.1(a)                 -         Form of Assignment Agreement
Schedule 1.1                   -         Responsible Individual
Schedule 1.4                   -         Sources and Uses; Funds Flow Memorandum
Schedule 3.2                   -         Executive Offices; FEIN
Schedule 3.4(A)                -         Financial Statements
Schedule 3.4(B)                -         Projections
Schedule 3.5                   -         Material Events
Schedule 3.6                   -         Real Estate and Leases
Schedule 3.7                   -         Labor Matters
Schedule 3.8                   -         Ventures, Subsidiaries and Affiliates; Outstanding Stock
Schedule 3.11                  -         Tax Matters
Schedule 3.12                  -         ERISA Plans
Schedule 3.13                  -         Litigation
Schedule 3.15                  -         Intellectual Property
Schedule 3.17                  -         Hazardous Materials
Schedule 3.18                  -         Insurance
Schedule 3.19                  -         Deposit and Disbursement Accounts
Schedule 3.20                  -         Government Contracts
Schedule 3.21(b)               -         Vendor Payment Terms
Schedule 3.22                  -         Material Agreements
Schedule 3.26                  -         Security Agreement Schedules
Schedule 5.1                   -         Corporate and Trade Names
Schedule 5.8                   -         Environmental Issues Summary
Schedule 6.3                   -         Indebtedness
Schedule 6.3-A                 -         Existing Vendor Notes
Schedule 6.4(a)                -         Transactions with Affiliates
Schedule 6.7                   -         Existing Liens

Annex A (Recitals)             -         Definitions
Annex B (SECTION 1.2)          -         Letters of Credit
Annex C (SECTION 1.8)          -         Cash Management Systems
Annex D (SECTION 2.1(a))       -         Schedule of Additional Closing Documents
Annex E (SECTION 4.1(a))       -         Financial Statements and Projections -- Reporting
Annex F (SECTION 4.1(b))       -         Collateral Reports
Annex G (SECTION 6.10)         -         Financial Covenants
Annex H (SECTION 9.9(a))       -         Lenders' Wire Transfer Information
Annex I (SECTION 11.10)        -         Notice Addresses
Annex J (from Annex A -        -         Commitments as of Closing Date
Commitments definition)

                                TABLE OF CONTENTS

                                                                                                PAGE
1.  AMOUNT AND TERMS OF CREDIT.....................................................................2

    1.1.     Credit Facilities.....................................................................2

    1.2.     Letters of Credit.....................................................................6

    1.3.     Prepayments...........................................................................6

    1.4.     Use of Proceeds.......................................................................8

    1.5.     Interest and Applicable Margins.......................................................9

    1.6.     Eligible Accounts....................................................................11

    1.7.     Eligible Inventory...................................................................13

    1.8.     Cash Management Systems..............................................................15

    1.9.     Fees.................................................................................15

    1.10.    Receipt of Payments..................................................................16

    1.11.    Application and Allocation of Payments...............................................16

    1.12.    Loan Account and Accounting..........................................................17

    1.13.    Indemnity............................................................................17

    1.14.    Access...............................................................................19

    1.15.    Taxes................................................................................19

    1.16.    Capital Adequacy; Increased Costs; Illegality; Replacement of
             Lender in Respect to Increased Costs.................................................20

    1.17.    Single Loan..........................................................................22

    1.18.    Commitment Fee.......................................................................22

2.  CONDITIONS PRECEDENT..........................................................................22

    2.1.     Conditions to the Effective of this Agreement........................................22

    2.2.     Further Conditions to Each Loan......................................................23

3.  REPRESENTATIONS AND WARRANTIES................................................................24

    3.1.     Corporate or Limited Liability Company Existence; Compliance with Law................24

    3.2.     Executive Offices; FEIN..............................................................25

    3.3.     Corporate or Limited Liability Company Power, Authorization,
             Enforceable Obligations..............................................................25

    3.4.     Financial Statements and Projections.................................................25

    3.5.     Material Adverse Effect..............................................................26

                                TABLE OF CONTENTS
                                  (Continued)

                                                                                                PAGE
    3.6.     Ownership of Property; Liens.........................................................26

    3.7.     Labor Matters........................................................................27

    3.8.     Ventures, Subsidiaries and Affiliates; Outstanding Stock and
             Indebtedness.........................................................................27

    3.9.     Government Regulation................................................................28

    3.10.    Margin Regulations...................................................................28

    3.11.    Taxes................................................................................29

    3.12.    ERISA................................................................................29

    3.13.    No Litigation........................................................................30

    3.14.    Brokers..............................................................................30

    3.15.    Intellectual Property................................................................30

    3.16.    Full Disclosure......................................................................31

    3.17.    Environmental Matters................................................................31

    3.18.    Insurance............................................................................32

    3.19.    Deposit and Disbursement Accounts....................................................32

    3.20.    Government Contracts.................................................................32

    3.21.    Customer and Trade Relations; Trade Payables.........................................32

    3.22.    Agreements and Other Documents.......................................................33

    3.23.    Solvency.............................................................................33

    3.24.    Worthington Litigation; Worthington Acquisition Agreement............................33

    3.25.    Status of Holdings; IRB Subsidiary...................................................33

    3.26.    Security Agreements; Intellectual Property Security Agreements
             and Pledge Agreements................................................................34

4.  FINANCIAL STATEMENTS AND INFORMATION..........................................................34

    4.1.     Reports and Notices..................................................................34

    4.2.     Communication with Accountants.......................................................34

5.  AFFIRMATIVE COVENANTS.........................................................................34

    5.1.     Maintenance of Existence and Conduct of Business.....................................34

    5.2.     Payment of Obligations...............................................................35

    5.3.     Books and Records....................................................................35

    5.4.     Insurance; Damage to or Destruction of Collateral....................................35

                                TABLE OF CONTENTS
                                  (Continued)

                                                                                                PAGE
    5.5.     Compliance with Laws.................................................................37

    5.6.     Supplemental Disclosure..............................................................37

    5.7.     Intellectual Property................................................................38

    5.8.     Environmental Matters................................................................38

    5.9.     Landlords' Agreements, Mortgagee Agreements and Bailee Letters.......................39

    5.10.    Chief Financial Officer..............................................................39

    5.11.    Operating Committee..................................................................39

    5.12.    Vendor Payment Terms.................................................................40

    5.13.    Vehicle Titles.......................................................................40

    5.14.    Haskell Knight Employment Agreement..................................................40

    5.15.    Cash Management Systems..............................................................40

    5.16.    Further Assurances...................................................................40

6.  NEGATIVE COVENANTS............................................................................41

    6.1.     Mergers, Subsidiaries, Etc...........................................................41

    6.2.     Investments; Loans and Advances......................................................41

    6.3.     Indebtedness.........................................................................41

    6.4.     Employee Loans and Affiliate Transactions............................................42

    6.5.     Capital Structure and Business.......................................................42

    6.6.     Guaranteed Indebtedness..............................................................43

    6.7.     Liens................................................................................43

    6.8.     Sale of Stock and Assets.............................................................43

    6.9.     ERISA................................................................................44

    6.10.    Financial Covenants..................................................................44

    6.11.    Hazardous Materials..................................................................44

    6.12.    Sale-Leasebacks......................................................................44

    6.13.    Cancellation of Indebtedness.........................................................44

    6.14.    Restricted Payments..................................................................44

    6.15.    Change of Corporate or Limited Liability Company Name or
             Location; Change of Fiscal Year......................................................45

    6.16.    No Impairment of Intercompany Transfers..............................................45

                                TABLE OF CONTENTS
                                  (Continued)

                                                                                                PAGE
    6.17.    No Speculative Transactions..........................................................46

    6.18.    Leases...............................................................................46

    6.19.    Credit Parties Other than Borrower...................................................46

    6.20.    Modifications of Certain Documents...................................................46

    6.21.    Worthington Litigation; Worthington Acquisition Agreement............................46

7.  TERM..........................................................................................46

    7.1.     Termination..........................................................................46

    7.2.     Survival of Obligations Upon Termination of Financing
             Arrangements.........................................................................47

8.  EVENTS OF DEFAULT: RIGHTS AND REMEDIES........................................................47

    8.1.     Events of Default....................................................................47

    8.2.     Remedies.............................................................................50

    8.3.     Waivers by Credit Parties............................................................50

9.  ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT...........................................51

    9.1.     Assignment and Participations........................................................51

    9.2.     Appointment of Agent.................................................................53

    9.3.     Agent's Reliance, Etc................................................................54

    9.4.     GE Capital and Affiliates............................................................54

    9.5.     Lender Credit Decision...............................................................55

    9.6.     Indemnification......................................................................55

    9.7.     Successor Agent......................................................................55

    9.8.     Setoff and Sharing of Payments.......................................................56

    9.9.     Advances; Payments; Non-Funding Lenders; Information; Actions
             in Concert...........................................................................57

10. SUCCESSORS AND ASSIGNS........................................................................59

    10.1.    Successors and Assigns...............................................................59

11. MISCELLANEOUS.................................................................................59

    11.1.    Complete Agreement; Modification of Agreement........................................59

    11.2.    Amendments and Waivers...............................................................59

    11.3.    Fees and Expenses....................................................................61

    11.4.    No Waiver............................................................................63

                                TABLE OF CONTENTS
                                  (Continued)

                                                                                                PAGE
    11.5.    Remedies.............................................................................63

    11.6.    Severability.........................................................................63

    11.7.    Conflict of Terms....................................................................63

    11.8.    Confidentiality......................................................................63

    11.9.    GOVERNING LAW........................................................................64

    11.10.   Notices..............................................................................65

    11.11.   Section Titles.......................................................................65

    11.12.   Counterparts.........................................................................65

    11.13.   WAIVER OF JURY TRIAL.................................................................65

    11.14.   Press Releases.......................................................................66

    11.15.   Reinstatement........................................................................66

    11.16.   Advice of Counsel....................................................................66

    11.17.   No Strict Construction...............................................................67

    11.18.   Affirmation of Existing Loan Documents...............................................67